As filed with the Securities and Exchange Commission on February 27, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A 2
REGISTRATION STATEMENT

Amendment No. 2
UNDER
THE SECURITIES ACT OF 1933

SPYR®, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	75-2636283 (I.R.S. Employer Identification Number)

__________________________________________________________

4643 South Ulster Street, Ste. 1510

Regency Plaza

Denver CO. 80237
Telephone: (303) 991-8000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

__________________________________________________________

Registered Agents, Inc.

401 Ryland Street, Ste. 200-A

Reno, NV 89502
Telephone: (775) 401-6800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tad Mailander, Esq.

945 4th Avenue, Ste. 311

San Diego, CA 92101

Telephone: (619) 239-9034

Approximate date of commencement of proposed sale to the public
From time to time after the effective date of this registration statement.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

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Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock underlying warrants, par value $0.0001 per share	1,700,000(2)	$ 0.15	$ 255 ,000	30.91
Shares of Common Stock underlying convertible notes, par value $0.0001 per share	1,188,000(3)	$ 0.15	$ 178,200	21.60
Shares of Common Stock underlying warrants granted in stock purchase agreement, par value $0.0001 per share.	700,000(4)	$ 0.15	$ 105 ,000	12.73
Shares of Common Stock underlying warrants granted in consulting agreement, par value $0.0001 per share.	1,200,000(5)	$ 0.15	$ 180 ,000	21.82
Shares of Common Stock issued in litigation settlement agreement, par value $0.0001 per share.	3,500,000(6)	$ 0.15	$ 525 ,000	63.63
Shares of Common Stock underlying warrants granted in litigation settlement agreement, par value $0.0001 per share.	3,500,000(7)	$ 0.15	$ 525 ,000	63.63
Total	11,788,000		1,768,200	214.32

(1)	An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)	Consists of 500,000 shares of common stock issuable to First Fire Global Opportunity Funds under the warrant agreement dated April 20, 2018; 200,000 shares of common stock issuable to Collier Investments, LLC under the warrant agreement dated May 22, 2018; 1,000,000 shares of common stock issuable to William D. Moreland under the warrant agreement dated May 30, 2018.

(3)	Consists of shares of common stock issuable to Collier Investments, LLC under a convertible note dated May 22, 2018.

(4)	Consists of 700,000 warrant shares of common stock issuable to Richard Goldfarb, under a warrant agreement granted in an underlying stock purchase agreement dated March 19, 2018.

(5)	Consists of 1,200,000 warrant shares of common stock issuable to Calan Investments, LLC dba Kreloff Capital Partners under a consulting agreement dated January 12, 2018.

(6)	Consists of 3,500,000 shares of common stock issuable to Zakeni Limited under a litigation settlement agreement dated July 12, 2018.

(7)	Consists of 3,500,000 warrant shares of common stock issuable to Zakeni Limited under a litigation settlement agreement dated July 12, 2018.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February __ , 2019

Preliminary Prospectus

SPYR®, INC.

Shares of Common Stock

This prospectus relates to the offer and sale of shares of our common stock, par value $0.0001, of SPYR®, Inc., a Nevada corporation. The selling stockholders identified in this prospectus may sell up to 11,788,000 shares of our common stock issued pursuant to warrant agreements, convertible notes, warrants underlying stock purchase agreements and consulting agreements. All shares registered in accordance with this registration statement are being registered solely pursuant to the agreements noted above.

There is no agreed fixed price at which the selling shareholders are to sell the shares once registered. Solely for purposes of Item 501(b)(3) of Regulation SK, the Company’s bona fide estimate of the range of the maximum offering price to be $0.10 to $0.15 per share based on the prices of the Company’s 2018 sales of unregistered securities in private placement transactions.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See Part II.

Our Common Stock is quoted by the OTC Markets under the symbol “SPYR”. On February 26, 2019 , the closing price of our Common Stock was $0. 077 per share.

Investing in our Common Stock involves risks. See the heading “Risk Factors” commencing on page 8 of this Prospectus for a discussion of these risks, as well as in any Prospectus supplement related to these specific offerings.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 27, 2019

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ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided in this Prospectus and any applicable Prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus and any applicable Prospectus supplement. You must not rely on any unauthorized information or representation. This Prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Prospectus and any applicable Prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this Prospectus, any applicable Prospectus supplement, or any sale of a security.

When we refer to SPYR®, Inc. we use the terms “SPYR®,” “the Company,” “us,” “we” and “our.”

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our common stock. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The Offering

The selling stockholders identified in this prospectus may offer and sell an aggregate of up to 11,788,000 shares of our common stock under warrant agreements, warrants underlying stock purchase agreements, convertible promissory notes, warrants underlying consulting agreements, shares issued in litigation settlement agreement, and warrants underlying litigation settlement agreement. All shares registered in accordance with this registration statement are being registered solely pursuant to the noted agreements which are filed as exhibits to this registration statement. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

There is no agreed fixed price at which the selling shareholders are to sell the shares once registered. Solely for purposes of Item 501(b)(3) of Regulation SK, the Company’s bona fide estimate of the range of the maximum offering price to be $0.10 to $0.15 per share based on the prices of the Company’s 2018 sales of unregistered securities in private placement transactions.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

Our Company

SPYR®, Inc. acts as a holding company to develop a portfolio of profitable subsidiaries, not limited by any particular industry or business. On March 24, 2015, the Company organized its wholly owned subsidiary SPYR APPS®, LLC, a Nevada Limited Liability Company, to engage in the development and publication of electronic games that are downloaded for free by users of mobile devices such as cellular telephones and tablets, including those using Apple’s iOS and Google’s Android mobile operating systems.

Our Business and Strategy

Our current strategy is to publish and market games developed by third-party developers with the potential to develop our own games, either by contracting with third-party developers or by building or acquiring an in-house development team and to acquire revenue-producing games or companies. As of the date of this prospectus, we have not built or acquired an in-house development team, but are currently in the process of negotiating multiple acquisitions in the mobile games space that would include a development team. We intend to generate revenues from the games based upon users paying for additional features and levels of game play, and from the sale of advertising in our games. Our games use the “free to play” model, which allows users to download the games onto their devices and play them at no cost. “Free to play” is a business model that has existed in videogames (and other industries) for quite some time but one that has, in the last 2-3 years, been adopted by a large number of game developers and publishers both big and small. The “free to play” model allows us to offer games that have zero cost barriers preventing players from trying our games. Players that choose to not continue with the game nonetheless still become marketing channels to their friends, who may become a critical mass of players who do choose to pay for optional aspects of the games, including customization, faster game progress, additional content and more effective competition against other players. There are no limitations on potential purchases, thus catering to the financial capabilities/preferences of all players. We monetize the games by offering features and opportunities within the games that allow players to spend money to unlock new game levels, items and features.

Our Games

Contracting with a third-party developer, we released three games: “Plucky,” “Plucky Rush” and Rune Guardian in April, May and December 2015, respectively. They are available for free download on mobile devices in the Apple App Store and Google Play Store.

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We entered into our first publication and marketing agreement on October 21, 2015 with Superplus Games Oy for the publication of “Retro Shot.” “Retro Shot” was fully launched in February of 2016 and is available for free download on mobile devices in the Apple App Store and Google Play Store.

We entered into our second publishing and marketing agreement on December 17, 2015 with Spectacle Games Publishing (“Spectacle Games”), for its “Massively Multiplayer Online Role Playing Game,” “Pocket Starships,” which is available in the Apple App Store, the Google Play Store and the Amazon App Store for free download, and can also be played in a web browser, via hundreds of web portals around the world or on Facebook’s “Game Room” and VK.com.

Pocket Starships is a space warfare themed game that is available to be played regardless of what operating system the player uses, whether that is an Apple iOS device such as an iPhone or iPad, a Google Android device, including phones and tablets from a variety of hardware manufacturers using the Android operating system, or an Amazon Fire OS device such as a Kindle. Pocket Starships is also available to play on the Internet in any web browser at www.pocketstarships.com. Pocket Starships’ software engine allows players worldwide to play against each other in real time and in the same game “universe,” regardless of what platform is used. Thus, players can play Pocket Starships in the same game universe regardless of whether they are playing in a web browser at their desk or using an iPhone on the other side of the planet. Pocket Starships’ game play is hardware and software agnostic, so regardless of device all users have the same game experience.

In June 2016, we obtained an exclusive option to purchase all assets pertaining to Pocket Starships (the “Option”) in consideration for 3,750,000 cash-based options, exercisable as follows: (a) 500,000 shares at $1.00 per share, expiring on December 31, 2017; (b) 750,000 shares at $2.50 per share, expiring on December 31, 2018; and (c) 2,500,000 shares at $5.00 per share, expiring on December 31, 2019. Under the Option, had the Company decided to exercise the Option, it would have purchased the assets for a cash payment of $5,000,000 plus $10,000,000 worth of shares of the Company’s common stock, valued at the time of closing of the purchase. The exclusive Option was exercisable by us at any time, in our sole discretion, through December 31, 2020.

On October 23, 2017, we restructured and exercised the Option by entering into a definitive agreement pursuant to which SPYR® acquired all of the game related assets of Pocket Starships in a cashless transaction, including the publishing agreement with Spectacle. The original terms of the Option were terminated. As a result, SPYR® acquired rights to retain 100% of the revenue generated from the game and will be the sole owner of all of the assets related to the game. The acquisition included, among other assets, all Pocket Starships related intellectual property, the userbase, artwork, software, internet domains, game store accounts (such as App Store, Play Store, Amazon, and Facebook Gameroom), web portal accounts (Facebook, VK.com, Kongregate, etc.) and internet domains (www.pocketstarships.com). Under the terms of the agreement, the game's owner received 8,000,000 restricted shares of SPYR® stock (subject to resale gating provisions) and 8,000,000 three-year cash-based options exercisable at $0.50 per share.

During 2017, we signed an agreement with CBS Consumer Products that will allow the incorporation of intellectual property (IP) from various Star Trek television series into future Pocket Starships updates and expansions. Our Pocket Starships development team is already working on expansions of Pocket Starships to include the Star Trek IP, which we expect will be released during the 4th quarter 2018. In Pocket Starships, players can build and pilot several ships and forge alliances on their quest for galactic domination. Players can perform or initiate various activities ranging from fighting pirates to participating in Faction Alerts. With the release of the expansion, those playing Pocket Starships will be able to explore new sectors and engage in exciting battles with the Borg and will be able to staff their ships with their favorite Star Trek characters from the Star Trek TV series franchise – including The Next Generation, Deep Space Nine, and Voyager, through a trading card expansion.

During July 2017, the Company entered into an agreement with Reset Studios, LLC for the development of at least two new idle tapper games to be published by SPYR®, the first of which, Steven Universe: Tap Together, features characters and storylines from Cartoon Network’s Steven Universe. The Company has secured the necessary license to use the Steven Universe IP in the game through a license agreement with Cartoon Network. The game allows players to play as a team of their favorite Steven Universe characters to battle increasingly difficult enemies in order to unlock new characters and rewards. By performing simple actions such as tapping the screen, players can progress in the game even when they’re not actively playing. Steven Universe: Tap Together was launched globally on the Google Play Store on August 2, 2018 and on the IOS App Store on August 9, 2018.

The Company intends to utilize cash on hand, shareholder loans and other forms of financing such as the sale of additional equity and debt securities, capital leases and other credit facilities to conduct its ongoing business, and to also conduct strategic business development, marketing analysis, due diligence investigations into possible acquisitions, and software development costs and implementation of our business plans generally. The Company may also decide to diversify, through acquisition or otherwise, in other unrelated business areas if opportunities present themselves.

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We are a publicly listed company quoted on the OTC Market under the symbol “SPYR.”

Where You Can Find Us

The principal offices of our company are located at 4643 South Ulster Street, Regency Plaza, Suite 1510, Denver, Colorado 80237. Our telephone number is (303) 991-8000.

Summary of Financial Data

The following information represents selected audited financial information for our company for the years ended December 31, 2017 and selected unaudited financial information for our company for the nine -month period ended September 30, 2018. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations beginning on page (+) of this prospectus.

Statements of Operations Data	Nine Month Period Ended September 30, 2018 (Unaudited)	Year Ended December 31, 2017
Revenue	$223,000	$128,000
Net operating expenses	$(6,012,000)	$(10,372,000)
Loss from continuing operations	$(5,946,000)	$(15,643,000)
Basic and diluted loss per share	$(0.03)	$(0.09)

Balance Sheets Data	As of September 30, 2018	As of December 31, 2017
Cash and Cash Equivalents	$42,000	$86,000
Total Current Assets	$163,000	$173,000
Total Current Liabilities	$2,457,000	$2,533,000
Total Stockholders’ Deficit	$(1,459,000)	$(2,262,000)
Accumulated Deficit	$(54,790,000)	$(48,842,000)

RISK FACTORS

An investment in our company involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the following risk factors described in this prospectus and the risk factors that may be described in any applicable prospectus supplement and the documents incorporated by reference in this prospectus. You should consider these matters in conjunction with the other information included or incorporated by reference in this prospectus. The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about, or that we currently believe are not material, may also adversely affect our business. Our business, results of operations or financial condition could be seriously harmed, and the trading price of our common stock may decline due to any of these or other risks.

This prospectus contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this prospectus and include statements regarding the intent, belief or current expectations of our management, directors or officers primarily with respect to our future operating performance. Prospective purchasers of our securities are cautioned that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements due to various factors. The accompanying information contained in this prospectus, including the information set forth below, identifies important factors that could cause these differences. See “Special Note Regarding Forward-Looking Statements” on page 14.

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RISKS RELATED TO OUR FINANCIAL POSITION AND RESULTS OF OPERATIONS

We Have Historically Lost Money and Losses May Continue in the Future.

No assurances can be given we will be successful in reaching or maintaining profitable operations. Historically, we have relied upon the sales of our common stock, financing, and proceeds from the sales of marketable securities held for sale to generate funds to finance our activities. We currently have limited cash on hand to conduct the ongoing development of our digital advertising and publishing efforts, including mobile application and game development, and for exploring opportunities and new acquisitions. Our digital development and publishing efforts are in their developmental stages and are insufficient as of the date of this prospectus to generate sufficient revenues to finance our future operations. The existence of available financing or opportunities for sales of our common stock on acceptable terms is uncertain. We cannot assure you that sufficient financing, whether from external sources or related parties, will be available if needed, or on favorable terms. Further, the sale of our common stock to raise capital may cause significant dilution to our existing shareholders. The value of our marketable securities held for sale fluctuates from day to day instantaneously. You should not rely upon the prospective value of any of our marketable securities held for sale as a basis for an investment decision in our Company, since any value assigned to them is subject to material changes based on the inter-day trading values of those securities and are an unreliable basis for evaluating our revenue and funding for our future operations.

We have a history of operating losses and expect to incur losses for the foreseeable future. We may never generate significant revenues or achieve profitability.

We have historically lost money. The operating loss for the fiscal year December 31, 2017 was $(10,244,000), and for the nine months ended September 30, 2018 was $ (5,789,000) , and future losses are likely to occur. We are continuing to implement a new business model focused on our Electronic Games Publishing and Development business. We have generated limited revenues to date from this segment. For the year ended December 31, 2017, our revenues from our Electronic Games operations was $128,000, and for the nine months ended September 30, 2018, our revenues from our Electronic Games operations was $ 143,000 . As of the date of this Prospectus, we have published seven mobile games, but we have not yet realized significant revenue from those games. There is no guarantee that revenue from our games segment will continue or develop and grow in amounts sufficient to fund operations.

We have a new and evolving business model.

Our Company and its prospects should be examined in light of the risks and difficulties frequently encountered by new and development stage companies in new and rapidly evolving markets. These risks include, among other things, the speed at which we can develop, publish and market our games; the growth of our games business, including our recently published games for mobile devices, each having limited market acceptance, and our ability to and to derive significant game play and advertising revenues from these ventures.

In early 2015, we changed our business model to focus on becoming a developer and publisher of “free-to-play” games for smartphones, tablets and other next-generation platforms. Free-to-play games are games that a player can download and play for free, but which allow players to access a variety of additional content and features for a fee, and to engage with various advertisements and offers that generate revenues for us. We launched our first free-to-play games – Plucky and Plucky Rush -- in the first and second fiscal quarters of 2015, and in 2016 launched Retro Shot, Rune Guardian, and Pocket Starships. We launched Home Makeover on May 30, 2017 and we launched Steven Universe: Tap Together on August 2, 2018. Although we recently retained persons with industry experience we believe will significantly advance our business, our operating history under this business model is relatively short. Regardless, our efforts to develop successful free-to-play games may prove unsuccessful or, even if successful, may take more time than we anticipate to achieve significant revenues because, among other reasons:

•       Many well-funded public and private companies have released, or plan to release, free-to-play games, and this competition may make it more difficult for us to differentiate our games and derive significant revenues from them;

•       Free-to-play games, including those delivered as a service, have a relatively limited history, and it is unclear how popular this style of game will become or remain or its revenue potential;

•       Our free-to-play strategy assumes that a large number of players will download our games because they are free and that we will then be able to effectively monetize the games; however, players may not widely download our games for a variety of reasons, including poor consumer reviews or other negative publicity, ineffective or insufficient marketing efforts, lack of sufficient features;

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•       Even if our games are widely downloaded, we may fail to retain users or optimize the monetization of these games for a variety of reasons, including poor game design or quality, lack of community features, gameplay issues such as game unavailability, long load times or an unexpected termination of the game due to technical issues, or our failure to effectively respond and adapt to changing user preferences through game updates; and,

•       We may have difficulty hiring the additional monetization, operations, technology, user experience and product management personnel that we require to support our continued the expansion of our digital publishing and advertising company.

We have a history of losses, our accountants expressed doubts about our ability to continue as a going concern and we require additional capital to execute our business plan.

As of the date of this prospectus, we have not yet achieved profitable operations. We have accumulated losses, a working capital deficiency and we expect to incur further losses in the implementation of our current business plan, all of which, according to our accountants, casts substantial doubt about our ability to continue as a going concern. We will require additional funds through the receipt of conventional sources of capital or through future sales of our Shares, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. These actions will result in dilution of the ownership interests of existing stockholders and may further dilute our book value, and that dilution may be material.

RISKS RELATED TO OUR BUSINESS

If we are unable to successfully develop and market our games or features, or our games do not perform as expected, our business and financial condition will be adversely affected.

With the release of any new game or any new features to an existing game, we are subject to the risks generally associated with new product or feature introductions and applications, including lack of market acceptance, delays in development and implementation, and failure of new games or features to perform as expected. In order to introduce and market new or enhanced games or features successfully with minimal disruption in customer purchasing patterns and user experiences, we must manage the transition from existing games in the market. There can be no assurance that we will successfully develop and market, on a timely basis, games, game enhancements or features that respond to technological advances by others, that our new games will adequately address the changing needs of the market or that we will successfully manage transitions. Further, failure to generate sufficient cash from operations or financing activities to develop or obtain improved games and technologies could have a material adverse effect on our results of operations and financial condition.

We distribute our games primarily on Apple's iOS and Google's Android platforms, and if the Apple App Store or the Google Play Store were unavailable for any prolonged period of time, our business will suffer.

We distribute our games primarily on Apple’s iOS and Google’s Android platforms. We are subject to each of Apple’s and Google’s standard terms and conditions for application developers, which govern the promotion, distribution and operation of applications on their respective storefronts. Each of Apple and Google has broad discretion to change its standard terms and conditions. In addition, these standard terms and conditions can be vague and subject to changing interpretations by Apple or Google. Any change to these standard terms and conditions, or in Apple's or Google's interpretation of these standard terms and conditions, could materially harm our games business, and we may not receive any advance warning of such change. In addition, each of Apple and Google have the right to prohibit a developer from distributing its applications on its storefront if the developer violates its standard terms and conditions. In the event that either Apple or Google ever determines that we are in violation of its standard terms and conditions, including by a new interpretation, and prohibits us from distributing our games on its storefront, it would materially harm our business and could cause our stock price to significantly decline. We also rely on the continued function of the Apple App Store and the Google Play Store, as we distribute our games through these two digital storefronts. There have been occasions in the past when these digital storefronts were unavailable for short periods of time. In the event that either the Apple App Store or the Google Play Store is unavailable for a prolonged period of time, it could have a material adverse effect on our revenues and operating results.

If we are unable to hire additional qualified personnel, our ability to grow our business may be harmed.

Over time we will need to hire additional qualified personnel with expertise in such areas as digital production, software development, artists, financial matters and sales and marketing. We compete for qualified individuals with numerous other digital media and software development companies. Competition for such individuals is intense, and we cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success.

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We rely on key members of management, and the loss of their services could adversely affect our success and development.

Our success depends on the expertise and continued service of certain other key executives and technical personnel. These individuals are a significant factor in our growth and ability to meet our business objectives in the digital game development and publishing spaces. Additionally, our success is highly dependent upon the efforts of our executive officers and our directors. It may be difficult to find a sufficiently qualified individual to replace key executives in the event of death, disability or resignation, resulting in our being unable to satisfactorily execute our business. The loss of one or more of our executive officers and directors could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of an investor’s investment.

Compensation may be paid to our executive officers, directors and employees regardless of our profitability, which may limit our ability to finance our business and adversely affect our business.

Our executive officers are receiving compensation, and other current and future employees of our company may be entitled to receive compensation, payments and reimbursements regardless of whether we operate at a profit or a loss. Such obligations may negatively affect our cash flow and our ability to finance our digital publishing and advertising initiatives, which could cause our business to fail.

Because of pressures from competitors with more resources, we may fail to implement our business strategy profitably.

The digital games, publishing and advertising business is highly fragmented, extremely competitive, and subject to rapid change. By its nature, the business risks associated therewith are numerous and significant. The market for customers is intensely competitive and such competition is expected to continue to increase. We believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new games, and enhancements to our existing games developed and published by us. We are a new and development stage digital game development and publishing company that distributes digital games for mobile media technology. Larger and more established companies, with significantly greater resources, are active in our market with similar technologies, and may be in better competitive positions than we are.

We may be unable to compete with larger or more established companies.

We face a large and growing number of competitors in the digital publishing and game entertainment industries. Many of these competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, and more established relationships in these industries than we do. As a result, certain of these competitors may be in better positions to compete with us for customers and audiences. We cannot be sure that we will be able to compete successfully with existing or new competitors.

If we do not continue to develop and offer compelling content and games and attract new consumers or maintain the engagement of our existing users, our advertising revenues could be adversely affected.

In order to attract consumers and maintain or increase engagement with our games, we believe we must offer compelling content. Acquiring, developing and offering new content, as well as new functionality, features and enhanced performance of our existing content and games, may require significant investment and time to develop. In addition, consumer tastes are difficult to predict and subject to rapid change. If we are unable to develop sufficient games that are attractive and relevant to our users, we may not be able to maintain or increase our existing users’ engagement on or attract new consumers to our games and as a result our search rankings, traffic and usage metrics, and advertising revenues may be adversely affected.

If our Games do not achieve market acceptance, we may not have sufficient financial resources to fund our operations or further development.

While we believe that a viable market exists for our games, there is no assurance that our games will prove to be an attractive alternative to conventional or competitive games in the markets that we have identified. If a viable market for our games cannot be created for our business or our games do not achieve market acceptance, we may need to commit greater resources than are currently available to develop commercially viable and competitive games. There can be no assurance that we would have sufficient financial resources to fund such development or that such development would be successful. In addition, if our games do not generate sufficient revenues, or we are unable to raise additional capital, we may be unable to fund our operations. Our ability to raise additional funds will depend on financial, economic and other factors, many of which are beyond our control. There can be no assurance that, when required, sufficient funds will be available to us on satisfactory terms.

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Our business will suffer if the Internet or network systems fail or become unavailable.

A reduction in the performance, reliability and availability of Internet infrastructure would harm our ability to distribute our games to our users, as well as our reputation and ability to attract and retain users and content providers. Systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. Systems could also be subject to viruses, break-ins, sabotage, acts of terrorism, acts of vandalism, hacking, cyber-terrorism and similar misconduct. We might not carry adequate business interruption insurance to compensate us for losses that may occur from a system outage. Any system error or failure that causes interruption in availability of games, or an increase in response time, could result in a loss of potential customers or content providers, which could have a material adverse effect on our business, financial condition and results of operations. If we suffer sustained or repeated interruptions, our games could be less attractive to our users and our business would be materially harmed.

We may be unable to protect our intellectual property rights from third-party claims and litigation, which could be expensive, divert management's attention, and harm our business.

Our success is dependent in part on obtaining, maintaining and enforcing our proprietary rights and our ability to avoid infringing on the proprietary rights of others. We seek protection for those inventions and technologies for which we believe such protection is suitable and is likely to provide a competitive advantage to us. Because patent applications in the United States are maintained in secrecy until either the patent application is published or a patent is issued, we may not be aware of third-party patents, patent applications and other intellectual property relevant to our games that may block our use of our intellectual property or may be used in third-party games that compete with our games and processes. In the event a competitor or other party successfully challenges our games, processes, patents or licenses, or claims that we have infringed upon their intellectual property, we could incur substantial litigation costs defending against such claims, be required to pay royalties, license fees or other damages or be barred from using the intellectual property at issue, any of which could have a material adverse effect on our business, operating results and financial condition.

We also rely substantially on trade secrets, proprietary technology, nondisclosure and other contractual agreements, and technical measures to protect our technology, application, design, and manufacturing know-how, and work actively to foster continuing technological innovation to maintain and protect our competitive position. We cannot assure you that steps taken by us to protect our intellectual property and other contractual agreements for our business will be adequate, that our competitors will not independently develop or patent substantially equivalent or superior technologies or be able to design around patents that we may receive, or that our intellectual property will not be misappropriated.

In addition, we may use open source software in our games and will continue to use open source software in the future. From time to time, we may be subject to claims brought against companies that incorporate open source software into their games or services, claiming ownership of, or demanding release of, the source code, the open source software and/or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could also result in litigation, require us to purchase a costly license, or require us to devote additional research and development resources to changing our games or services, any of which would have a negative effect on our business and results of operations.

RISKS RELATED TO OUR COMMON STOCK

Our Common Stock May Be Affected By Limited Trading Volume and May Fluctuate Significantly

There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop or, if developed, be maintained. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. Substantial fluctuations in our stock price could significantly reduce the price of our stock.

There is no Assurance of Continued Public Trading Market, and Being a Low-Priced Security May Affect the Market Value of Our Stock

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To date, there has been only a limited public market for our common stock. Our common stock is currently quoted on the OTC Pink Sheets. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of our stock. Our stock is subject to the low-priced security or so called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the SEC, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions that we no longer meet). For example, brokers/dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

-	the bid and offer price quotes in and for the "penny stock," and the number of shares to which the quoted prices apply,
-	the brokerage firm's compensation for the trade, and,
-	the compensation received by the brokerage firm's sales person for the trade.

In addition, the brokerage firm must send the investor:

-	a monthly account statement that gives an estimate of the value of each "penny stock" in the investor's account, and,
-	a written statement of the investor's financial situation and investment goals.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker/dealer, the broker/dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker/dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of our common stock.

Resale restrictions on transferring "penny stocks" are sometimes imposed by some states, which may make transaction in our stock more difficult and may reduce the value of the investment. Various state securities laws pose restrictions on transferring "penny stocks" and as a result, investors in our common stock may have the ability to sell their shares of our common stock impaired.

There can be no assurance we will have market makers in our stock.

If the number of market makers in our stock should decline, the liquidity of our common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

Any payment of cash dividends will depend upon our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Furthermore, we may incur additional indebtedness that may severely restrict or prohibit the payment of dividends.

Nevada Law and Our Charter May Inhibit a Takeover of Our Company That Stockholders May Consider Favorable

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Provisions of Nevada law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our company. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. We use words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in this prospectus, regarding matters that are not historical facts and are forward-looking statements. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to those risks identified under “Risk Factors” and from time to time in our other filings with the SEC. The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our games and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. Any proceeds from the exercise of warrants will be used for working capital and other general corporate purposes, including but not limited to funding for additional game development, game marketing and user acquisition costs, hiring additional personnel, and the costs of operating as a public company. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses related to the sale of their shares.

DILUTION

The discretionary sale of up to 11,788,000 shares of our common stock by the selling stockholders in accordance with the respective warrant agreements, stock purchase agreements, convertible notes, settlement agreement and consulting agreements will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

THE OFFERING

Consulting Agreement with Calan Investments, LLC dba Kreloff Capital Partners.

On January 12, 2018, the Company entered into a consulting agreement with Calan Investments, LLC (“Calan”) dba Kreloff Capital Partners, who agreed to provide consulting services to the Company for a 12 month term expiring on January 12, 2019. The consulting agreement provided that in exchange for services, the Company granted Calan the right to purchase 1,200,000 shares of its common stock at an exercise price of $0.40 per share. The warrant expires January 11, 2021.

Stock Purchase Agreement with Underlying Warrant with Richard Goldfarb.

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On March 19, 2018, the Company entered into a stock purchase agreement with an underlying warrant with Richard Goldfarb (“Goldfarb”), granting Goldfarb the right to purchase up to 700,000 warrant shares of its common stock at an exercise price of $0.50 per share. The warrant expires on March 18, 2023.

Warrant Agreements with First Fire Global Opportunity Funds.

On April 20, 2018, the Company entered into three warrant agreements with First Fire Global Opportunity Funds, LLC (“First Fire”), a Delaware limited liability company. The first warrant agreement granted First Fire the right to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.375 per share, expiring on April 20, 2021. The second warrant agreement granted First Fire the right to purchase up to 200,000 shares of the Company’s common stock at an exercise price of $0.50 per share, expiring on April 20, 2021. The third warrant agreement granted First Fire the right to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $0.625 per share, expiring on April 20, 2021. All three warrant agreements were issued in connection with a convertible promissory note between the Company and First Fire dated April 20, 2018, wherein the Company borrowed from First Fire $165,000 , less a $15,000 original issue discount, bearing 8% interest.

Convertible Note and Warrant Agreement with Collier Investments, LLC.

On May 22, 2018, the Company entered into Convertible Note and Common Stock Purchase Warrant agreements with Collier Investments, LLC (“Collier”). The note grants Collier the right to convert the unpaid balance on the note at $0.25 per share up to 1,188,000 shares of common stock and the warrant agreement grants Collier the right to purchase up to 200,000 shares of common stock at an exercise price of $2.00 per share, expiring on May 22, 2023. The warrant agreement was issued in connection with a convertible promissory note between Collier and the Company dated May 22, 2018, in the principal sum of $275,000, less a $25,000 original issue discount, bearing a one-time interest charge of 8%.

Warrant Agreement with William D. Moreland.

On May 30, 2018, the Company entered into a warrant agreement with William D. Moreland (“Moreland”), granting Moreland the right to purchase up to 1,000,000 shares of common stock in the following amounts and exercise prices: 500,000 common shares at an exercise price of $0.50; 250,000 common shares at an exercise price of $0.75; and, 250,000 shares at $1.00 per share. The warrants expire on May 29, 2021.

Litigation Settlement Agreement with Zakeni Limited.

On July 12, 2018, the Company entered into a litigation settlement agreement with Zakeni Limited. The settlement agreement provided that Company issue Zakeni 3,500,000 shares of its common stock, the right to purchase 1,000,000 shares of its common stock at an exercise price of $0.25 per share, the right to purchase 1,500,000 shares of its common stock at an exercise price of $0.50 per share, and the right to purchase 1,000,000 shares of its common stock at an exercise price of $0.75 per share. The warrants expire July 11, 2023.

Selling Stockholders

The selling stockholders may sell, from time to time, any or all of shares of our common stock to be registered under the warrants, convertible notes, stock purchase agreements and/or consulting agreements.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of February 27, 2019 and the number of shares of our common stock being offered pursuant to this prospectus. We believe that the selling stockholders has sole voting and investment powers over its shares.

The selling stockholders have not had any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, none of the selling stockholders are broker-dealers or affiliates of a broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

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Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Registration(1)	Total Shares Offered in the Registration	Number of Shares to Be Owned by Selling Stockholder After the Registration and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(3)	% of Class(2),(3)
Collier Investments, LLC	1,588,000	1,388,000	1,588,000	1%
First Fire Global Opportunity Fund, LLC	1,511,433	500,000	1,511,433	1%
William D. Moreland	5,000,000	1,000,000	5,000,000	3%
Richard Goldfarb	1,400,000	700,000	1,400,000	1%
Calan Investments, LLC	2,400,000	1,200,000	2,400,000	1%
Zakeni Limited	7,000,000	7,000,000	7,000,000	4%

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants, but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling warrant holders will exercise all of the warrants in this offering, and that First Fire Global Opportunity Fund LLC and Collier Investments, LLC will convert their existing debt into common shares.

(3)	Based on 199,555,131 shares of our common stock issued and outstanding as of February 27, 2019 . Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of the selling stockholder.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, after electing to convert warrants or other conversion rights, sell any or all of shares of our common stock covered hereby on the OTC Markets, or any other trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

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Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

DESCRIPTION OF SECURITIES

Capital Stock

We are authorized to issue 750,000,000 shares of Common Stock, $0.0001 par value, and 10,000,000 preferred shares, $0.0001 par value.

Common Stock

As of February 27, 2019 , 199,555,131 shares of Common Stock are issued and outstanding.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to a preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of Common Stock now outstanding are fully paid for and non-assessable. We refer you to our certificate of incorporation, bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our Common Stock have been addressed in this section.

Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

As of February 27, 2019 , we have two series of preferred stock issued and outstanding:

•	107,636 shares of Series “A” Convertible Preferred Stock (convertible to 26,909,028 common shares), par value $0.0001. In our discretion, we will determine when and if dividends will be paid on the Class “A” Convertible Preferred Stock, and whether it will be paid in cash, shares of Common Stock, or a combination of both. All Class “A” Preferred Stockholders shall be treated the same with respect to the payment of dividends. In the event the Company elects to pay a portion or all of the dividends on the Class “A” Preferred Stock by issuing shares of the Company's Common Stock, the shares of common stock issued as dividends will be restricted, unregistered shares, and will be subject to the same transfer restrictions that apply to the shares of Class “A” Preferred Stock. The dividend is payable as may be determined by the Board of Directors, out of funds legally available therefor. The Class “A” Convertible Preferred Stock will have priority as to dividends over the Common Stock. The holders of the Class “A” Preferred Stock shall vote for the election of directors, and shall have full voting rights, except that each Class “A” Preferred share shall entitle the holder to exercise ten thousand (10,000) votes for each one (1) Class “A” Preferred Share held. The Class “A” Convertible Preferred Shares are not redeemable; and,

•	20,000 shares of Series “E” Convertible preferred stock, par value $0.0001. The Series “E” Convertible preferred stock pays no dividends and is convertible to common stock based upon proceeds received upon issuance of the shares, divided by the average closing bid price for the Company’s common stock for the 5 trading days prior to the conversion date, and is adjustable to prevent dilution. At February 27, 2019 , the 20,000 Class “E” preferred shares were convertible to 1,220,107 common shares, and convertible at the option of the Company at par value only after repayment of any shareholder loans from Joseph Fiore, our former Chairman of the Board, and subject to the holder’s option to convert. Owners of Series “E” Convertible preferred stock are entitled to vote 1,000 votes per share of Series “E” Convertible Preferred Shares and are entitled to liquidation preference at par value. Owners of Series “E” Convertible preferred shares are senior to all other shares of preferred or common shares issued past, present and future.

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Dividends

We have not paid any cash dividends to our shareholders of our Common or Preferred Stock. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Dividend rights of both our common and preferred shareholders will entitle them to the same dividend that other shareholders of the same class receive.

Warrants

At its discretion, the Company may periodically issue stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs.

The following table summarizes common stock warrants activity:

		Weighted
		Average
		Exercise
	Warrants	Price
Outstanding, December 31, 2017	1,700,000	$1.06
Granted	8,400,000	0.47
Exercised	—	—
Forfeited	(1,100,000)	—
Outstanding, February 27, 2019	9,000,000	$0.44
Exercisable, February 27, 2019	9,000,000	$0.44

The weighted average exercise prices, remaining lives for warrants granted, and exercisable as of February 27, 2019 were as follows:

	Outstanding and Exercisable Warrants
Warrants
Exercise Price		Life
Per Share	Shares	(Years)
$0.01	600,000	1.84
$0.15	1,200,000	1.87
$0.25	1,000,000	4.37
$0.375	200,000	2.14
$0.40	1,200,000	1.87
$0.50	3,000,000	2.25 – 4.37
$0.625	100,000	2.14
$0.75	1,250,000	2.25 – 4. 37
$1.00	250,000	2.25

$2.00	200 ,000	4.23
	9,000 ,000

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Options

The following table summarizes common stock options activity:

		Weighted
		Average
		Exercise
	Options	Price
December 31, 2017	13,320,000	$1.74
Granted	420,000	1.00
Exercised	—	—
Forfeited	(1,290,100)	—
Outstanding February 27, 2019	12,449,900	$1.64
Exercisable, February 27, 2019	12,449,900	$1.64

The weighted average exercise prices, remaining lives for options granted, and exercisable as of February 27, 2019 were as follows:

	Outstanding Options			Exercisable Options
Options			Weighted		Weighted
Exercise Price		Life	Average Exercise		Average Exercise
Per Share	Shares	(Years)	Price	Shares	Price
$0.50	8,000,000	1.50	$0.50	8,000,000	$0.50
$1.00	1,449,900	0.65 – 2.94	$1.00	1,449,900	$1.00
$5.00	3,000,000.84		$5.00	3,000 ,000	$5.00
	12,449,900		$ 1.64	12,449,900	$ 1.64

The following table summarizes options granted with vesting terms activity:

		Weighted
		Average
	Number of	Grant Date
	Shares	Fair Value
Non-vested, December 31, 2017	70,000	$1.00
Granted	420,000	1.00
Vested	(449,900)	1.00
Forfeited	(40.100)	-
Non-vested, February 27, 2019	-	$-

 EXPERTS AND COUNSEL

The financial statements of our company included in this Prospectus for the fiscal years ended December 31, 2016 and December 31, 2017 have been audited by Haynie & Company and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Mailander Law Office, Inc. will render a legal opinion as to the validity of the shares of the Common Stock to be registered hereby.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this Prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this Prospectus as having given an opinion upon the validity of the securities being offered pursuant to this Prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial

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interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INFORMATION WITH RESPECT TO OUR COMPANY

DESCRIPTION OF BUSINESS

General Development of the Business

We were incorporated under the name Conceptualistics, Inc., on January 6, 1988 in Delaware. We have never filed for bankruptcy or been the subject of a receivership.

On December 16, 2014, we amended our articles of incorporation and changed our domicile to Nevada. On February 26, 2015, we amended our articles of incorporation to change our name to SPYR®, Inc. Our name change reflected a new direction for our Company. We fundamentally changed our primary business to focus on our electronic games publishing and development business. We are currently operating as a holding company.

Internet and Electronic Games Initiatives

On March 24, 2015, we formed a wholly owned subsidiary, SPYR APPS®, LLC (“SPYR APPS®”) to implement our electronic games publishing and development initiatives. SPYR APPS® is engaged in the publishing of electronic games that are downloaded for free by users of mobile devices such as cellular telephones and tablets, including those using Apple’s iOS and Google’s Android mobile operating systems. Our current strategy is to publish and market games developed by third-party developers with the potential to develop our own games, either by contracting with third-party developers or by building or acquiring an in-house development team, and to generate revenues from them based upon users paying for additional features and levels of game play, and from the sale of advertising in our games. We currently have no in-house development capability. Contracting with a third-party developer, we released three games: “Plucky” and “Plucky Rush” in April and May 2015, and “Rune Guardian” in December 2015. Our developed games use the “free to play” model, which allows users to download the games onto their devices and play them at no cost. “Free to play” is a business model that has existed in videogames (and other industries) for quite some time but one that has, in the last 2-3 years, been adopted by a large number of games developers and publishers both big and small. “Free to play” gives you a way of leveraging the availability of low cost (in the case of games hosted by social networks including Facebook, or otherwise hosted in ‘the cloud’), or even free digital distribution (as is the case of Apple’s iOS and Google’s Android markets). The “free to play” model allows us to offer games that have zero cost barriers preventing players from trying our games. Players that choose to not continue with the game nonetheless still becomes a marketing channel to their friends, who may become a critical mass of players who do choose to pay for optional aspects of the games, including customization, faster game progress, additional content and more effective competition against other players. There are no limits on potential purchases, thus catering to the financial capabilities/preferences of all players.

We monetize the games by offering features and opportunities within the games that allow players to spend money to unlock new game levels and features. Our games are available for download for use on the Apple and Google mobile operating systems that are common to mobile phones, media players and tablet devices manufactured by companies including Apple, Samsung and others. We also intend to market and generate revenues from advertising space in our games.

We entered into our first publication and marketing agreement on October 21, 2015 with Superplus Games Oy for the publication of “Retro Shot.” “Retro Shot” was fully launched in February of 2016 and is available for free download on mobile devices in the Apple App Store and Google Play Store. On December 17, 2015, we entered into our second publishing and marketing agreement with Spectacle Games Publishing, for its “Massively Multiplayer Online Role Playing Game” “Pocket Starships.” “Pocket Starships” is a space warfare themed game that is free to play, and available for download on hardware wide array of devices including most mobile phones, tablets and computers, and is available to play regardless of what operating system the player uses, whether that is an Apple iOS device such as an iPhone or iPad, a Google Android device, including phones and tablets from a variety of hardware manufacturers using the Android operating system, or an Amazon Fire OS device such as a Kindle, on a PC in a web browser or on Facebook’s “Game Room” or on VK.com. “Pocket Starships” is also available to play on the Internet at www.pocketstarships.com. “Pocket Starships’” software engine allows players worldwide to play against each other in real time and in the same game “universe,” regardless of what platform is used. Thus, players can play “Pocket Starships” regardless of whether they are playing in a web browser at their desk, or using an iPhone on the other side of the planet. “Pocket Starships” game play is hardware and software agnostic, so regardless of device all users have the same game experience. We believe these attributes set “Pocket Starships” apart from every other game.

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We also believe that the true cross-platform and real-time engine of “Pocket Starships” positions the game to take advantage of the excitement generated by “esports” tournaments. “esports,” also known as “electronic sports,” pits teams of professional digital game players against each other in organized, multiplayer video game competitions. The most common video game genres associated with eSports are real-time strategy, fighting, first-person shooter, and multiplayer online battle arena games. Tournaments such as The International, the League of Legends World Championship, the Battle.net World Championship Series, the Evolution Championship Series, and the Intel Extreme Masters, provide both live broadcasts of the competition, and prize money and salaries to competitors. We recently have been releasing a series of software enhancements that will allow users to engage in “player vs. player” battles and other enhancements that will enable “Pocket Starships” to participate in eSports tournaments.

In June 2016, we obtained an exclusive option to purchase all assets pertaining to Pocket Starships (the “Option”) in consideration for 3,750,000 cash-based options, exercisable as follows: (a) 500,000 shares at $1.00 per share, expiring on December 31, 2017; (b) 750,000 shares at $2.50 per share, expiring on December 31, 2018; and (c) 2,500,000 shares at $5.00 per share, expiring on December 31, 2019. Under the Option, had the Company decided to exercise the Option, it would have purchased the assets for a cash payment of $5,000,000 plus $10,000,000 worth of shares of the Company’s common stock, valued at the time of closing of the purchase. The exclusive Option was exercisable by us at any time, in our sole discretion, through December 31, 2020.

On October 23, 2017, we restructured and exercised the Option by entering into a definitive agreement pursuant to which SPYR® acquired all of the game related assets of Pocket Starships in a cashless transaction, including the publishing agreement with Spectacle. The original terms of the Option were terminated. As a result, SPYR® acquired rights to retain 100% of the revenue generated from the game and will be the sole owner of all of the assets related to the game. The acquisition included, among other assets, all Pocket Starships related intellectual property, the userbase, artwork, software, internet domains, game store accounts (such as App Store, Play Store, Amazon, and Facebook Gameroom), web portal accounts (Facebook, VK.com, Kongregate, etc.) and internet domains (www.pocketstarships.com). Under the terms of the agreement, the game's owner received 8,000,000 restricted shares of SPYR® stock (subject to resale gating provisions) and 8,000,000 three-year cash-based options exercisable at $0.50 per share.

During 2017, we signed an agreement with CBS Consumer Products that will allow the incorporation of intellectual property (IP) from various Star Trek television series into future Pocket Starships updates and expansions. Our Pocket Starships development team is already working on expansions of Pocket Starships to include the Star Trek IP, which we expect will be released toward the end of 2018. In Pocket Starships, players can build and pilot several ships and forge alliances on their quest for galactic domination. Players can perform or initiate various activities ranging from fighting pirates to participating in Faction Alerts. With the release of the expansion those playing Pocket Starships will be able to explore new sectors and engage in exciting battles with the Borg and will be able to staff their ships with their favorite Star Trek characters from the Star Trek TV series franchise – including The Next Generation, Deep Space Nine, and Voyager, through a trading card expansion.

During July 2017, the Company entered into an agreement with Reset Studios, LLC for the development of at least two new idle tapper games to be published by SPYR®, the first of which, Steven Universe: Tap Together, features characters and storylines from Cartoon Network’s Steven Universe. The Company has secured the necessary license to use the Steven Universe IP in the game through a license agreement with Cartoon Network. The game allows players to play as a team of their favorite Steven Universe characters to battle increasingly difficult enemies in order to unlock new characters and rewards. By performing simple actions such as tapping the screen, players can progress in the game even when they’re not actively playing. Steven Universe: Tap Together was launched globally on the Google Play Store on August 2, 2018 and on the IOS App Store on August 9, 2018.

The Company intends to utilize cash on hand, shareholder loans and other forms of financing such as the sale of additional equity and debt securities, capital leases and other credit facilities to conduct its ongoing business, and to also conduct strategic business development, marketing analysis, due diligence investigations into possible acquisitions, and software development costs and implementation of our business plans generally. The Company may also decide to diversify, through acquisition or otherwise, in other unrelated business areas if opportunities present themselves.

Business Overview

Our primary operation is the development of our electronic games publishing and development business through our wholly owned subsidiary, SPYR, APPS®, LLC. Our operations include entering into contracts with third party developers to create games we own and market ourselves; and, entering into contracts with third party developers to market and publish electronic

21

games used on mobile devices such as telephones, tablets, PCs and console gaming systems, including those using Apple’s iOS and Google’s Android mobile operating systems.

Sales and Marketing

Our electronic game assets are distributed for download on Apple’s iOS and Google’s Play Stores. For players of Pocket Starships, the game may be accessed via any web browser connected to the Internet, through hundreds of online portals worldwide, on Facebook.com, VK.com or through Amazon’s App Store.

Research and Development

We do not currently develop electronic games. However, from time to time we enter into third party agreements with game developers to create games that we own as our own intellectual property including: Plucky, Plucky Rush and Retro Shot. We currently do not have any contracts for the development of games that would add to our intellectual properties. As a component of our electronic games marketing and publishing business we contract with third party developers to market and publish third party games. Currently, we have contracts to market and publish Pocket Starships and Steven Universe Tap Together, both of which are developed by third parties.

Intellectual Property

We currently own four electronic games, Pocket Starships, Plucky, Plucky Rush and Rune Guardian. We also have a publication and marketing agreement with Superplus Games Oy for the publication of the game “Retro Shot, licenses to use Steven Universe IP in Steven Universe: Tap together, a game published by the Company and owned and developed by Reset Studios and to use Star Trek IP in Pocket Starships.

Competition

The mobile game market is highly competitive and rapidly changing. Our ability to compete depends upon many factors within and outside our control, including the timely development and introduction of the mobile games we publish and market, and the related enhancements, functionality, performance, reliability, customer service and support and marketing efforts. Due to the relatively low barriers to entry in the mobile game market, we expect additional competition from other emerging companies. Many of our existing and potential competitors are substantially larger than us and have significantly greater financial, technical and marketing resources that will compete for available users, developers, talent and third-party games. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the publishing and promotion of their mobile games. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition. See “Risk Factors” in this prospectus.

Employees

As of February 27, 2019 , the Company had 4 employees and 1 leased employees, none of whom is represented by a labor union.

DESCRIPTION OF PROPERTY

Our Offices

All administrative activities of the Company are conducted from the Company’s headquarters located at 4643 South Ulster Street, Suite 1510, Denver, Colorado 80237.

The Company leases approximately 5,169 square feet at 4643 South Ulster Street, Denver, Colorado pursuant to an amended lease dated May 21, 2015. The lease expires December 31, 2020. Under the lease, the Company pays annual base rent on an escalating scale ranging from $143,000 to $152,000.

Beginning October 17, 2016, we began leasing shared office for one employee in Redmond, Washington on a month to month basis at a cost of $225 per month per desk, increasing to $275 per month starting in December 2016 and $325 per month July 2018 through February 2019 .

22

We believe that our existing office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

LEGAL PROCEEDINGS

On October 14, 2015, the Company was named as a defendant in a case filed in the United States District Court for the District of Delaware case: Zakeni Limited v. SPYR, Inc., f/k/a Eat at Joe’s., Ltd. The suit relates to the Company’s issuance of two convertible debentures in the aggregate principal amount of $1,500,000 in 1998. On July 12, 2018, the court approved a Joint Motion for Order Approving Settlement Agreement. Pursuant to the settlement, the Company will issue 3,500,000 common shares valued at $1,050,000, warrants to purchase 1,000,000 common shares at $0.25 per share valued at $276,000, warrants to purchase 1,500,000 common shares at $0.50 per share valued at $398,000, and warrants to purchase 1,000,000 common shares at $0.75 per share valued at $259,000. The total value of the settlement, $1,983,000 has been recorded as litigation settlement liability on the accompanying consolidated balance sheet as of December 31, 2017.

On June 18, 2018 the Company was named as a defendant in a case filed in the United States District Court for the Southern District of New York: Securities and Exchange Commission vs. Joseph A. Fiore, Berkshire Capital Management Co., Inc., and Eat at Joe’s, Ltd. n/k/a SPYR, Inc. Joseph A. Fiore was the Chairman of our Board of Directors and is a significant shareholder. Mr. Fiore resigned from his positions as Chairman of the Board and as a Director of the Company effective August 1, 2018. The suit alleges that Mr. Fiore, during 2013 and 2014, while he was the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors, engaged in improper conduct on behalf of the defendants named in the case related to the Company’s sales of securities in Plandai Biotechnology, Inc. The Commission alleges that Mr. Fiore and the Company unlawfully benefited through the sales of those securities. The Commission also alleges that from 2013 to 2014, the Company’s primary business was investing and that it failed to register as an investment company, resulting in an alleged violation of Section 7(a) of the Investment Company Act of 1940. The suit seeks to disgorge Joseph A. Fiore, Berkshire Capital Management Co., Inc., and the Company of alleged profits on the sale of the securities and civil fines related to the Company’s failure to register as an investment company with the Commission.

The Company vehemently denies any wrongdoing. The allegations demonstrate a fundamental misunderstanding of existing precedent and a mischaracterization of the facts and transactions at issue, which were not violative of any securities laws, rules or regulations. The Company will answer these allegations in court.

The Company is being represented by Alex Spiro, Esq., a partner with the firm of Quinn Emmanuel, Urquhart & Sullivan, LLP and Marc S. Gottlieb, Esq., a partner with the firm of Ortoli Rosenstadt LLP.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company’s Common Stock is traded on OTC Markets under the symbol “SPYR.” The following table presents the high and low bid quotations for the Common Stock as reported by the NASD for each quarter during the last two years. Such prices reflect inter-dealer quotations without adjustments for retail markup, markdown or commission, and do not necessarily represent actual transactions.

	High	Low
2018
First Quarter	$0.50	$0.25
Second Quarter	$0.40	$0.17
Third Quarter	$0.33	$0.13
Fourth Quarter	$0.25	$0.11

2017
First Quarter	$1.06	$0.46
Second Quarter	$0.70	$0.40
Third Quarter	$0.57	$0.10
Fourth Quarter	$0.40	$0.18
2016
First Quarter	$0.22	$0.13
Second Quarter	$0.46	$0.12
Third Quarter	$0.71	$0.22
Fourth Quarter	$0.67	$0.41

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On February 26, 2019 , the closing price of our Common Stock as reported by the OTC Markets Group was $ 0.077 per share.

DIVIDENDS

The Company has never declared or paid any cash dividends. It is the present policy of the Company to retain earnings to finance the growth and development of the business and, therefore, the Company does not anticipate paying dividends on its Common Stock in the foreseeable future.

Transfer Agent

Signature Stock Transfer Company, located at 14673 Midway Road Ste. 220, Addison TX 75001, and telephone number of (972) 612-4120 is the registrar and transfer agent for our Common Stock.

Approximate Number of Equity Security Holders

As of February 27, 2019 , there were 193 direct holders of record of our Common Stock. Because shares of the Company’s Common Stock are held by depositaries, brokers and other nominees, the number of beneficial holders of the Company’s shares is substantially larger than the number of stockholders of record.

The number of shareholders of record of the Company’s Common Stock as of February 27, 2019 was approximately 1,910 .

FINANCIAL STATEMENTS

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Certified Public Accountants (a professional corporation)

1221 West Mineral Ave, Ste. 202 Littleton, Colorado 80120-4544 (303) 734-4800 Fax (303) 795-3356

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 To the Board of Directors and Stockholders of SPYR, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of SPYR, Inc. (the Company) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2017 and 2016, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years ended December 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since inception, has negative cash flows from operations, and has negative working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

 /s/ Haynie & Company

Haynie & Company

Littleton, Colorado

August 14, 2018

We have served as the Company’s auditor since 2018.

F-1

SPYR, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS	(Restated)	(Restated)
Current Assets:
Cash and cash equivalents	$86,000	$3,204,000
Accounts receivable, net	4,000	31,000
Other receivable	—	200,000
Prepaid expenses	35,000	25,000
Trading securities, at market value	48,000	59,000
Current assets of discontinued operations	—	50,000
Total Current Assets	173,000	3,569,000

Property and equipment, net	134,000	181,000
Capitalized gaming assets and licensing rights, net	743,000	40,000
Intangible assets, net	12,000	18,000
Other assets	16,000	6,000
Non-current assets of discontinued operations	—	46,000
TOTAL ASSETS	$1,078,000	$3,860,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES
Current Liabilities:
Accounts payable and accrued liabilities	$528,000	$116,000
Litigation settlement liability	1,983,000	1,983,000
Current liabilities of discontinued operations	22,000	60,000
Total Current Liabilities	2,533,000	2,159,000

Non-current related party line of credit	807,000	—
Total Liabilities	3,340,000	2,159,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 10,000,000 shares authorized
107,636 Class A shares issued and outstanding
as of December 31, 2017 and 2016	11	11
20,000 Class E shares issued and outstanding
as of December 31, 2017 and 2016	2	2
Common Stock, $0.0001 par value, 750,000,000 shares authorized
181,128,950 and 157,637,026 shares issued and outstanding
as of December 31, 2017 and 2016	18,112	15,763
Additional paid-in capital	46,561,875	34,752,224
Accumulated deficit	(48,842,000)	(33,067,000)
Total Stockholders’ Equity (Deficit)	(2,262,000)	1,701,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,078,000	$3,860,000

The accompanying notes are an integral part of these consolidated financial statements.

F-2

SPYR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2017	2016
	(Restated)	(Restated)

Revenues	$128,000	$139,000

Expenses
Labor and related expenses	2,358,000	1,467,000
Rent	186,000	146,000
Depreciation and amortization	105,000	98,000
Professional fees	5,555,000	3,292,000
Research and development	1,666,000	1,151,000
Other general and administrative	502,000	740,000
Cost of acquisition option	—	472,000
Total Operating Expenses	10,372,000	7,366,000
Operating Loss	(10,244,000)	(7,227,000)

Other Income (Expense)
Interest and dividend income	4,000	18,000
Interest Expense	(11,000)	—
Loss on write-down of assets	(5,381,000)	—
Litigation settlement costs	—	(1,983,000)
Unrealized gain (loss) on trading securities	(11,000)	(57,000)
Loss on sale of marketable securities	—	(95,000)
Total Other Expense	(5,399,000)	(2,117,000)

Loss from continuing operations	(15,643,000)	(9,344,000)

Loss on discontinued operations	(132,000)	(29,000)

Net Loss	$(15,775,000)	$(9,373,000)

Per Share Amounts
Loss from continuing operations
Basic and Diluted earnings per share	$(0.09)	$(0.06)

Loss on discontinued operations
Basic and Diluted earnings per share	$—	$—

Net Loss
Basic and Diluted earnings per share	$(0.09)	$(0.06)

Weighted Average Common Shares
Basic and Diluted	166,443,807	154,092,844

The accompanying notes are an integral part of these consolidated financial statements.

F-3

SPYR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2017 AND 2016

	Preferred Stock						Additional
	Class A		Class E		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2015	107,636	$11	20,000	$2	151,508,127	$15,151	$31,269,836	$(23,694,000)	$7,591,000
Common stock issued for cash	—	—	—	—	100,000	10	14,990	—	15,000
Fair value of common stock issued for employee compensation	—	—	—	—	1,843,987	184	412,816	—	413,000
Fair value of common stock issued for services	—	—	—	—	4,509,912	451	1,950,549	—	1,951,000
Fair value of options granted for services	—	—	—	—	—	—	199,000	—	199,000
Vesting of shares of common stock issued for services	—	—	—	—	—	—	273,000	—	273,000
Fair value of options granted for acquisition option	—	—	—	—	—	—	472,000	—	472,000
Common stock cancelled upon employee resignation	—	—	—	—	(325,000)	(33)	33	—	—
Contributed capital from sale of trading securities to related party	—	—	—	—	—	—	160,000	—	160,000
Net loss (Restated)	—	—	—	—	—	—	—	(9,373,000)	(9,373,000)
Balance at December 31, 2016	107,636	$11	20,000	$2	157,637,026	$15,763	$34,752,224	$(33,067,000)	$1,701,000
Common stock issued for cash	—	—	—	—	750,000	75	299,925	—	300,000
Compensation expense recorded upon sale of common stock	—	—	—	—	—	—	210,000	—	210,000
Fair value of common stock issued for employee compensation	—	—	—	—	2,050,000	205	1,108,795	—	1,109,000
Fair value of common stock and warrants issued for services	—	—	—	—	12,691,924	1,269	3,756,731	—	3,758,000
Fair value of common stock issued for game acquisition	—	—	—	—	8,000,000	800	3,199,200	—	3,200,000
Fair value of options granted for game acquisition	—	—	—	—	—	—	2,452,000	—	2,452,000
Vesting of options and warrants granted for services	—	—	—	—	—	—	737,000	—	737,000
Vesting of shares of common stock issued for services	—	—	—	—	—	—	46,000	—	46,000
Net loss (Restated)	—	—	—	—	—	—	—	(15,775,000)	(15,775,000)
Balance at December 31, 2017 (Restated)	107,636	$11	20,000	$2	181,128,950	$18,112	$46,561,875	$(48,842,000)	$(2,262,000)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SPYR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2017	2016
Cash Flows From Operating Activities:	(Restated)	(Restated)
Net loss for the period	$(15,775,000)	$(9,373,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on discontinued operations	132,000	29,000
Loss on write-down of assets	5,381,000	—
Depreciation and amortization	105,000	98,000
Common stock issued for employee compensation	1,109,000	413,000
Common stock issued for professional fees	3,758,000	1,951,000
Compensation expense recorded upon sale of common stock	210,000	—
Fair value of options granted for services	—	199,000
Vesting of options and warrants granted for services	737,000	273,000
Vesting of shares of common stock issued for services	46,000	—
Fair value of options granted for acquisition option	—	472,000
Litigation settlement costs	—	1,983,000
Unrealized loss on trading securities	11,000	57,000
Loss on sale of trading securities	—	95,000
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivables	27,000	(25,000)
(Increase) decrease in other receivables	100,000	(200,000)
(Increase) decrease in prepaid expenses	(10,000)	7,000
Increase in other assets	(10,000)	—
Increase (decrease) in accounts payable and accrued liabilities	152,000	33,000
Increase in accrued interest on note payable - related party	7,000	—
Decrease in related party accounts payable	—	(7,000)
Net Cash Used in Operating Activities from Continuing Operations	(4,020,000)	(3,995,000)
Net Cash Used in Operating Activities from Discontinued Operations	(98,000)	66,000
Net Cash Used in Operating Activities	(4,118,000)	(3,929,000)

Cash Flows From Investing Activities:
Purchase of licensing rights	(100,000)	(10,000)
Purchases of trading securities	—	(510,000)
Proceeds from sale of trading securities	—	783,000
Purchase of property and equipment	—	(49,000)
Net Cash (Used in) Provided by Investing Activities	(100,000)	214,000

Cash Flows From Financing Activities:
Proceeds from line of credit - related party	800,000	—
Proceeds from sale of common stock	300,000	15,000
Net Cash Provided by Financing Activities	1,100,000	15,000

Net decrease in Cash	(3,118,000)	(3,700,000)
Cash and cash equivalents at beginning of period	3,204,000	6,904,000
Cash and cash equivalents at end of period	$86,000	$3,204,000

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SPYR, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2017	2016
Supplemental Disclosure of Interest and Income Taxes Paid:
Interest paid during the year	$—	$—
Income taxes paid during the year	$—	$—

Supplemental Disclosure of Non-cash Investing and Financing Activities:
Contributed capital from sale of trading securities	$—	$160,000
Common stock issued and options granted for game acquisition	$5,652,000	$—
Reclassification of other assets to capitalized licensing rights	$100,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-6

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of accounting policies for SPYR, Inc. and subsidiaries (the “Company”) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

Nature of Business

The primary focus of SPYR, Inc. (the “Company”) is to act as a holding company and develop a portfolio of profitable subsidiaries, not limited by any particular industry or business.

Through our wholly owned subsidiaries, SPYR APPS, LLC and SPYR APPS, Oy, we operate our mobile games and applications business. The focus of the SPYR APPS subsidiaries is the development and publication of our own mobile games as well as the publication of games developed by third-party developers. As of October 5, 2016, SPYR APPS, Oy ceased business activities and completed the dissolution process on October 18, 2017.

Through our other wholly owned subsidiary, E.A.J.: PHL Airport, Inc., we owned and operated the restaurant “Eat at Joe’s®,” which was located in the Philadelphia International Airport since 1997. Our lease in the Philadelphia Airport expired in April 2017. Concurrent with expiration of the lease the restaurant closed. Pursuant to current accounting guidelines, the assets and liabilities of EAJ as well as the results of its operations were presented in these financial statements as discontinued operations.

Principles of Consolidation

The consolidated financial statements include the accounts of SPYR, Inc. and its wholly-owned subsidiaries, SPYR APPS, LLC, a Nevada Limited Liability Company, E.A.J.: PHL, Airport Inc., a Pennsylvania corporation (discontinued operations, see Note 9), and Branded Foods Concepts, Inc., a Nevada corporation. Intercompany accounts and transactions have been eliminated.

Going Concern

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business, however, the issues described below raise substantial doubt about the Company’s ability to do so.

As shown in the accompanying financial statements, for the year ended December 31, 2017, the Company recorded a net loss from continuing operations of $15,643,000 and utilized cash in continuing operations of $4,020,000. As of December 31, 2017, our cash balance was $86,000 and we had trading securities of $48,000. In addition, the Company’s restaurant, Eat at Joes closed in April 2017, concurrent with the expiration of the lease. These issues raise substantial doubt about the Company’s ability to continue as a going concern.

The Company plans to expand its mobile games and application development and publishing activities, such as Pocket Starships, through acquisition and/or development of its own intellectual property and publishing agreements with developers.

Historically, we have financed our operations primarily through private sales of our trading securities or through sales of our common stock. If our sales goals for our products do not materialize as planned, we believe that the Company can reduce its operating and product development costs that would allow us to maintain sufficient cash levels to continue operations. However, if we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans.

The ability of the Company to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements and expansion of its operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations through calendar year 2018. However, management cannot make any assurances that such financing will be secured.

F-7

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions used by management affected impairment analysis for trading securities, fixed assets, intangible assets, capitalized licensing rights, amounts of potential liabilities, and valuation of issuance of equity securities. Actual results could differ from those estimates.

Earnings (Loss) Per Share

The Company’s computation of earnings (loss) per share (EPS) includes basic and diluted EPS. Basic EPS is calculated by dividing the Company’s net income (loss) available to common stockholders by the weighted average number of common shares during the period. Diluted EPS reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the net income (loss) of the Company. In computing diluted EPS, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Shares of restricted stock are included in the basic weighted average number of common shares outstanding from the time they vest.

The basic and fully diluted shares for the year ended December 31, 2017 are the same because the inclusion of the potential shares (Class A – 26,909,028, Class E – 415,559, Options – 13,320,000, Warrants – 1,700,000) would have had an anti-dilutive effect due to the Company generating a loss for the year ended December 31, 2017.

The basic and fully diluted shares for the year ended December 31, 2016 are the same because the inclusion of the potential shares (Non-vested Common – 20,333, Class A – 26,909,028, Class E – 161,108, Options – 12,900,000 and Warrants – 200,000) would have had an anti-dilutive effect due to the Company generating a loss for the year ended December 31, 2016.

Capitalized Gaming Assets and Licensing Rights

Capitalized gaming assets and licensing rights represent costs to acquire trademarks, copyrights, software, technology, music or other intellectual property or proprietary rights in the development of our products. Depending upon the agreement with the rights holder, we may obtain the right to use the intellectual property in multiple products over a number of years, or alternatively, for a single product.

Significant management judgments and estimates are utilized in assessing the recoverability of capitalized costs. In evaluating the recoverability of capitalized costs, the assessment of expected product performance utilizes forecasted sales amounts and estimates of additional costs to be incurred. If revised forecasted or actual product sales are less than the originally forecasted amounts utilized in the initial recoverability analysis, the net realizable value may be lower than originally estimated in any given quarter, which could result in an impairment charge. Material differences may result in the amount and timing of expenses for any period if management makes different judgments or utilizes different estimates in evaluating these qualitative factors.

On October 23, 2017, the Company completed the acquisition of all assets that refer, relate or pertain to the real—time cross-platform MMO game commonly known and referred to as “Pocket Starships,” including but not limited to all intellectual property, know how, “urls,” websites, game engines, game store accounts, prior versions, company names and trade names, business plans, ﬁnancial reports, financial data, employee data, customer lists, forecasts, strategies, and all other business information; manufacturing or other technical or scientific know-how, speciﬁcations, technical drawings, drawings, artwork, music, diagrams, schematics, technology, processes, and any other trade secrets, discoveries, ideas, concepts, know-how, techniques, materials, formulae, compositions, information, data, results, plans, surveys and/or reports of a technical nature; and software programs (including all forms of code), software documentation, software development kits, game design documents, and formulae related to the current, future and proposed products and services, including any additions, enhancements or modifications to the foregoing or derivatives thereof after the date hereof.

F-8

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

As consideration for the acquisition, the Company issued eight million shares of the Company’s restricted common stock valued at $3,200,000, options to purchase up to eight million shares of the Company’s restricted common stock valued at $2,452,000, and assumed liabilities of $210,000 for a total purchase price of $5,862,000. The options are fully vested, exercisable at a price per share of $0.50 and will expire starting August 31, 2020. The acquisition of “Pocket Starships” was reported as part of capitalized gaming assets and licensing rights valued at $481,000 based upon discounted cash flows. The difference between purchase price and the capitalized value was recorded as loss on write down on assets of $5,381,000. The Company will amortize the capitalized cost on a straight-line basis over an estimated life of seven to ten years.

Further, the options previously issued pursuant to a purchase option agreement dated June 25, 2016, which provided for the option to purchase up to three million, seven hundred and fifty thousand shares of Registrant’s common stock, are fully vested and remain in effect in accordance with the terms of the purchase option agreement.

During 2017, the Company capitalized $175,000 pursuant to a licensing agreement for the non-exclusive, limited right to incorporate certain intellectual property (IP) from various STAR TREK television series in to future updates to and expansions of the Pocket Starships game. The Company estimates that the IP will have an estimated life of 1.6 years, which approximates the term of the license. In addition, we also acquired the game titled Battlewack: Idle Lords for $100,000, pursuant to settlement with the game owner and developer. Battlewack: Idle Lords requires additional development before it can be released.

In a prior period, the Company capitalized $50,000 as a result of the acquisition of licensing rights of one gaming application. The Company estimates that the gaming application will have an estimated life of five years, which approximates the term of the license.

During the year ended December 31, 2017, the Company recorded amortization expense of $52,000. As of December, 2017 and December 31, 2016, the accumulated amortization was $52,000 and $10,000, respectively and the unamortized capitalized gaming assets and licensing rights amounted to $743,000 and $40,000 respectively.

The expected annual amortization expense related to capitalized gaming assets and licensing rights as of December 31, 2017, is as follows:

2018	$69,000
2019	69,000
2020	69,000
2021	69,000
2022	69,000
Thereafter	123,000
Total	$468,000

Software Development Costs

Costs incurred for software development are expensed as incurred. During the years ended December 31, 2017 and 2016, the Company incurred $1,666,000 and $1,151,000 in software development costs paid to independent gaming software developers.

Revenue Recognition

Through our wholly owned subsidiary SPYR APPS, LLC, we develop, publish and co-publish mobile games, and then generate revenue through those games by way of advertising and in-app purchases. We recognize revenue when the sale is completed.

Though our wholly owned subsidiary E.A.J.: PHL, Airport, Inc. (discontinued operations, see Note 9) we generated revenue from the sale of food and beverage products through our restaurant. Revenue from the restaurant was recognized upon sale to a customer and receipt of payment.

The Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured, which is typically after receipt of payment and delivery.

F-9

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 “Accounting for Income Taxes,” which requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized. The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and cause a change in management's judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income. Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation or amortization. Depreciation is recorded at the time property and equipment is placed in service using the straight-line method over the estimated useful lives of the related assets, which range from three to ten years. Leasehold improvements are amortized over the shorter of the expected useful lives of the related assets or the lease term. The estimated economic useful lives of the related assets as follows:

Furniture and fixtures	5-10 years
Equipment	5- 7 years
Computer equipment	3 years
Leasehold improvements	6 years

Maintenance and repairs are charged to operations; betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation and amortization thereon are eliminated from the property and related accumulated depreciation and amortization accounts, and any resulting gain or loss is credited or charged to operations.

Intangible Assets

The Company accounts for its intangible assets in accordance with the authoritative guidance issued by the ASC Topic 350 – Goodwill and Other. Intangibles are valued at their fair market value and are amortized taking into account the character of the acquired intangible asset and the expected period of benefit. The Company evaluates non-amortizing intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated undiscounted future cash flows.

The cost of internally developing, maintaining and restoring intangible assets that are not specifically identifiable, that have indeterminate lives, or that are inherent in a continuing business and related to an entity as a whole, are recognized as an expense when incurred.

F-10

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

An intangible asset with a definite useful life is amortized; an intangible asset with an indefinite useful life is not amortized until its useful life is determined to be no longer indefinite. The remaining useful lives of intangible assets not being amortized are evaluated at least annually to determine whether events and circumstances continue to support an indefinite useful life.

During the year ended December 31, 2017, the Company recorded amortization expense of $6,000. As of December 31, 2017, total intangible assets amounted to $20,000 which consist of website development costs. There were no indications of impairment based on management’s assessment of these assets at December 31, 2017. Factors we consider important that could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of the use of our assets or the strategy for our overall business, and significant negative industry or economic trends. If current economic conditions worsen causing decreased revenues and increased costs, we may have to record impairment to our intangible assets.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board (FASB) whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company's stock option and warrant grants is estimated using the Black-Scholes Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes Option Pricing model and based on actual experience. The assumptions used in the Black-Scholes Option Pricing model could materially affect compensation expense recorded in future periods.

The Company also issues restricted shares of its common stock for share-based compensation programs to employees and non-employees. The Company measures the compensation cost with respect to restricted shares to employees based upon the estimated fair value at the date of the grant and is recognized as expense over the period which an employee is required to provide services in exchange for the award. For non-employees, the Company measures the compensation cost with respect to restricted shares based upon the estimated fair value at measurement date which is either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete.

Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with financial institutions, in the form of demand deposits. The Company believes that no significant concentration of credit risk exists with respect to these cash balances because of its assessment of the creditworthiness and financial viability of this financial institution.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

F-11

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, other receivable, prepaid expenses, and accounts payable and accrued expenses approximate their fair value because of the short maturity of those instruments.

The Company’s trading securities are measured at fair value using level 1 fair values.

Advertising Costs

Advertising, marketing and promotional costs are expensed as incurred and included in general and administrative expenses.

Advertising, marketing and promotional expense was $195,000 and $350,000 for the years ended December 31, 2017, and 2016, respectively and was reflected as part of Other General and Administrative Expenses on the accompanying consolidated statements of operations.

Reclassifications

In presenting the Company’s consolidated statement of operations for the year ended December 31, 2016, certain costs and expenses paid to third party developers in the amount of $735,000, that were previously reflected as other general and administrative expenses, have been reclassified and reported as part of research and development.

Recent Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principles-based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. Our revenue is recognized at the time of sale and we do not expect that the adoption of ASU 2014-09 will have any significant impact on our operating cash flows.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of ASU 2016-02 on the Company’s financial statements and disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

F-12

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

NOTE 2 - TRADING SECURITIES

Trading securities are purchased with the intent of selling them in the short term. Trading securities are recorded at market value and the difference between market value and cost of the securities is recorded as an unrealized gain or loss in the statement of operations. Gains from the sales of such marketable securities will be utilized to fund payment of obligations and to provide working capital for operations and to finance future growth, including, but not limited to: conducting our ongoing business, conducting strategic business development, marketing analysis, due diligence investigations into possible acquisitions, and research and development and implementation of the Company’s business plans generally.

The Company’s securities investments that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value based on quoted market price (level 1) on the balance sheet in current assets, with the change in fair value during the period included in earnings.

Investments in securities are summarized as follows:

	Fair Value at		Proceeds	Loss on	Contributed	Unrealized	Fair Value at
Year	Beginning of Year	Purchases	from Sale	Sale	Capital	Loss	December 31, 2017
2017	$59,000	$—	$—	$—	$—	$(11,000)	$48,000
2016	$324,000	$510,000	$(783,000)	$(95,000)	$160,000	$(57,000)	$59,000

Realized gains and losses are determined on the basis of specific identification. During the years ended December 31, 2017 and 2016, sales proceeds and gross realized gains and losses on securities classified as available-for-sale securities and trading securities were:

	December 31, 2017	December 31, 2016

Sales proceeds	$—	$783,000
Gross realized (losses)	$—	$(95,000)
Gross realized gains	—	—
Gain (loss) on sale of trading securities	$—	$(95,000)

The following table discloses the assets measured at fair value on a recurring basis and the methods used to determine fair value:

Fair Value Measurements at Reporting Date Using
		Quoted Prices	Significant	Significant
		in Active	Other	Unobservable
	Fair Value at	Markets	Observable Inputs	Inputs
	December 31, 2017	(Level 1)	(Level 2)	(Level 3)
Trading securities	$ 48,000	$ 48,000	$ -	$ -
Money market funds	36,000	36,000	-	-
Total	$ 84,000	$ 84,000	$ -	$ -

F-13

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

Fair Value Measurements at Reporting Date Using
		Quoted Prices	Significant	Significant
		in Active	Other	Unobservable
	Fair Value at	Markets	Observable Inputs	Inputs
	December 31, 2016	(Level 1)	(Level 2)	(Level 3)
Trading securities	$ 59,000	$ 59,000	$ -	$ -
Money market funds	36,000	36,000	-	-
Total	$ 95,000	$ 95,000	$ -	$ -

Generally, for all trading securities and available-for-sale securities, fair value is determined by reference to quoted market prices (level 1).

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31, 2017	December 31, 2016

Equipment	$28,000	$28,000
Furniture & fixtures	114,000	114,000
Leasehold improvements	107,000	107,000
	249,000	249,000
Less: accumulated depreciation and amortization	(115,000)	(68,000)
Property and Equipment, Net	$134,000	$181,000

Depreciation and amortization expense for the years ended December 31, 2017 and 2016 was $105,000 and $98,000, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

On October 3, 2016, the Company sold trading securities valued at $340,000 to Berkshire Capital Management Co., Inc. (“Berkshire”) for $500,000. Berkshire is controlled by Joseph Fiore, majority shareholder and former chairman of the board of directors of the Company. The Company reported the $160,000 difference between the value of the trading securities and cash sale price as contributed capital.

On September 5, 2017, the Company obtained a revolving line of credit from Berkshire Capital Management Co., Inc. The line of credit allows the Company to borrow up to $1,000,000 with interest at 6% per annum. The loan is secured by a first lien on all the assets of the Company and its wholly owned subsidiary SPYR APPS, LLC. Repayment on the loan is due February 28, 2019. As of December 31, 2017, we have borrowed $800,000.

F-14

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

NOTE 5 - INCOME TAXES

The Company did not provide any Federal and State income tax for the years ended December 31, 2017 and 2016 due to the Company’s net losses.

A reconciliation of the provision for income taxes computed using the US statutory federal income tax rate is as follows:

	December 31,
	2017	2016
Tax provision at US statutory federal income tax rate	$(690,000)	$(2,320,000)
State income tax, net of federal benefit	—	—
Change in valuation allowances	690,000	2,320,000
Provision for Income Taxes	$—	$—

The significant components of the Company’s deferred tax assets were:

	December 31,
	2017	2016
Deferred Tax Assets:
Net operating loss carry forward	$4,926,000	$3,746,000
Unrealized losses on marketable securities	2,000	251,000
Stock based compensation	—	197,000
Depreciation and other	(13,000)	31,000
	4,915,000	4,225,000
Less valuation allowance	(4,915,000)	(4,225,000)
Net Deferred Tax Asset	$—	$—

Deferred tax assets and liabilities reflect the effects of tax losses, credits and the future income tax effects of temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

As of December 31, 2017, the Company recorded a valuation allowance of $4,915,000 for its deferred tax assets. The Company believes that such assets did not meet the more likely than not criteria to be recoverable through projected future profitable operations in the foreseeable future.

Effective January 1, 2007, the Company adopted FASB guidance that addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The FASB also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2017 and 2016, the Company does not have a liability for unrecognized tax benefits.

The Company’s net operating loss carry forward for income tax purposes as of December 31, 2017 was approximately $18,700,000 and may be offset against future taxable income through 2037. Utilization of the Company’s net operating losses may be subject to substantial annual limitation if the Company experiences a 50% change in ownership, as provided by the Internal Revenue Code and similar state provisions. Such an ownership change would substantially increase the possibility of net operating losses expiring before complete utilization.

F-15

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

In December 2017, new tax known as Tax Cut and Jobs Act of 2017 was enacted. The new tax law includes significant changes to the U.S. corporate tax systems including a rate reduction from 35% to 21% beginning in January of 2018, a change in the treatment of foreign earnings going forward, a deemed repatriation transition tax, and changes to allow net operating losses to be carried forward indefinitely. In addition, net operating losses arising after December 31, 2017 will be limited to the lesser of the available net operating loss or 80% of the pre-net operating loss taxable income.

In accordance with ASC 740, the impact of a change in tax law is recorded in the period of enactment. During the fourth quarter of 2017, the Company recorded a non-cash, change in its net deferred tax balances of approximately $2,429,000 related to the tax rate change. The Company estimates that its deemed repatriation liability will not be material due to its limited international operations.

Uncertain Tax Positions

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. In many cases the Company’s uncertain tax positions are related to tax years that remain subject to examination by relevant tax authorities. The Company is generally no longer subject to U.S. federal, state or local income tax examinations by tax authorities for years before 2014. However, as of December 31, 2017, the years subsequent to 2013 remain open and could be subject to examination by tax authorities including the U.S. Internal Revenue Service and major state and local tax jurisdictions in the United States.

Interest costs related to unrecognized tax benefits are classified as “Interest expense, net” in the accompanying consolidated statements of operations. Penalties, if any, would be recognized as a component of “General and administrative expenses.”

As of December 31, 2017, the Company had no liability for unrecognized tax benefits and no accrual for the payment of related interest and penalties, nor did the Company recognized any interest or penalties expense related to unrecognized tax benefits during the years ended December 31, 2016 or 2015.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Rent

The Company leases approximately 5,169 square feet at 4643 South Ulster Street, Denver, Colorado pursuant to an amended lease dated May 21, 2015 and expiring on December 31, 2020. Under the lease, the Company pays annual base rent on an escalating scale ranging from $142,000 to $152,000.

The Company’s wholly owned subsidiary leases office shared office space in Berlin Germany pursuant to a lease dated June 29, 2018 and expiring on March 31, 2018. Under the lease, the Company pays monthly base rent of $4,248 (3,570 Euros).

The minimum future lease payments under these leases for the next five years are:

Year Ended December 31,	Amount
2018	$161,000
2019	150,000
2020	152,000
2021	—
2022	—
Thereafter	—
Total Five Year Minimum Lease Payments	$463,000

Rent expense for the years ended December 31, 2017 and 2016 was $186,000 and $146,000, respectively. In addition to the minimum basic rent, rent expense also includes approximately $200 per month for other items charged by the landlord in connection with rent.

F-16

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

Legal Proceedings

We are involved in certain legal proceedings that arise from time to time in the ordinary course of our business. Except for income tax contingencies, we record accruals for contingencies to the extent that our management concludes that the occurrence is probable and that the related amounts of loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. A material legal proceeding that is currently pending is as follows:

On October 14, 2015, the Company was named as a defendant in a case filed in the United States District Court for the District of Delaware case: Zakeni Limited v. SPYR, Inc., f/k/a Eat at Joe’s., Ltd. The suit relates to the Company’s issuance of two convertible debentures in the aggregate principal amount of $1,500,000 in 1998. On July 12, 2018, the court approved a Joint Motion for Order Approving Settlement Agreement. Pursuant to the settlement, the Company will issue 3,500,000 common shares valued at $1,050,000, warrants to purchase 1,000,000 common shares at $0.25 per share valued at $276,000, warrants to purchase 1,500,000 common shares at $0.50 per share valued at $398,000, and warrants to purchase 1,000,000 common shares at $0.75 per share valued at $259,000. The total value of the settlement, $1,983,000 has been recorded as litigation settlement liability on the accompanying consolidated balance sheets as of December 31, 2017 and 2016, with a corresponding charge to litigation settlement costs on the consolidated statement of operations for the year ended December 31, 2016,

On June 18, 2018 the Company was named as a defendant in a case filed in the United States District Court for the Southern District of New York: Securities and Exchange Commission vs. Joseph A. Fiore, Berkshire Capital Management Co., Inc., and Eat at Joe’s, Ltd. n/k/a SPYR, Inc. Joseph A. Fiore was the Chairman of our Board of Directors and a significant shareholder. Mr. Fiore resigned from his positions as Chairman of the Board and as a Director of the Company effective August 1, 2018. The suit alleges that Mr. Fiore, during 2013 and 2014, while he was the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors, engaged in improper conduct on behalf of the defendants named in the case related to the Company’s sales of securities in Plandai Biotechnology, Inc. The Commission alleges that Mr. Fiore and the Company unlawfully benefited through the sales of those securities. The Commission also alleges that from 2013 to 2014, the Company’s primary business was investing and that it failed to register as an investment company, resulting in an alleged violation of Section 7(a) of the Investment Company Act of 1940. The suit seeks to disgorge Joseph A. Fiore, Berkshire Capital Management Co., Inc., and the Company of alleged profits on the sale of the securities and civil fines related to the Company’s failure to register as an investment company with the Commission.

The Company vehemently denies any wrongdoing. The allegations demonstrate a fundamental misunderstanding of existing precedent and a mischaracterization of the facts and transactions at issue, which were not violative of any securities laws, rules or regulations. The Company will answer these allegations in court.

The Company is being represented by Alex Spiro, Esq., a partner with the firm of Quinn Emmanuel, Urquhart & Sullivan, LLP and Marc S. Gottlieb, Esq., a partner with the firm of Ortoli Rosenstadt LLP.

Employment Agreements

Pursuant to employment agreements entered in December 2014 and October 2015, the Company agreed to compensate three officers with a base salary in the aggregate of $450,000 per year through 2020. In addition, as part of the employment agreement, the Company also agreed to grant these officers an aggregate of 1.55 million shares of common stock at the beginning of each employment year.

Game Development Agreements

The Company is party to various game development agreements. Payments are contingent upon the developer(s) meeting specified milestones and game performance. Pursuant to these agreements, the Company has agreed to pay up to $843,000 during the period from January 2018 through January 2019.

Common Stock To Be Issued

The Company is party to various third-party service agreements to be paid through the issuance of the company’s restricted common stock. Contingent upon the third parties providing the agreed upon services, the Company will issue up to 4,570,000 restricted common shares at various intervals during the period from January 2018 through February 2019. The shares will be recorded at fair value on the date earned under the respective agreements.

F-17

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

NOTE 7 – EQUITY TRANSACTIONS

Common Stock:

Year Ended December 31, 2016:

During the year ended December 31, 2016, the Company issued an aggregate of 100,000 shares of restricted common stock to consultants for cash of $15,000.

During the year ended December 31, 2016, the Company issued an aggregate of 1,843,987 shares of common stock to employees with a total fair value of $413,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. As a result, the Company expensed the entire $413,000 upon issuance. The shares issued were valued at the date of the respective agreements.

During the year ended December 31, 2016, the Company issued an aggregate of 4,509,912 shares of restricted common stock to consultants with a total fair value of $1,951,000. The shares issued are non-refundable and deemed earned upon issuance. As a result, the Company expensed the entire $1,951,000 upon issuance. The shares issued were valued at the date of the respective agreements.

In April 2016, the Company cancelled a total of 325,000 shares of common stock issued to an employee pursuant to a settlement and termination agreement. Pursuant to current accounting guidelines, no further accounting was necessary for the cancellation of the 325,000 shares of common stock other than to remove the par value amounting to $33.00.

Year Ended December 31, 2017:

During the year ended December 31, 2017, the Company issued an aggregate of 750,000 shares of restricted common stock to an existing shareholder and former officer/employee for cash of $300,000. The common shares had a fair value of $510,000 at the date of sale, and as a result, the Company reflected an additional expense of $210,000 to account the difference between the sale price and the fair market value of common shares sold.

During the year ended December 31, 2017, the Company issued an aggregate of 2,050,000 shares of restricted common stock to employees with a total fair value of $1,109,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. As a result, the Company expensed the entire $1,109,000 upon issuance. The shares issued were valued at the date earned under the respective agreements.

During year ended December 31, 2017, the Company issued an aggregate of 12,691,924 shares of restricted common stock to consultants with a total fair value of $3,758,000. The shares issued are non-refundable and deemed earned upon issuance. As a result, the Company expensed the entire $3,758,000 upon issuance. The shares issued were valued at the date earned under the respective agreements.

During year ended December 31, 2017, the Company issued an aggregate of 8,000,000 shares of restricted common stock to third parties with a total fair value of $3,320,000. The shares issued are non-refundable and deemed earned upon issuance. As a result, the Company expensed the entire $3,320,000 upon issuance. The shares issued were valued at the date earned under the respective agreements. (See Note 1 “Capitalized Gaming Assets and Licensing Rights”)

F-18

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

Common Stock with Vesting Terms:

The following table summarizes common stock with vesting terms activity:

		Weighted
		Average
	Number of	Grant Date
	Shares	Fair Value
Non-vested, December 31, 2015	329,167	$0.47
Granted	—	—
Vested	(308,334)	0.47
Forfeited	—	—
Non-vested, December 31, 2016	20,833	$0.47
Granted	—	—
Vested	(20,833)	0.47
Forfeited	—	—
Non-vested, December 31, 2017	—	$—

During 2015, the Company granted and issued 600,000 shares of its restricted common stock to employees and third-party service providers. The 600,000 shares were forfeitable and deemed earned upon completion of service over a period of twelve to twenty-four months. The Company recognized the fair value of these shares as they vested. As of December 31, 2016, 579,167 of these shares had vested and 20,833 common shares were unvested. During the year ended December 31, 2017, the remaining 20,833 of these shares vested and as a result, the Company recognized compensation cost of $46,000. As of December 31, 2017, there were no unvested shares and no unearned compensation costs to be recorded.

When calculating basic net income (loss) per share, these shares are included in weighted average common shares outstanding from the time they vest. When calculating diluted net income per share, these shares, if dilutive, are included in weighted average common shares outstanding as of their grant date.

Options:

The following table summarizes common stock options activity:

		Weighted
		Average
		Exercise
	Options	Price
December 31, 2015	—	$—
Granted	12,900,000	2.94
Exercised	—	—
Forfeited	—	—
Outstanding, December 31, 2016	12,900,000	$2.94

Granted	8,920,000	0.55
Exercised	—	—
Forfeited	(8,500,000)	3.88
Outstanding, December 31, 2017	13,320,000	$1.74

Exercisable, December 31, 2016	4,400,000	$2.83
Exercisable, December 31, 2017	12,250,000	$1.58

The weighted average grant date fair value of options granted during the years ended December 31, 2017 and 2016, was $0.55 and $2.83 respectively.

F-19

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

In June 2016, the Company granted options to purchase 3.75 million shares of restricted common stock valued at $472,000 pursuant to the planned acquisition of Pocket Starships (See Note 1 “Capitalized Gaming Assets and Licensing Rights”). The stock options are fully vested, exercisable at a price per share of $1.00, $2.50, and $5.00 and stated to expire December 31, 2017 through December 31, 2019. During the year ended December 31, 2016, the Company recognized compensation expense of $472,000. On December 31, 2017, options to purchase 500,000 shares of restricted common stock expired, with the remaining 3.25 million expiring December 31, 2018 through December 31, 2019.

In August 2016, the Company granted an employee options to purchase a total of 7.5 million shares of common stock with an exercise price per share of $1.00, $2.50 and $5.00. The options are fully vested upon grant but are only exercisable in three tranches starting in January 2017, 2018 and 2019. Total fair value of the options at grant date amounted to $201,000 computed using the Black-Scholes Option Pricing Model. The Company determined the appropriate treatment is to recognize the fair value of the options over the service period, which would be when the options are fully exercisable. The first tranche of 1 million shares became exercisable on January 1, 2017 with a fair value of the options at grant date of $28,000 computed using the Black-Scholes Option Pricing Model. During the year ended December 31, 2016, the Company recognized compensation expense of $28,000. Subsequent to December 31, 2016, the employment agreement was terminated, all options cancelled, and no further compensation expense for these options will be recognized.

In October 2016, the Company granted an employee options to purchase a total of 1.5 million shares of restricted common stock with an exercise price per share of $1.00, $2.50 and $5.00 and will expire starting December 31, 2017 through December 31, 2019. The options are fully vested upon grant but are only exercisable in three tranches starting in October 2016 and January 2018 and 2019. Total fair value of the options at grant date amounted to $145,000 computed using the Black-Scholes Option Pricing Model. The Company determined the appropriate treatment is to recognize the fair value of the options over the service period, which would be when the options are fully exercisable. During the year ended December 31, 2016, the Company recognized compensation expense of $62,000. During the year ended December 31, 2017, the Company recognized compensation expense of $60,000. On December 31, 2017, options to purchase 500,000 shares of restricted common stock at $0.50 per share expired. As of December 31, 2017, future unamortized costs amounted to approximately $22,000.

In October 2016, the Company signed an investor relations consulting agreement with a third party granting options to purchase 50,000 shares of restricted common stock per month beginning October 24, 2016 through October 24, 2017 with an exercise price of $1.00 per share that will expire 36 months from date of grant. The options are granted monthly and fully vested and exercisable upon grant. As of December 31, 2016, 150,000 options were granted. Total fair value of the options at their respective grant dates amounted to $59,000 computed using the Black-Scholes Option Pricing Model. During the year ended December 31, 2016, the Company fully recognized the $59,000 compensation expense. As of December 31, 2017, 500,000 options were granted. Total fair value of the options at their respective grant dates amounted to $177,000 computed using the Black-Scholes Option Pricing Model. During the year ended December 31, 2017, the Company fully recognized the $177,000 compensation expense.

During the year ended December 31, 2017, the Company granted stock options to consultants to purchase a total of 420,000 shares of common stock. A total of 350,000 options vested during 2017 while the remaining 70,000 options will vest through February 2018 at a rate of 35,000 shares per month. The options are exercisable at $1.00 per share and will expire over 4 years. The fair values of the options are recorded at their respective grant dates computed using the Black-Scholes Option Pricing Model. During the year ended December 31, 2017, the Company recognized $210,000 in compensation expense based upon the vesting of outstanding options. As of December 31, 2017, the unamortized compensation expense for unvested options was $42,000 which will be recognized during 2018.

F-20

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

During year ended December 31, 2017, the Company granted stock options purchase up to eight million shares of the Company’s restricted common stock to third parties valued at $2,452,000. The options are fully vested, exercisable at a price per share of $0.50 and will expire starting August 31, 2020. The fair values of the options were computed using the Black-Scholes Option Pricing Model, and recorded at the date of grant. (See Note 1 “Capitalized Gaming Assets and Licensing Rights”)

The weighted average exercise prices, remaining lives for options granted, and exercisable as of December 31, 2017 were as follows:

	Outstanding Options			Exercisable Options
Options			Weighted		Weighted
Exercise Price		Life	Average Exercise		Average Exercise
Per Share	Shares	(Years)	Price	Shares	Price
$0.50	8,000,000	2.67	$0.50	8,000,000	$0.50
$1.00	1,070,000	1.81 – 3.10	$1.00	1,000,000	$1.00
$2.50	1,250,000	1	$2.50	750,000	$2.50
$5.00	3,000,000	2	$5.00	2,500,000	$5.00
	13,320,000		$3.97	12,250,000	$1.58

At December 31, 2017, the Company’s closing stock price was $0.265 per share. As all outstanding options had an exercise price greater than $0.265 per share, there was no intrinsic value of the options outstanding at December 31, 2017.

The following table summarizes options granted with vesting terms activity:

Weighted
Average
	Number of	Grant Date
	Shares	Fair Value
Non-vested, December 31, 2015	—	$—
Granted	—	—
Vested	—	—
Forfeited	—	—
Non-vested, December 31, 2016	—	$—
Granted	420,000	1.00
Vested	(350,000)	1.00
Forfeited	—	—
Non-vested, December 31, 2017	70,000	$1.00

Warrants:

The following table summarizes common stock warrants activity:

		Weighted
		Average
		Exercise
	Warrants	Price
December 31, 2015	—	$—
Granted	200,000	0.50
Exercised	—	—
Forfeited	—	—
Outstanding, December 31, 2016	200,000	$0.50

Granted	1,700,000	1.06
Exercised	—	—
Forfeited	(200,000)	050
Outstanding, December 31, 2017	1,700,000	$1.06

Exercisable, December 31, 2016	200,000	$0.50
Exercisable, December 31, 2017	1,700,000	$1.06

F-21

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

In October and November 2016, pursuant to advisory services agreement, the Company granted warrants to purchase a total of 200,000 shares of restricted common stock with an exercise price of $0.50 and will expire 12 months after date of grant. The options are fully vested and exercisable upon grant. Total fair value of the options at grant date amounted to $50,000 computed using the Black-Scholes Option Pricing Model and was fully recognized on the date of grant.

In March 2017, pursuant to an employee separation agreement, the Company granted warrants to purchase a total of 1,000,000 shares of restricted common stock with an exercise price of $1.50 and $2.00 which will expire December 31, 2018. The warrants are fully vested and exercisable upon grant. Total fair value of the warrants at grant date amounted to $290,000 computed using the Black-Scholes Option Pricing Model and was fully recognized on the date of grant.

In October 2017, pursuant to advisory services agreement, the Company granted warrants to purchase a total of 100,000 shares of restricted common stock with an exercise price of $0.50 and will expire 12 months after date of grant. The options are fully vested and exercisable upon grant. Total fair value of the options at grant date amounted to $20,000 computed using the Black-Scholes Option Pricing Model and was fully recognized on the date of grant.

In October 2017, pursuant to a services agreement, the Company granted warrants to purchase a total of 600,000 shares of restricted common stock with an exercise price of $0.01 and will expire December 31, 2020. The options are fully vested and exercisable upon grant. Total fair value of the options at grant date amounted to $188,000 computed using the Black-Scholes Option Pricing Model and was fully recognized on the date of grant.

The weighted average exercise prices, remaining lives for warrants granted, and exercisable as of December 31, 2017, were as follows:

	Outstanding and Exercisable Warrants
Warrants
Exercise Price		Life
Per Share	Shares	(Years)
$0.01	600,000	3.00
$0.50	100,000	0.83
$1.50	500,000	1.00
$2.00	500,000	1.00
	1,700,000

At December 31, 2017, the Company’s closing stock price was $0.265 per share. As all outstanding warrants had an exercise price greater than $0.265 per share, there was no intrinsic value of the warrants outstanding at December 31, 2017.

F-22

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

The table below represents the average assumptions used in valuing the stock options and warrants granted in fiscal 2016:

Year Ended December 31,
2016
Expected life in years	0.61 – 3.0
Stock price volatility	132% - 159%
Risk free interest rate	0.56% - 1.54%
Expected dividends	—
Forfeiture rate	—

The table below represents the average assumptions used in valuing the stock options and warrants granted in fiscal 2017:

Year Ended December 31,
2017
Expected life in years	1.00 – 3.19
Stock price volatility	127% - 157%
Risk free interest rate	1.26% - 1.70%
Expected dividends	—
Forfeiture rate	—

The assumptions used in the Black Scholes models referred to above are based upon the following data: (1) the contractual life of the underlying non-employee options is the expected life. The expected life of the employee option is estimated by considering the contractual term of the option, the vesting period of the option, the employees’ expected exercise behavior and the post-vesting employee turnover rate. (2) The expected stock price volatility was based upon the Company’s historical stock price over the expected term of the option. (3) The risk free interest rate is based on published U.S. Treasury Department interest rates for the expected terms of the underlying options. (4) The expected dividend yield was based on the fact that the Company has not paid dividends to common shareholders in the past and does not expect to pay dividends to common shareholders in the future. (5) The expected forfeiture rate is based on historical forfeiture activity and assumptions regarding future forfeitures based on the composition of current grantees.

NOTE 8 - PREFERRED STOCK

The Class A Preferred Stock carries the following rights and preferences;

Dividends

The Company shall, in its discretion, determine when and if dividends will be paid on the Class A Preferred Shares, and whether it will be paid in cash, shares of Common Stock, or a combination of both. All Class A Preferred Stockholders shall be treated the same with respect to the payment of dividends. In the event the Company elects to pay a portion or all of the dividends on the Class A Preferred Stock by issuing shares of the Company's Common Stock, the shares of common stock issued as dividends will be restricted, unregistered shares, and will be subject to the same transfer restrictions that apply to the shares of Class A Preferred Stock. The dividend is payable as may be determined by the Board of Directors, out of funds legally available therefor. The Class A Preferred Stock will have priority as to dividends over the Common Stock.

Voting Rights

The holders of the Class A Preferred Stock shall vote for the election of directors, and shall have full voting rights, except that each Class A Preferred share shall entitle the holder to exercise ten thousand (10,000) votes for each one (1) Class A Preferred Share held.

Redemptive Rights

The Class A Preferred Stock shall not be redeemable.

Conversion Rights

The holders of the Class A Preferred Stock will be entitled at any time to convert their shares of Class A Preferred Stock into shares of the Company's Common Stock at the rate of one (1) share of Class A Preferred Stock be converted into common shares of the Company at an agreed price of forty cents ($0.40) per share (the "Conversion Price"), which, based upon the recorded fair value of the Class A Preferred Stock, results in a conversion ratio of 1 share of Class A Preferred Stock to approximately 250 shares of common stock. No fractional shares will be issued.

The Conversion Ratio of the Class A Preferred Stock shall be adjusted in certain circumstances, including the payment of a stock dividend on shares of the Common Stock and combinations and subdivisions of the Common Stock.

In the case of any share exchange, capital reorganization, consolidation, merger or reclassification, whereby the Common Stock is converted into other securities or property, the Company will make appropriate provisions so that the holder of each share of Class A Preferred Stock then outstanding, will have the right thereafter to convert such share of Class A Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, share exchange, capital reorganization or reclassification by a holder of the number of shares of Common Stock into which such shares of Class A Preferred Stock might have been converted immediately prior to such consolidation, merger, share exchange, capital reorganization or reclassification. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Conversion Ratio shall be proportionately increased in the case of subdivision of shares. If the shares of Common Stock are combined, consolidated or reverse split into a smaller number of shares of Common Stock, the Conversion Ratio shall be proportionally decreased. The kind and type of Common Shares issuable upon conversion of the Class A Preferred Stock both before and after combination, consolidation or reverse split of the Common Shares shall be the same.

F-23

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

The same transfer restrictions imposed on the Class A Preferred Stock shall be applicable to the Common Stock into which the Class A Preferred Stock is converted, although for purposes of Rule 144 as presently in effect, the holding period requirement may be met by adding together the period in which the Class A Preferred Stock is held and the period in which the Common Stock into which the Class A Preferred Stock is converted, is held.

Other Provisions

The shares of Class A Preferred Stock to be issued and any Common Shares into which it is converted, shall be duly and validly issued, fully paid and non-assessable. The holders of the Class A Preferred Stock shall not have pre-emptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into Common Stock or rights or options to purchase any such shares.

The Class E Convertible Preferred Stock carries the following rights and preferences;

*	No dividends.
*	Convertible to common stock based upon proceeds received upon issuance of the shares, divided by the average closing bid price for the Company’s common stock for the 5 trading days prior to the conversion date, and is adjustable to prevent dilution. At December 31, 2017, the 20,000 Class E preferred shares were convertible to 415,559 common shares.
*	Convertible at the Option of the Company at par value only after repayment of the shareholder loans from Joseph Fiore and subject to the holder’s option to convert.
*	Entitled to vote 1,000 votes per share of Series E Convertible Preferred Shares.
*	Entitled to liquidation preference at par value.
*	Is senior to all other share of preferred or common shares issued past, present and future.

NOTE 9 – DISCONTINUED OPERATIONS

Restaurant

Through our other wholly owned subsidiary, E.A.J.: PHL Airport, Inc., we owned and operated the restaurant “Eat at Joe’s®,” which was located in the Philadelphia International Airport since 1997. Our lease in the Philadelphia Airport expired in April 2017. Concurrent with expiration of the lease the restaurant closed. Pursuant to current accounting guidelines, the restaurant segment is reported as discontinued operations.

The following table summarizes the assets and liabilities of our discontinued restaurant segment's discontinued operations as of December 31, 2017 and December 31, 2016:

	December 31, 2017	December 31, 2016
Assets:
Accounts receivable, net	$—	$13,000
Inventory	—	12,000
Prepaid expenses	—	25,000
Property and equipment, net	—	30,000
Other assets	—	16,000
Total Assets	$—	$96,000

Liabilities:
Accounts payable and accrued liabilities	$22,000	$60,000
Total Liabilities	$22,000	$60,000

F-24

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

The following table summarizes the results of operations of our discontinued restaurant for the years ended December 31, 2017 and 2016 and is included in the consolidated statements of operations as discontinued operations:

	For the Year Ended December 31,
	2017	2016

Revenues	$420,000	$1,413,000
Cost of sales	133,000	421,000
Gross Margin	287,000	992,000
Expenses
Labor and related expenses	177,000	471,000
Rent	77,000	278,000
Depreciation and amortization	20,000	68,000
Professional fees	33,000	2,000
Other general and administrative	102,000	198,000
Total Operating Expenses	409,000	1,017,000
Operating Income (Loss)	(122,000)	(25,000)
Other Income (Expense)
Loss on disposal of assets	(10,000)	—
Income (Loss) on discontinued operations	$(132,000)	$(25,000)

Other

During the year ended December 31, 2016, the Company incurred additional expenses of $4,000 related to the winding-up of its former subsidiary Franklin Networks, Inc. The following table provides additional detail of these losses which are reflected as a loss on discontinued operations.

December 31, 2016
Revenues	$—
General and administrative	4,000
Loss from discontinued operations	$(4,000)

F-25

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

NOTE 10 – RESTATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016

On July 12, 2018, the court approved a Joint Motion for Order Approving Settlement Agreement in the Zakeni Limited v. SPYR, Inc. case. Pursuant to the settlement, the Company will issue to Zakeni Limited 3,500,000 common shares, warrants to purchase 1,000,000 common shares at $0.25 per share, warrants to purchase 1,500,000 common shares at $0.50 per share, and warrants to purchase 1,000,000 common shares at $0.75 per share. The shares and warrants were valued at the date the court signed the settlement agreement. The total value of the settlements, $1,983,000 has been recorded as litigation settlement liability on the accompanying consolidated balance sheets as of December 31, 2017 and 2016, with a corresponding charge to litigation settlement costs on the consolidated statement of operations for the year ended December 31, 2016.

Analysis of the restated December 31, 2016 and 2017 balance sheets and results of operations for the year then ended is as follows.

1 – The Company recorded a litigation settlement liability on the 2016 and 2017 consolidated balance sheet in the amount of $1,983,000 (fair value of the 3,500,000 shares and 3,500,000 warrants).

2 – The Company recorded litigation settlement costs on the 2016 consolidated statement of operations in the amount of $1,983,000 (fair value of the 3,500,000 shares and 3,500,000 warrants).

3 – The Company recorded a reduction in accounts payable and accrued liabilities on the 2017 consolidated balance sheet in the amount of $350,000 (Pre-settlement estimated legal and trial costs).

4 – The Company recorded a reduction in professional fees on the 2017 consolidated statement of operations in the amount of $350,000 to remove the pre-settlement estimated legal and trial costs.

F-26

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

	December 31, 2016
ASSETS	As Reported	Adjustment		As Restated
Current Assets:
Cash and cash equivalents	$3,204,000	$—		$3,204,000
Accounts receivable, net	31,000	—		31,000
Other receivable	200,000	—		200,000
Prepaid expenses	25,000	—		25,000
Trading securities, at market value	59,000	—		59,000
Current assets of discontinued operations	50,000	—		50,000
Total Current Assets	3,569,000	—		3,569,000

Property and equipment, net	181,000	—		181,000
Capitalized gaming assets and licensing rights, net	40,000	—		40,000
Intangible assets, net	18,000	—		18,000
Other assets	6,000	—		6,000
Non-current assets of discontinued operations	46,000	—		46,000
TOTAL ASSETS	$3,860,000	$—		$3,860,000

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities:
Accounts payable and accrued liabilities	$116,000	$—		$116,000
Litigation Settlement Liability	—	1,983,000	1	1,983,000
Current liabilities of discontinued operations	60,000	—		60,000
Total Current Liabilities	176,000	1,983,000		2,159,000

Total Liabilities	176,000	1,983,000		2,159,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized
107,636 Class A shares issued and outstanding
as of December 31, 2017 and 2016	11	—		11
20,000 Class E shares issued and outstanding
as of December 31, 2017 and 2016	2	—		2
Common Stock, $0.0001 par value, 750,000,000 shares authorized
181,128,950 and 157,637,026 shares issued and outstanding
as of December 31, 2017 and 2016	15,763	—		15,763
Additional paid-in capital	34,752,224	—		34,752,224
Accumulated deficit	(31,084,000)	(1,983,000)		(33,067,000)
Total Stockholders’ Equity	3,684,000	(1,983,000)		1,701,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,860,000	$—		$3,860,000

F-27

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

	December 31, 2016
	As Reported	Adjustment		As Restated
Revenues	$139,000	$—		$139,000

Expenses
Labor and related expenses	1,467,000	—		1,467,000
Rent	146,000	—		146,000
Depreciation and amortization	98,000	—		98,000
Professional fees	3,292,000	—		3,292,000
Research and development	1,151,000	—		1,151,000
Other general and administrative	740,000	—		740,000
Cost of acquisition option	472,000	—		472,000
Total Operating Expenses	7,366,000	—		7,366,000
Operating Loss	(7,227,000)	—		(7,227,000)

Other Income (Expense)
Interest and dividend income	18,000	—		18,000
Litigation settlement costs	—	(1,983,000)	2	(1,983,000)
Unrealized gain (loss) on trading securities	(57,000)	—		(57,000)
Loss on sale of marketable securities	(95,000)	—		(95,000)
Total Other Expense	(134,000)	(1,983,000)		(2,117,000)

Loss from continuing operations	(7,361,000)	(1,983,000)		(9,344,000)

Loss on discontinued operations	(29,000)	—		(29,000)

Net Loss	$(7,390,000)	$(1,983,000)		$(9,373,000)

Per Share Amounts
Loss from continuing operations
Basic and Diluted earnings per share	$(0.05)	$(0.01)		$(0.06)

Loss on discontinued operations
Basic and Diluted earnings per share	$—	$—		$—

Net Loss
Basic and Diluted earnings per share	$(0.05)	$(0.01)		$(0.06)

Weighted Average Common Shares
Basic and Diluted	154,092,844	—		154,092,844

F-28

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

	December 31, 2017
ASSETS	As Reported	Adjustment		As Restated
Current Assets:
Cash and cash equivalents	$86,000	$—		$86,000
Accounts receivable, net	4,000	—		4,000
Prepaid expenses	35,000	—		35,000
Trading securities, at market value	48,000	—		48,000
Total Current Assets	173,000	—		173,000

Property and equipment, net	134,000	—		134,000
Capitalized gaming assets and licensing rights, net	743,000	—		743,000
Intangible assets, net	12,000	—		12,000
Other assets	16,000	—		16,000
TOTAL ASSETS	$1,078,000	$—		$1,078,000

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities:
Accounts payable and accrued liabilities	$878,000	$(350,000)	3	$528,000
Litigation Settlement Liability	—	1,983,000	1	1,983,000
Current liabilities of discontinued operations	22,000	—		22,000
Total Current Liabilities	900,000	1,633,000		2,533,000

Non-current related party line of credit	807,000	—		807,000
Total Liabilities	1,707,000	1,633,000		3,340,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized
107,636 Class A shares issued and outstanding
as of December 31, 2017 and 2016	11	—		11
20,000 Class E shares issued and outstanding
as of December 31, 2017 and 2016	2	—		2
Common Stock, $0.0001 par value, 750,000,000 shares authorized
181,128,950 and 157,637,026 shares issued and outstanding
as of December 31, 2017 and 2016	18,112	—		18,112
Additional paid-in capital	46,561,875	—		46,561,875
Accumulated deficit	(47,209,000)	(1,633,000)		(48,842,000)
Total Stockholders’ Equity	(629,000)	(1,633,000)		(2,262,000)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,078,000	$—		$1,078,000

F-29

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

	December 31, 2017
	As Reported	Adjustment		As Restated
Revenues	$128,000	$—		$128,000

Expenses
Labor and related expenses	2,358,000	—		2,358,000
Rent	186,000	—		186,000
Depreciation and amortization	105,000	—		105,000
Professional fees	5,905,000	(350,000)	4	5,555,000
Research and development	1,666,000	—		1,666,000
Other general and administrative	502,000	—		502,000
Total Operating Expenses	10,722,000	(350,000)		10,372,000
Operating Loss	(10,594,000)	350,000		(10,244,000)

Other Income (Expense)
Interest and dividend income	4,000	—		4,000
Interest Expense	(11,000)	—		(11,000)
Loss on write-down of assets	(5,381,000)	—		(5,381,000)
Unrealized gain (loss) on trading securities	(11,000)	—		(11,000)
Total Other Expense	(5,399,000)	—		(5,399,000)

Loss from continuing operations	(15,993,000)	350,000		(15,643,000)

Loss on discontinued operations	(132,000)	—		(132,000)

Net Loss	$(16,125,000)	$350,000		$(15,775,000)

Per Share Amounts
Loss from continuing operations
Basic and Diluted earnings per share	$(0.10)	$0.01		$(0.09)

Loss on discontinued operations
Basic and Diluted earnings per share	$—	$—		$—

Net Loss
Basic and Diluted earnings per share	$(0.10)	$0.01		$(0.09)

Weighted Average Common Shares
Basic and Diluted	166,443,807	—		166,443,807

F-30

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2017 AND 2016

NOTE 11 - SUBSEQUENT EVENTS

During period from January through August 14, 2018, the Company issued 6.7 million shares of common stock for cash of $905,000 pursuant to various private placement agreements.

During period from January through August 14, 2018, the Company issued 5.9 million shares of common stock pursuant to various third-party service agreements.

On February 1, 2018, the Company issued 1.25 million shares of common stock with a fair value of $625,000 pursuant to existing employment and consulting agreements.

On April 20, 2018, the Company signed a convertible promissory note with a third-party lender for up to $475,000 (net of original issue discount of $25,000). The note is for 12 months with interest at 8% per annum on the unpaid principal amount. The note holder has the right, at any time on or after 181 calendar days after the date of the note, to convert all or any portion of the outstanding principal and interest into the Company’s restricted common stock at $0.20 per share. On April 26, 2018 the Company borrowed $150,000 on this note.

On May 22, 2018, the Company signed a convertible promissory note with a third-party lender for up to $250,000 (net of original issue discount of $25,000). The note is for 8 months with a one-time interest charge of 8% on the issuance date outstanding balance. The note holder has the right, at any time on or after the issuance date, to convert all or any portion of the outstanding principal and interest into the Company’s restricted common stock at $0.25 per share. On May 22, 2018 the Company borrowed $250,000 on this note.

On May 23, 2018, the Company cancelled an aggregate of 625,000 shares of restricted common stock on termination of a third-party service agreement with a total fair value on the date of termination of $207,000. The Company recorded a gain on cancellation of $113,000 for the portion of shares (375,000) issued during 2017 and reversed expenses of $94,000 for the portion of shares (250,000) issued during 2018. The shares issued were valued at the termination date of the agreement based upon closing market price of the Company’s common stock.

On July 12, 2018, the court approved a Joint Motion for Order Approving Settlement Agreement. Pursuant to the settlement, the Company will issue 3,500,000 common shares valued at $1,050,000, warrants to purchase 1,000,000 common shares at $0.25 per share valued at $276,000, warrants to purchase 1,500,000 common shares at $0.50 per share valued at $398,000, and warrants to purchase 1,000,000 common shares at $0.75 per share valued at $259,000. The total value of the settlement, $1,983,000 has been recorded as litigation settlement liability on the accompanying consolidated balance sheets as of December 31, 2017 and 2016, with a corresponding charge to litigation settlement costs on the consolidated statement of operations for the year ended December 31, 2016.

F-31

F-32

SPYR, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS		(Restated)
Current Assets:
Cash and cash equivalents	$42,000	$86,000
Accounts receivable, net	83,000	4,000
Prepaid expenses	26,000	35,000
Trading securities, at market value	12,000	48,000
Total Current Assets	163,000	173,000

Property and equipment, net	103,000	134,000
Capitalized gaming assets and licensing rights, net	716,000	743,000
Intangible assets, net	10,000	12,000
Other assets	6,000	16,000
TOTAL ASSETS	$998,000	$1,078,000

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
LIABILITIES
Current Liabilities:
Accounts payable and accrued liabilities	$901,000	$528,000
Related party short-term advances	180,000	—
Related party line of credit	1,052,000	—
Convertible note payable, net	302,000	—
Litigation settlement liability	—	1,983,000
Current liabilities of discontinued operations	22,000	22,000
Total Current Liabilities	2,457,000	2,533,000

Non-current related party line of credit	—	807,000
Total Liabilities	2,457,000	3,340,000
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ (DEFICIT)
Preferred stock, $0.0001 par value, 10,000,000 shares authorized
107,636 Class A shares issued and outstanding
as of September 30, 2018 and December 31, 2017	11	11
20,000 Class E shares issued and outstanding
as of September 30, 2018 and December 31, 2017	2	2
Common Stock, $0.0001 par value, 750,000,000 shares authorized
198,545,231 and 181,128,950 shares issued and outstanding
as of September 30, 2018 and December 31, 2017	19,854	18,112
Additional paid-in capital	53,311,133	46,561,875
Accumulated deficit	(54,790,000)	(48,842,000)
Total Stockholders’ (Deficit)	(1,459,000)	(2,262,000)
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$998,000	$1,078,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-33

SPYR, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017

Game Revenues	$116,000	$26,000	$143,000	$110,000
Related Party Service Revenues	80,000	—	80,000	—
Gross Margin	196,000	26,000	223,000	110,000

Expenses
Labor and related expenses	191,000	387,000	1,312,000	2,065,000
Rent	37,000	51,000	125,000	138,000
Depreciation and amortization	28,000	44,000	85,000	89,000
Professional fees	445,000	2,000,000	3,519,000	4,892,000
Research and development	137,000	542,000	590,000	1,202,000
Other general and administrative	154,000	118,000	381,000	426,000
Total Operating Expenses	992,000	3,142,000	6,012,000	8,812,000
Operating Loss	(796,000)	(3,116,000)	(5,789,000)	(8,702,000)

Other Income (Expense)
Interest and dividend income	—	—	—	4,000
Interest Expense	(135,000)	—	(239,000)	—
Gain on cancellation of shares	5,000	—	118,000	—
Unrealized loss on trading securities	(7,000)	(10,000)	(36,000)	(37,000)
Total Other Expense	(137,000)	(10,000)	(157,000)	(33,000)

Loss from continuing operations	(933,000)	(3,126,000)	(5,946,000)	(8,735,000)

Loss on discontinued operations	—	(28,000)	(2,000)	(132,000)

Net Loss	$(933,000)	$(3,154,000)	$(5,948,000)	$(8,867,000)

Per Share Amounts
Loss from continuing operations
Basic and Diluted earnings per share	$—	$(0.02)	$(0.03)	$(0.05)

Loss on discontinued operations
Basic and Diluted earnings per share	$—	$—	$—	$—

Net Loss
Basic and Diluted earnings per share	$—	$(0.02)	$(0.03)	$(0.05)

Weighted Average Common Shares
Basic and Diluted	198,811,004	166,052,129	192,273,878	162,287,753

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-34

SPYR, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 2018
(Unaudited)

	Preferred Stock						Additional
	Class A		Class E		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2017 (Restated)	107,636	$11	20,000	$2	181,128,950	$18,112	$46,561,875	$(48,842,000)	$(2,262,000)
Common stock issued to related party for cash	—	—	—	—	500,000	50	49,950	—	50,000
Common stock issued for cash	—	—	—	—	6,200,000	620	854,380	—	855,000
Fair value of common stock issued for employee compensation	—	—	—	—	1,250,000	125	624,875	—	625,000
Fair value of common stock, options and warrants issued for services	—	—	—	—	6,608,781	661	2,349,339	—	2,350,000
Vesting of options and warrants granted for services	—	—	—	—	—	—	743,000	—	743,000
Common stock cancelled on termination of service agreement	—	—	—	—	(642,500)	(64)	(117,936)	—	(118,000)
Fair value of common stock and warrants issued for litigation settlement	—	—	—	—	3,500,000	350	1,982,650	—	1,983,000
Debt discount on convertible notes payable	—	—	—	—	—	—	263,000	—	263,000
Net loss	—	—	—	—	—	—	—	(5,948,000)	(5,948,000)
Balance at September 30, 2018	107,636	$11	20,000	$2	198,545,231	$19,854	$53,311,133	$(54,790,000)	$(1,459,000)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-35

SPYR, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2018	2017
Cash Flows From Operating Activities:
Net loss for the period	$(5,948,000)	$(8,867,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on discontinued operations	2,000	132,000
Depreciation and amortization	85,000	90,000
Common stock issued for employee compensation	625,000	999,000
Common stock, options and warrants issued for services	2,350,000	3,518,000
Vesting of options and warrants granted for services	743,000	647,000
Gain on cancellation of common stock	(118,000)	—
Vesting of shares of common stock issued for services	—	46,000
Debt discount on convertible notes payable	147,000	—
Unrealized loss on trading securities	36,000	37,000
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivables	(79,000)	19,000
Decrease in other receivables	—	100,000
Decrease (increase) in prepaid expenses	9,000	(31,000)
Decrease (increase) in other assets	10,000	(11,000)
Increase in accounts payable and accrued liabilities	373,000	68,000
Increase in accrued interest on short-term advances - related party	2,000	—
Increase in accrued interest on line of credit - related party	45,000	—
Increase in accrued interest on convertible notes payable	18,000	—
Net Cash Used in Operating Activities from Continuing Operations	(1,700,000)	(3,253,000)
Net Cash Used in Operating Activities from Discontinued Operations	(2,000)	(66,000)
Net Cash Used in Operating Activities	(1,702,000)	(3,319,000)

Cash Flows From Investing Activities:
Purchase of licensing rights	(25,000)	(100,000)
Net Cash Used in Investing Activities	(25,000)	(100,000)

Cash Flows From Financing Activities:
Proceeds from sale of common stock	905,000	300,000
Proceeds from short-term advances - related party	178,000	—
Proceeds from line of credit - related party	200,000	200,000
Proceeds from convertible notes payable	400,000	—
Net Cash Provided by Financing Activities	1,683,000	500,000

Net Decrease in Cash	(44,000)	(2,919,000)
Cash and cash equivalents at beginning of period	86,000	3,204,000
Cash and cash equivalents at end of period	$42,000	$285,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-36

SPYR, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)(Continued)

	For the Nine Months Ended September 30,
	2018	2017
Supplemental Disclosure of Interest and Income Taxes Paid:
Interest paid during the period	$—	$—
Income taxes paid during the period	$—	$—

Supplemental Disclosure of Non-cash Investing and Financing Activities:
Reclassification of other assets to capitalized licensing rights	$—	$100,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-37

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2018 and 2017

(Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The accompanying condensed consolidated financial statements are unaudited. These unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017 filed with the SEC. The condensed consolidated balance sheet as of December 31, 2017 included herein was derived from the audited consolidated financial statements as of that date, but does not include all disclosures, including notes, required by GAAP.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to fairly present the Company's financial position and results of operations for the interim periods reflected. Except as noted, all adjustments contained herein are of a normal recurring nature. Results of operations for the fiscal periods presented herein are not necessarily indicative of fiscal year-end results.

Organization

The Company was incorporated as Conceptualistics, Inc. on January 6, 1988 in Delaware. Subsequent to its incorporation, the Company changed its name to Eat at Joe’s, Ltd. In February 2015, the Company changed its name to SPYR, Inc. and adopted a new ticker symbol “SPYR” effective March 12, 2015.

Nature of Business

The primary focus of SPYR, Inc. (the “Company”) is to act as a holding company and develop a portfolio of profitable subsidiaries, not limited by any particular industry or business.

Through our wholly owned subsidiary, SPYR APPS, LLC we operate our mobile games and applications business. The focus of the SPYR APPS subsidiary is the development and publication of our own mobile games as well as the publication of games developed by third-party developers.

Through our other wholly owned subsidiary, E.A.J.: PHL Airport, Inc., we owned and operated the restaurant “Eat at Joe’s®,” which was located in the Philadelphia International Airport since 1997. Our lease in the Philadelphia Airport expired in April 2017. Concurrent with expiration of the lease the restaurant closed. Pursuant to current accounting guidelines, the assets and liabilities of EAJ as well as the results of its operations were presented in these financial statements as discontinued operations.

Principles of Consolidation

The consolidated financial statements include the accounts of SPYR, Inc. and its wholly-owned subsidiaries, SPYR APPS, LLC, a Nevada Limited Liability Company, E.A.J.: PHL, Airport Inc., a Pennsylvania corporation (discontinued operations, see Note 7), and Branded Foods Concepts, Inc., a Nevada corporation. Intercompany accounts and transactions have been eliminated.

Going Concern

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business, however, the issues described below raise substantial doubt about the Company’s ability to do so.

F-38

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2018 and 2017

(Unaudited)

As shown in the accompanying financial statements, for the nine months ended September 30, 2018, the Company recorded a net loss from continuing operations of $5,946,000 and utilized cash in continuing operations of $1,700,000. As of September 30, 2018, our cash balance was $42,000 and we had trading securities of $12,000. These issues raise substantial doubt about the Company’s ability to continue as a going concern.

The Company plans to expand its mobile games and application development and publishing activities, such as Pocket Starships and Steven Universe: Tap Together, through acquisition and/or development of its own intellectual property and publishing agreements with developers.

Historically, we have financed our operations primarily through private sales of our trading securities, through sales of our common stock, and through related party loans. If our sales goals for our products do not materialize as planned, we believe that the Company can reduce its operating and product development costs that would allow us to maintain sufficient cash levels to continue operations. However, if we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans.

The ability of the Company to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements and expansion of its operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations through the next twelve months. However, management cannot make any assurances that such financing will be secured.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions used by management affected impairment analysis for trading securities, fixed assets, intangible assets, capitalized licensing rights, amounts of potential liabilities, and valuation of issuance of equity securities. Actual results could differ from those estimates.

Earnings (Loss) Per Share

The Company’s computation of earnings (loss) per share (EPS) includes basic and diluted EPS. Basic EPS is calculated by dividing the Company’s net income (loss) available to common stockholders by the weighted average number of common shares during the period. Diluted EPS reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the net income (loss) of the Company. In computing diluted EPS, the treasury stock method assumes that outstanding options and warrants are exercised, and the proceeds are used to purchase common stock at the average market price during the period. Shares of restricted stock are included in the basic weighted average number of common shares outstanding from the time they vest.

The basic and fully diluted shares for the nine months ended September 30, 2018 are the same because the inclusion of the potential shares (Class A – 26,909,028, Class E – 412,099, Options – 13,740,000, Warrants – 8,800,000) would have had an anti-dilutive effect due to the Company generating a loss for the nine months ended September 30, 2018.

The basic and fully diluted shares for the three months ended September 30, 2018 are the same because the inclusion of the potential shares (Class A – 26,909,028, Class E – 412.099, Options – 13,740,000, Warrants – 8,800,000) would have had an anti-dilutive effect due to the Company generating a loss for the three months ended September 30, 2018.

F-39

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2018 and 2017

(Unaudited)

The basic and fully diluted shares for the nine months ended September 30, 2017 are the same because the inclusion of the potential shares (Class A – 26,909,028, Class E – 318,654, Options – 6,270,000, Warrants – 1,200,000) would have had an anti-dilutive effect due to the Company generating a loss for the nine months ended September 30, 2017.

The basic and fully diluted shares for the three months ended September 30, 2017 are the same because the inclusion of the potential shares (Class A – 26,909,028, Class E – 318,654, Options – 6,270,000, Warrants – 1,200,000) would have had an anti-dilutive effect due to the Company generating a loss for the three months ended September 30, 2017.

Capitalized Gaming Assets and Licensing Rights

Capitalized gaming assets and licensing rights represent costs to acquire trademarks, copyrights, software, technology, music or other intellectual property or proprietary rights in the development of our products. Depending upon the agreement with the rights holder, we may obtain the right to use the intellectual property in multiple products over a number of years, or alternatively, for a single product.

Significant management judgments and estimates are utilized in assessing the recoverability of capitalized costs. In evaluating the recoverability of capitalized costs, the assessment of expected product performance utilizes forecasted sales amounts and estimates of additional costs to be incurred. If revised forecasted or actual product sales are less than the originally forecasted amounts utilized in the initial recoverability analysis, the net realizable value may be lower than originally estimated in any given quarter, which could result in an impairment charge. Material differences may result in the amount and timing of expenses for any period if management makes different judgments or utilizes different estimates in evaluating these qualitative factors.

On October 23, 2017, the Company completed the acquisition of all assets that refer, relate or pertain to the real—time cross-platform MMO game commonly known and referred to as “Pocket Starships,” including but not limited to all intellectual property, know how, “urls,” websites, game engines, game store accounts, prior versions, company names and trade names, business plans, ﬁnancial reports, financial data, employee data, customer lists, forecasts, strategies, and all other business information; manufacturing or other technical or scientific know-how, speciﬁcations, technical drawings, drawings, artwork, music, diagrams, schematics, technology, processes, and any other trade secrets, discoveries, ideas, concepts, know-how, techniques, materials, formulae, compositions, information, data, results, plans, surveys and/or reports of a technical nature; and software programs (including all forms of code), software documentation, software development kits, game design documents, and formulae related to the current, future and proposed products and services, including any additions, enhancements or modifications to the foregoing or derivatives thereof after the date hereof.

As consideration for the acquisition, the Company issued eight million shares of the Company’s restricted common stock valued at $3,200,000, options to purchase up to eight million shares of the Company’s restricted common stock valued at $2,452,000 and assumed liabilities of $210,000 for a total purchase price of $5,862,000. The options are fully vested, exercisable at a price per share of $0.50 and will expire starting August 31, 2020. The acquisition of “Pocket Starships” was reported as part of capitalized gaming assets and licensing rights valued at $481,000 based upon discounted cash flows. The difference between purchase price and the capitalized value was recorded as loss on write down on assets during 4th quarter 2017. The Company amortizes the capitalized cost on a straight-line basis over an estimated life of seven to ten years.

Further, the options previously issued pursuant to a purchase option agreement dated June 25, 2016, which provided for the option to purchase up to three million, seven hundred and fifty thousand shares of Registrant’s common stock, are fully vested and remain in effect in accordance with the terms of the purchase option agreement.

During 2017, the Company capitalized $175,000 pursuant to a licensing agreement for the non-exclusive, limited right to incorporate certain intellectual property (IP) from various STAR TREK television series in to future updates to and expansions of the Pocket Starships game. The Company estimates that the IP will have an estimated life of 1.6 years, which approximates the term of the license.

During the August 2018, the Company capitalized $25,000 pursuant to a licensing agreement for the non-exclusive, limited right to incorporate certain intellectual property (IP) from Steven Universe, a popular animated television series on Cartoon Network into our game Steven Universe: Tap Together. Steven Universe: Tap Together was launched globally on the Google Play Store on August 2, 2018 and on the IOS App Store in August 9, 2018. The Company amortizes the capitalized cost on a straight-line basis over an estimated life of 4.42 years, which approximates the term of the license.

F-40

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2018 and 2017

(Unaudited)

In addition, we also acquired the game titled Battlewack: Idle Lords for $100,000, pursuant to settlement with the game owner and developer. Battlewack: Idle Lords requires additional development before it can be released.

During the three and nine months ended September 30, 2018, the Company recorded amortization expense of $19,000 and $53,000, respectively. As of September 30, 2018 and December 31, 2017, the unamortized capitalized gaming assets and licensing rights amounted to $716,000 and $743,000 respectively.

Software Development Costs

Costs incurred for software development are expensed as incurred. During the nine months ended September 30, 2018 and 2017, the Company incurred $590,000 and $1,202,000 in software development costs paid to independent gaming software developers.

During the three months ended September 30, 2018 and 2017, the Company incurred $137,000 and $542,000 in software development costs paid to independent gaming software developers.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that superseded nearly all existing revenue recognition guidance under prior U.S. GAAP and replace it with a principles-based approach for determining revenue recognition. The core principle of the standard is the recognition of revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services.

We adopted this new revenue recognition standard along with is related amendments on January 1, 2018 and have updated our accounting policy for revenue recognition. As expected, at our current level of revenue, the adoption of this new standard did not impact our financial position or results of operations operating cash flows.

We determine revenue recognition by: (1) identifying the contract, or contracts, with our customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to performance obligations in the contract; and (5) recognizing revenue when, or as, we satisfy performance obligations by transferring the promised goods or services.

Game Revenues

Through our wholly owned subsidiary SPYR APPS, LLC, d/b/a SPYR GAMES, we develop, publish and co-publish mobile games, and then generate revenue through those games by way of advertising and in-app purchases. The Company’s dedicated mobile gaming applications can be downloaded through the app stores maintained by Apple and Google. The Company’s cross platform gaming application, which can be played on personal computers, Facebook and mobile devices, can be downloaded from the internet and Facebook as well as through the app stores maintained by Apple, Google and Amazon.

We operate our games as live services that allow players to play for free. Within these games players can purchase virtual items to enhance their game-playing experience. Our identified performance obligation is to display the virtual items within the game. Payment is required at time of purchase and the purchase price is a fixed amount.

F-41

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2018 and 2017

(Unaudited)

Players can purchase our virtual items through various widely accepted payment methods offered in the games, including Apple iTunes accounts, Google Play accounts, Facebook local currency payments, PayPal and credit cards. Payments from players for virtual items are non-refundable and relate to non-cancellable contracts that specify our obligations.

For revenue earned through app stores, players utilize the app store’s local currency-based payments program to purchase virtual items in our games. For all payment transactions on these app store platforms, the app store remits to us 70% of the price we request to be charged to the player for each transaction, which represents the transaction price. We recognize revenue net of the amounts retained by the app stores for platform and payment processing fees.

Service Revenues

We recently offered professional legal and accounting services to a related Limited Liability Company (see note 4). Our professional services arrangements are either fixed-fee billing or time-and-material billing arrangements. In fixed-fee billing arrangements, we agree to a predetermined fee for a predetermined set of professional services. We set the fee based upon our estimate of the time and costs necessary to complete the engagements. Under time-and-materials billing arrangements, the fee is based on the number of hours worked at the agreed upon billing rates. We recognized service revenue upon completion of the service and billing of the client.

Recent Accounting Standards

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of ASU 2016-02 on the Company’s financial statements and disclosures.

In July 2017, the FASB issued Accounting Standards Update (ASU) No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. (“ASU 2017-11”). ASU 2017-11 allows companies to exclude a down round feature when determining whether a financial instrument is considered indexed to the entity’s own stock. As a result, financial instruments with down round features are no longer classified as liabilities and embedded conversion options with down round features are no longer bifurcated. For equity-classified freestanding financial instruments, such as warrants, an entity will treat the value of the effect of the down round, when triggered, as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion options that have down round features, an entity will recognize the intrinsic value of the feature only when the feature becomes beneficial. The guidance in ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. We early adopted ASU 2017-11 effective January 1, 2018 without a material impact on our consolidated financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

F-42

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2018 and 2017

(Unaudited)

NOTE 2 - TRADING SECURITIES

Investments in securities are summarized as follows:

	Fair Value at	Gain on	Unrealized	Fair Value at
Year	Beginning of Year	Sale	Loss	September 30, 2018
2018	$48,000	$—	$(36,000)	$12,000

The following table discloses the assets measured at fair value on a recurring basis and the methods used to determine fair value:

Fair Value Measurements at Reporting Date Using
		Quoted Prices	Significant	Significant
		in Active	Other	Unobservable
	Fair Value at	Markets	Observable Inputs	Inputs
	September 30, 2018	(Level 1)	(Level 2)	(Level 3)
Trading securities	$ 12,000	$ 12,000	$ —	$ —
Money market funds	1,000	1,000	—	—
Total	$ 13,000	$ 13,000	$ —	$ —

Fair Value Measurements at Reporting Date Using
		Quoted Prices	Significant	Significant
		in Active	Other	Unobservable
	Fair Value at	Markets	Observable Inputs	Inputs
	December 31, 2017	(Level 1)	(Level 2)	(Level 3)
Trading securities	$ 48,000	$ 48,000	$ —	$ —
Money market funds	36,000	36,000	—	—
Total	$ 84,000	$ 84,000	$ —	$ —

Generally, for all trading securities and available-for-sale securities, fair value is determined by reference to quoted market prices (level 1).

F-43

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2018 and 2017

(Unaudited)

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	September 30, 2018	December 31, 2017

Equipment	$28,000	$28,000
Furniture & fixtures	114,000	114,000
Leasehold improvements	107,000	107,000
	249,000	249,000
Less: accumulated depreciation and amortization	(146,000)	(115,000)
Property and Equipment, Net	$103,000	$134,000

Depreciation expense for the nine months ended September 30, 2018 and 2017 was $31,000 and $35,000, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

On September 5, 2017, the Company obtained a revolving line of credit from Berkshire Capital Management Co., Inc. Berkshire is controlled by Joseph Fiore, majority shareholder and former chairman of the board of directors of the Company. The line of credit allows the Company to borrow up to $1,000,000 with interest at 6% per annum. The loan is secured by a first lien on all the assets of the Company and its wholly owned subsidiary SPYR APPS, LLC. Repayment on the loan is due February 28, 2019. As of September 30, 2018, the Company has borrowed $1,000,000 and accrued interest of $52,000.

During the nine months ended September 30, 2018, the Company received an additional $180,000 in the form of short-term advances from Berkshire Capital Management Co., Inc. The $180,000 short-term advances are due upon demand.

During the nine months ended September 30, 2018, the Company issued 500,000 shares of restricted common stock to the father of an executive officer of the Company for cash of $50,000.

During the nine months ended September 30, 2018, the Company, received $80,000 in revenue for professional services rendered to a related Limited Liability Company whose mangers are also officers of SPYR, Inc. and whose majority owner is Berkshire Capital Management Co., Inc.

NOTE 5 – CONVERTIBLE NOTES

On April 20, 2018, (modified May 22, 2018) the Company issued a $165,000 (originally $158,000) convertible note with original issue discount (OID) of $15,000 and bearing interest at 8% per annum. The note matures on April 20, 2019 and is convertible on or after October 17, 2018 into the Company’s restricted common stock at $0.20 per share at the holder’s request. The OID is recorded as a discount to the debt agreement. The Company has determined the note to contain a beneficial conversion feature valued as $104,000 based on the intrinsic per share value of the conversion feature. This beneficial conversion feature is recorded as a discount to the debt agreement. The noteholder was also granted detachable 3-year warrants to purchase 200,000 shares of the company’s restricted common stock at an exercise price of $0.375 per share, 200,000 shares of the company’s restricted common stock at an exercise price of $0.50 per share, and 100,000 shares of the company’s restricted common stock at an exercise price of $0.625 per share. The warrants were valued at $126,000 using the Black-Scholes pricing model and were recorded as a discount to the debt agreement. The noteholder was also issued 116,000 shares of the company’s restricted common stock valued at $34,000 based upon the closing price of the Company stock on the date of the modified agreement and recorded as a discount to the debt agreement. During the nine months ended September 30, 2018 the Company has accrued interest for this note in the amount of $6,000. At September 30, 2018, the principal balance together with total accrued interest of $6,000 is recorded on the Company’s consolidated balance sheets net of discounts of $80,000.

F-44

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2018 and 2017

(Unaudited)

On May 22, 2018, the Company issued a $275,000 convertible note with original issue discount (OID) of $25,000 and bearing a one-time interest charge at 8%. The note matures on January 22, 2019 and is convertible into the Company’s restricted common stock at $0.25 per share at the holder’s request. The OID is recorded as a discount to the debt agreement. The Company has determined the note to contain a beneficial conversion feature valued as $40,000 based on the intrinsic per share value of the conversion feature. This beneficial conversion feature is recorded as a discount to the debt agreement. The noteholder was also granted detachable 5-year warrants to purchase 500,000 shares of the company’s restricted common stock at an exercise price of $2.00 per share. The warrants were valued at $45,000 using the Black-Scholes pricing model and were recorded as a discount to the debt agreement. The noteholder was also issued 200,000 shares of the company’s restricted common stock valued at $58,000 based upon the closing price of the Company stock on the date of the agreement and recorded as a discount to the debt agreement. During the nine months ended September 30, 2018 the Company has accrued interest for this note in the amount of $12,000. At September 30, 2018, the principal balance together with total accrued interest of $12,000 is recorded on the Company’s consolidated balance sheets net of discounts of $222,000.

The following table summarized the Company's convertible notes payable as of September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
Beginning Balance	$—	$—
Proceeds from the issuance of convertible notes, net of issuance discounts	137,000	—
Repayments	—	—
Conversion of notes payable into common stock	—	—
Amortization of discounts	147,000	—
Accrued Interest	18,000	—
Ending Balance	$302,000	$—

Convertible notes, short term	$440,000	$—

Debt discounts	$156,000	$—

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings

We are involved in certain legal proceedings that arise from time to time in the ordinary course of our business. Except for income tax contingencies, we record accruals for contingencies to the extent that our management concludes that the occurrence is probable and that the related amounts of loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. A material legal proceeding that is currently pending is as follows:

On October 14, 2015, the Company was named as a defendant in a case filed in the United States District Court for the District of Delaware case: Zakeni Limited v. SPYR, Inc., f/k/a Eat at Joe’s., Ltd. The suit relates to the Company’s issuance of two convertible debentures in the aggregate principal amount of $1,500,000 in 1998. On July 12, 2018, the court approved a Joint Motion for Order Approving Settlement Agreement. Pursuant to the settlement, the Company will issue 3,500,000 common shares valued at $1,050,000, warrants to purchase 1,000,000 common shares at $0.25 per share valued at $276,000, warrants to purchase 1,500,000 common shares at $0.50 per share valued at $398,000, and warrants to purchase 1,000,000 common shares at $0.75 per share valued at $259,000. The total value of the settlement, $1,983,000 was computed using the Black-Scholes Option Pricing Model and was recorded as litigation settlement liability on the accompanying consolidated balance sheet as of December 31, 2017 and recognized on the settlement date as a reduction to the litigation settlement liability. There is no further litigation settlement liability on the accompanying consolidated balance sheets as of September 30, 2018.

F-45

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2018 and 2017

(Unaudited)

On June 18, 2018 the Company was named as a defendant in a case filed in the United States District Court for the Southern District of New York: Securities and Exchange Commission vs. Joseph A. Fiore, Berkshire Capital Management Co., Inc., and Eat at Joe’s, Ltd. n/k/a SPYR, Inc. Joseph A. Fiore was the Chairman of our Board of Directors and is a significant shareholder. Mr. Fiore resigned from his positions as Chairman of the Board and as a Director of the Company effective August 1, 2018. The suit alleges that Mr. Fiore, during 2013 and 2014, while he was the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors, engaged in improper conduct on behalf of the defendants named in the case related to the Company’s sales of securities in Plandai Biotechnology, Inc. The Commission alleges that Mr. Fiore and the Company unlawfully benefited through the sales of those securities. The Commission also alleges that from 2013 to 2014, the Company’s primary business was investing and that it failed to register as an investment company, resulting in an alleged violation of Section 7(a) of the Investment Company Act of 1940. The suit seeks to disgorge Joseph A. Fiore, Berkshire Capital Management Co., Inc., and the Company of alleged profits on the sale of the securities and civil fines related to the Company’s failure to register as an investment company with the Commission.

The Company vehemently denies any wrongdoing. The allegations demonstrate a fundamental misunderstanding of existing precedent and a mischaracterization of the facts and transactions at issue, which were not violative of any securities laws, rules or regulations.

On November 2, 2018, counsel for Defendants filed a joint motion to dismiss the SEC’s suit in its entirety, primarily on the basis that the SEC’s complaint fails to allege facts sufficient to state viable causes of action. All three defendants assert that the SEC has failed to satisfy its heightened pleadings requirement for stating viable claims for market manipulation. All three Defendants also sought dismissal based upon the expiration of the applicable statute of limitations and based upon the SEC’s alleged failure to file suit within the statutory deadline for doing so as codified under the Dodd-Frank Act of 2010. This failure, Defendants argue, deprives the SEC of jurisdiction to pursue its claims against all Defendants. In addition to the foregoing, the Company further moved for dismissal of the alleged Section 7(a) Investment Company Act violation based upon the SEC’s failure to establish that the Company fit the statutory definition of an Investment Company, as that term is defined under the Investment Company Act; i.e., the Company met one of the statutory exceptions to what is and is not an Investment Company for purposes of having to register as such under the Act. The Company does not expect a decision on its motion to dismiss for at least two to four months.

The Company is being represented by Alex Spiro, Esq., a partner with the firm of Quinn Emmanuel, Urquhart & Sullivan, LLP and Marc S. Gottlieb, Esq., a partner with the firm of Ortoli Rosenstadt LLP.

Employment Agreements

Pursuant to employment agreements entered in December 2014 and October 2015, the Company agreed to compensate three officers with a base salary in the aggregate of $450,000 per year through 2020. In addition, as part of the employment agreement, the Company also agreed to grant these officers an aggregate of 1.55 million shares of common stock at the beginning of each employment year.

Game Development Agreements

The Company is party to various game development agreements. Payments are contingent upon the developer(s) meeting specified milestones and game performance. Pursuant to these agreements, the Company has agreed to pay up to $265,000 during the period from October 2018 through March 2019.

Common Stock To Be Issued

The Company is party to various third-party service agreements to be paid through the issuance of the company’s restricted common stock. Contingent upon the third parties providing the agreed upon services, the Company will issue up to 725,000 restricted common shares and 200,000 common stock warrants at various intervals during the period from October 2018 through October 2019. The shares will be recorded at fair value on the date earned under the respective agreements.

F-46

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2018 and 2017

(Unaudited)

NOTE 7 – EQUITY TRANSACTIONS

Common Stock:

Nine Months Ended September 30, 2018:

During the nine months ended September 30, 2018, the Company issued 500,000 shares of restricted common stock to the father of an executive officer of the Company for cash of $50,000.

During the nine months ended September 30, 2018, the Company issued an aggregate of 6,200,000 shares of restricted common stock to third parties for cash of $855,000.

During the nine months ended September 30, 2018, the Company issued an aggregate of 1,250,000 shares of restricted common stock to employees with a total fair value of $625,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. As a result, the Company expensed the entire $625,000 upon issuance. The shares issued were valued at the date earned under the respective agreement based upon closing market price of the Company’s common stock.

During the nine months ended September 30, 2018, the Company issued an aggregate of 6,608,781 shares of restricted common stock to consultants with a total fair value of $2,350,000. The shares issued are non-refundable and deemed earned upon issuance. As a result, the Company expensed the entire $2,350,000 upon issuance. The shares issued were valued at the date earned under the respective agreements based upon closing market price of the Company’s common stock.

During the nine months ended September 30, 2018, the Company cancelled an aggregate of 625,000 shares of restricted common stock on termination of a third-party service agreement with a total fair value on the date of termination of $207,000. The Company recorded a gain on cancellation of $113,000 for the portion of shares (375,000) issued during 2017 and reversed expenses of $94,000 for the portion of shares (250,000) issued during 2018. The shares issued were valued at the termination date of the agreement based upon closing market price of the Company’s common stock.

During the nine months ended September 30, 2018, the Company cancelled an aggregate of 17,500 shares of restricted common stock due to the violation of certain gating provisions of a third-party service agreement. The total fair value on the date of termination was $5,000 based upon closing market price of the Company’s common stock. The Company recorded a gain on cancellation of $5,000.

On July 12, 2018, the court approved a Joint Motion for Order Approving Settlement Agreement. Pursuant to the settlement, the Company issued 3,500,000 common shares valued at $1,050,000. The shares issued were valued at the July 12, 2018 court approval date based upon closing market price of the Company’s common stock. Total fair value of the shares was computed using the Black-Scholes Option Pricing Model and was fully recognized on the issuance date as a reduction to the litigation settlement liability on the accompanying consolidated balance sheets as of September 30, 2018.

Options:

The following table summarizes common stock options activity:

		Weighted
		Average
		Exercise
	Options	Price
December 31, 2017	13,320,000	$1.74
Granted	420,000	1.00
Exercised	—	—
Forfeited	—	—
Outstanding, September 30, 2018	13,740,000	$1.72
Exercisable, September 30, 2018	13,065,000	$1.60

F-47

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2018 and 2017

(Unaudited)

During the year ended December 31, 2017, the Company granted stock options to a consultant to purchase a total of 420,000 shares of common stock. During the nine months ended September 30, 2018, the Company renewed the contract for an additional year and granted the consultant an additional 420,000 stock options with a total fair value of $115,000. A total of 350,000 vested during 2017, 315,000 options vested during the nine months ended September 30, 2018 while the remaining 175,000 options will vest through February 2019 at a rate of 35,000 shares per month. The options are exercisable at $1.00 per share and will expire over 4 years. The fair values of the options are recorded at their respective grant dates computed using the Black-Scholes Option Pricing Model. During the nine months ended September 30, 2018, the Company recognized $109,000 in compensation expense based upon the vesting of outstanding options. As of September 30, 2018, the unamortized compensation expense for unvested options was $48,000 which will be recognized over the vesting period.

The weighted average exercise prices, remaining lives for options granted, and exercisable as of September 30, 2018 were as follows:

	Outstanding Options			Exercisable Options
Options			Weighted		Weighted
Exercise Price		Life	Average Exercise		Average Exercise
Per Share	Shares	(Years)	Price	Shares	Price
$0.50	8,000,000	1.92	$0.50	8,000,000	$0.50
$1.00	1,490,000	1.07 – 3.36	$1.00	1,315,000	$1.00
$2.50	1,250,000.25		$2.50	1,250,000	$2.50
$5.00	3,000,000	1.25	$5.00	2,500,000	$5.00
	13,740,000		$1.72	13,065,000	$1.60

At September 30, 2018, the Company’s closing stock price was $0.24 per share. As all outstanding options had an exercise price greater than $0.24 per share, there was no intrinsic value of the options outstanding at September 30, 2018.

The following table summarizes options granted with vesting terms activity:

		Weighted
		Average
	Number of	Grant Date
	Shares	Fair Value
Non-vested, December 31, 2017	70,000	$1.00
Granted	420,000	1.00
Vested	(315,000)	1.00
Forfeited	—	—
Non-vested, September 30, 2018	175,000	$1.00

Warrants:

The following table summarizes common stock warrants activity:

		Weighted
		Average
		Exercise
	Warrants	Price
Outstanding, December 31, 2017	1,700,000	$1.06
Granted	7,100,000	0.55
Exercised	—	—
Forfeited	—	—
Outstanding, September 30, 2018	8,800,000	$0.65
Exercisable, September 30, 2018	8,800,000	$0.65

F-48

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2018 and 2017

(Unaudited)

In January 2018, pursuant to a services agreement, the Company granted warrants to purchase a total of 1,200,000 shares of restricted common stock with an exercise price of $0.40 and will expire 36 months after date of grant. The warrants are fully vested and exercisable upon grant. Total fair value of the warrants at grant date amounted to $383,000 computed using the Black-Scholes Option Pricing Model and was fully recognized on the date of grant.

In March 2018, pursuant to a stock purchase agreement, the Company granted warrants to purchase a total of 700,000 shares of restricted common stock with an exercise price of $0.50 and will expire March 18, 2023. The warrants are fully vested and exercisable upon grant. Total fair value of the options at grant date amounted to $234,000 computed using the Black-Scholes Option Pricing Model and was fully recognized on the date of grant.

In April 2018, in combination with a 12-month convertible promissory note, the Company granted warrants to purchase a total of 500,000 shares of restricted common stock with exercise prices ranging from $0.375 to $0.625 and will expire April 20, 2021. The warrants are fully vested and exercisable upon grant. The proceeds of the note were allocated between the note and the warrants based on the relative fair values which resulted in proceeds of $61,000 allocated to the warrants and recorded as paid in capital and debt discount. The debt discount will be amortized over the life of the note as interest expense. During the nine months ended September 30, 2018, the Company recognized $27,000 of debt discount interest. As of September 30, 2018, the unamortized debt discount was $34,000 which will be recognized over the life of the note.

In May 2018, in combination with an 8-month convertible promissory note, the Company granted warrants to purchase a total of 200,000 shares of restricted common stock with an exercise prices of $2.00 and will expire May 22, 2023. The warrants are fully vested and exercisable upon grant. The proceeds of the note were allocated between the note and the warrants based on the relative fair values which resulted in proceeds of $32,000 allocated to the warrants and recorded as paid in capital and debt discount. The debt discount will be amortized over the life of the note as interest expense. During the nine months ended September 30, 2018, the Company recognized $17,000 of debt discount interest. As of September 30, 2018, the unamortized debt discount was $15,000 which will be recognized over the life of the note.

In May 2018, pursuant to a stock purchase agreement, the Company granted warrants to purchase a total of 1,000,000 shares of restricted common stock with exercise prices ranging from $0.50 to $1.00 and will expire May 29, 2021. The warrants are fully vested and exercisable upon grant. Total fair value of the options at grant date amounted to $184,000 computed using the Black-Scholes Option Pricing Model and was fully recognized on the date of grant.

On July 12, 2018, pursuant to a court approved Joint Motion for Order Approving Settlement Agreement, the Company issued warrants to purchase a total of 3,500,000 shares of common stock with exercise prices ranging from $0.25 to $0.75 and will expire July 11, 2023. The warrants are fully vested and exercisable upon grant. Total fair value of the options at grant date amounted to $933,000 computed using the Black-Scholes Option Pricing Model and was fully recognized on the date of grant as a reduction to the litigation settlement liability on the accompanying consolidated balance sheets as of September 30, 2018.

The weighted average exercise prices, remaining lives for warrants granted, and exercisable as of September 30, 2018, were as follows:

	Outstanding and Exercisable Warrants
Warrants
Exercise Price		Life
Per Share	Shares	(Years)
$0.01	600,000	2.25
$0.25	1,000,000	4.78
$0.375	200,000	2.56
$0.40	1,200,000	2.28
$0.50	3,000,000	0.08 – 4.78
$0.625	100,000	2.56
$0.75	1,250,000	2.66 – 4.78
$1.00	250,000	2.66
$1.50	500,000	0.25
$2.00	700,000	0.25 – 4.64
	8,800,000

F-49

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2018 and 2017

(Unaudited)

At September 30, 2018, the Company’s closing stock price was $0.24 per share. The Company had 600,000 warrants outstanding with exercise prices less than $0.24 with an intrinsic value of $138,000 at September 30, 2018.

The table below represents the average assumptions used in valuing the stock options and warrants granted in fiscal 2018:

Nine Months Ended September 30,
2018
Expected life in years	3.00 – 5.00
Stock price volatility	138% - 153%
Risk free interest rate	2.12% - 2.9%
Expected dividends	—
Forfeiture rate	—

The assumptions used in the Black Scholes models referred to above are based upon the following data: (1) the contractual life of the underlying non-employee options is the expected life. The expected life of the employee option is estimated by considering the contractual term of the option, the vesting period of the option, the employees’ expected exercise behavior and the post-vesting employee turnover rate. (2) The expected stock price volatility was based upon the Company’s historical stock price over the expected term of the option. (3) The risk-free interest rate is based on published U.S. Treasury Department interest rates for the expected terms of the underlying options. (4) The expected dividend yield was based on the fact that the Company has not paid dividends to common shareholders in the past and does not expect to pay dividends to common shareholders in the future. (5) The expected forfeiture rate is based on historical forfeiture activity and assumptions regarding future forfeitures based on the composition of current grantees.

Shares Reserved:

At September 30, 2018, the Company has reserved 30,000,000 shares of common stock in connection with 2 convertible notes with detachable warrants and 3,500,000 shares of common stock in connection with the court approves settlement agreement for a total of 33,500,000 reserved shares of common stock.

NOTE 8 – DISCONTINUED OPERATIONS

Restaurant

Through our other wholly owned subsidiary, E.A.J.: PHL Airport, Inc., we owned and operated the restaurant “Eat at Joe’s®,” which was located in the Philadelphia International Airport since 1997. Our lease in the Philadelphia Airport expired in April 2017. Concurrent with expiration of the lease the restaurant closed. Pursuant to current accounting guidelines, the restaurant segment is reported as discontinued operations.

F-50

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2018 and 2017

(Unaudited)

The following table summarizes the assets and liabilities of our discontinued restaurant segment's discontinued operations as of September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
Assets:
Total Assets	$—	$—

Liabilities:
Accounts payable and accrued liabilities	$22,000	$22,000
Total Liabilities	$22,000	$22,000

The following table summarizes the results of operations of our discontinued restaurant for the three and nine months ended September 30, 2018 and 2017 and is included in the consolidated statements of operations as discontinued operations:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017

Revenues	$—	$—	$—	$421,000
Cost of sales	—	—	—	134,000
Gross Margin	—	—	—	287,000
Expenses
Labor and related expenses	—	—	—	178,000
Rent	—	—	1,000	82,000
Depreciation and amortization	—	—	—	20,000
Professional fees	—	23,000	—	26,000
Other general and administrative	—	5,000	1,000	94,000
Total Operating Expenses	—	28,000	2,000	400,000
Operating Income (Loss)	—	(28,000)	(2,000)	(113,000)
Other Income (Expense)
Loss on disposal of assets	—	—	—	(19,000)
Income (Loss) on discontinued operations	$—	$(28,000)	$(2,000)	$(132,000)

NOTE 9 – SUBSEQUENT EVENTS

Subsequent to September 30, 2018, the Company issued 295,000 shares of common stock pursuant to various third-party service agreements.

On October 16, 2018, the Company issued 300,000 restricted common shares as part of the base salary pursuant to an employment contract with one officer of the Company.

F-51

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements and supplementary data referred to in this Form S-1.

This discussion contains forward-looking statements that involve risks and uncertainties. Such statements, which include statements concerning revenue sources and concentration, selling, general and administrative expenses and capital resources, are subject to risks and uncertainties, including, but not limited to, those discussed elsewhere in this Form S-1 that could cause actual results to differ materially from those projected. Unless otherwise expressly indicated, the information set forth in this Form S-1 is as of September 30, 2018, and we undertake no duty to update this information.

Plan of Operations – Through our wholly owned subsidiary SPYR APPS®, LLC, d/b/a SPYR GAMES we develop, publish and co-publish mobile games, and then generate revenue through those games by way of advertising and in-app purchases. Our primary focus is on the development and expansion of our mobile games and applications. We anticipate we will need to hire additional employees during 2018 to help with the development and marketing of existing and future games and applications.

During the past two years we have invested in the Company’s future by working closely with the development team at Spectacle Games to optimize game play and expand the availability of our game Pocket Starships to more users through new and existing game portals, social networking sites and app stores throughout the world. During 2017, we signed an agreement with CBS Consumer Products that will allow the incorporation of intellectual property (IP) from various Star Trek television series into future Pocket Starships updates and expansions. Our Pocket Starships development team is already working on expansions of Pocket Starships to include the Star Trek IP, which we expect will be released during the 4th quarter of 2018. In Pocket Starships, players can build and pilot several ships and forge alliances on their quest for galactic domination. Players can perform or initiate various activities ranging from fighting pirates to participating in Faction Alerts. With the release of the expansion, those playing Pocket Starships will be able to explore new sectors and engage in exciting battles with the Borg and will be able to staff their ships with their favorite Star Trek characters from the Star Trek TV series franchise – including Star Trek: The Next Generation, Star Trek: Deep Space Nine, and Star Trek: Voyager, through a trading card expansion. In addition, working together with the development team at Reset Studios LLC, we have developed. Steven Universe: Tap Together, a new tapper game featuring characters and storylines from Steven Universe, a popular animated television series on Cartoon Network. Steven Universe: Tap Together was launched globally on the Google Play Store on August 2, 2018 and on the IOS App Store on August 9, 2018.

Management’s plan for the next 12 months is to build upon this foundation and focus our efforts on marketing and optimizing user acquisition and retention. We will also continue to provide the monthly advances to Spectacle and Reset for further development, enhancement and maintenance of the games as needed to meet the needs of the users and maximize revenue into the future. In addition to our plans for Pocket Starships and the new tapper, we will continue to seek additional games and apps to publish as we strive to broaden our range of products and increase revenues and operating cash flows. We expect these marketing, development and expansion plans will be financed through existing cash, operating cash flows from game revenues and other forms of financing such as the sale of additional equity and debt securities, capital leases and other credit facilities. The Company may also decide to expand and/or diversify, through acquisition or otherwise, in other related or unrelated business areas if opportunities present themselves.

25

RESULTS OF OPERATIONS

Comparison of 2017 to 2016

The consolidated results of continuing operations are as follows:

	Digital Media	Corporate	Consolidated

Year Ended December 31, 2017
Revenues	$128,000	$—	$128,000
Labor and related expenses	889,000	1,469,000	2,358,000
Rent	43,000	143,000	186,000
Depreciation and amortization	56,000	49,000	105,000
Professional fees	680,000	4,875,000	5,555,000
Research and development	1,666,000	—	1,666,000
Other general and administrative	288,000	214,000	502,000
Operating loss	(3,494,000)	(6,750,000)	(10,244,000)

Other income (expense)	(5,385,000)	(14,000)	(5,399,000)
Loss from continuing operations	$(8,879,000)	$(6,764,000)	$(15,643,000)

Year Ended December 31, 2016
Revenues	$139,000	$—	$139,000
Labor and related expenses	575,000	892,000	1,467,000
Rent	8,000	138,000	146,000
Depreciation and amortization	51,000	47,000	98,000
Professional fees	250,000	3,042,000	3,292,000
Research and Development	1,151,000	—	1,151,000
Other general and administrative	479,000	261,000	740,000
Cost of acquisition option	472,000	—	472,000
Operating income (loss)	(2,847,000)	(4,380,000)	(7,227,000)

Other income (expense)	—	(2,117,000)	(2,117,000)
Income (loss) from continuing operations	$(2,847,000)	$(6,497,000)	$(9,344,000)

For the year ended December 31, 2017 the Company had a loss from continuing operations of $15,643,000 compared to a loss from continuing operations of $9,344,000 for the year ended December 31, 2016. This change is due primarily to the issuance of restricted common stock, options and warrants in exchange for services, gaming assets, and litigation settlement costs. During 2017 we issued 22,741,924 common shares, 8,920,000 options, and 1,700,000 warrants with a total fair value of $11,512,000 compared to 6,353,899 common shares, 12,900,000 options, and 200,000 warrants with a total fair value of $3,308,000 during 2016.

More detailed explanation of the year ended December 31, 2017 and 2016 changes are included in the following discussions.

Total Revenues - For the years ended December 31, 2017 and 2016, the Company had total sales of $128,000 and $139,000, respectively, for a decrease of $11,000. Management plans to expand its mobile application and game development and monetization efforts and believes the anticipated updates to Pocket Starships with Star Trek IP and the release of two new idle tapper games planned during 2018 will bring increased revenues in the coming year.

26

Labor and related expenses include the costs of salaries, wages, leased employees, contract labor, and the fair value of common stock and options granted to employees for services. For the year ended December 31, 2017 the company had total labor and related expenses of $2,358,000 with $898,000 ($386,000 Digital Media and $512,000 Corporate) being settled in cash and $1,459,000 ($503,000 Digital Media and $956,000 corporate) being paid in restricted stock recorded at fair value. For the year ended December 31, 2016 the company had total labor and related expenses of $1,467,000 with $941,000 ($385,000 Digital Media and $556,000 Corporate) being settled in cash and $526,000 ($190,000 Digital Media and $336,000 Corporate) being paid in restricted stock recorded at fair value. At the corporate level, cash compensation decreased by $44,000, while the amounts paid in restricted stock recorded at fair value increased by $620,000 for a net increase of $577,000. At the digital media level, cash compensation increased by $1,000, and the amounts paid in restricted stock recorded at fair value increased by $313,000 for a net increase of $577,000. The cost of labor is expected to increase in conjunction with expansion of the digital media operations.

The cost of rent increased $44,000 from $146,000 for the year ended December 31, 2016 to $186,000 for the year ended December 31, 2017. The Company leases approximately 5,169 square feet at 4643 South Ulster Street, Denver, Colorado pursuant to an amended lease dated May 21, 2015 and expiring on December 31, 2020. Under the lease, the Company pays annual base rent on an escalating scale ranging from $142,000 to $152,000. Beginning September 1, 2016, we began leasing office space in Berlin, Germany on a month to month basis at a cost of EUR 250 plus 19% tax per person up to a maximum of 10 people. On June 29, 2017, we signed a new lease for the Berlin office space for EUR 3,570 per month beginning July 2017 through March 31, 2018. Berlin office is being used by leased employees hired by the Company for the marketing and user acquisition for the Pocket Starships game. Beginning October 17, 2016, we began leasing shared office for one employee in Redmond, Washington on a month to month basis at a cost of $225 per month per desk, increasing to $275 per month starting in December 2016.

Depreciation and amortization expenses increased by $7,000 for the year ended December 31, 2017 compared to the year ended December 31, 2016. This is attributable to depreciation and amortization expenses on the purchase of office equipment, furniture and fixtures and leasehold improvements for the new corporate headquarters in Denver Colorado of $41,000 in 2016, new office equipment of approximately $7,000 in 2016 for use in our Digital Media Mobile Games Publishing and Advertising operations, and the exchange of share and options for the acquisition of $481,000 of gaming assets during 2017.

Professional fees increased $2,263,000 from $3,292,000 in 2016 to $5,555,000 in 2017. This increase is Professional fees during 2017 included the grant of 13,442,912 shares of restricted common stock, 920,000 options and 1,700,000 warrants to purchase restricted common stock issued to third parties for legal, public relations, and consulting services, and vesting of shares of restricted common stock with a total fair value of $4,401,000. The remaining $1,154,000 is due to $254,000 in legal, accounting and other professional service needs, $617,000 for public relations, and $293,000 in consulting services related to our digital media operations. Professional fees during 2016 included the grant of 4,509,912 shares of restricted common stock, 150,000 options and 200,000 warrants issued to third parties for public relations and consulting services recorded at fair value of $2,306,000. The remaining $986,000 is due to $234,000 in legal, accounting and other professional service needs, $587,000 for public relations, and $163,000 in consulting services related to our digital media operations.

Research and development costs. During the year ended December 31, 2017, the Company incurred research and development costs of $1,666,000 in connection with fees paid to game developers for the development of its current and soon to be released games, compared to research and development costs of $1,151,000 during the year ended December 31, 2016.

Other general and administrative expenses decreased approximately $238,000 for the year months ended December 31, 2017 compared to the year months ended December 31, 2016. The decrease can be attributed primarily to marketing costs which decreased by $155,000, travel costs which decreased by $108,000, insurance costs which increased by $17,000 and various other general and administrative cost increases.

As described above, during 2016, the Company obtained an exclusive option to purchase all of MMOJoe’s assets including but not limited to all assets pertaining to Pocket Starships for cash of $5,000,000 plus $10,000,000 worth of shares of the Company’s common stock, valued at the time of closing of the purchase in exchange for granted MMOJoe stock options to purchase an aggregate of 3.75 million shares of the Company’s common stock. The stock options are fully vested, exercisable at a price per share of $1.00, $2.50 and $5.00 and expire starting in December 31,

27

2017 through December 31, 2019. Total fair value of the options of $472,000 was recorded as an expense in full in 2016 due to the uncertainty of the timing of such acquisition.

The Company had unrealized losses on trading securities of $11,000 for the year ended December 31, 2017 compared to unrealized losses of $57,000 for the year ended December 31, 2016. Unrealized gains and losses are the result of fluctuations in the quoted market price of the underlying securities.

The Company did not sell any trading securities during the year ended December 31, 2017. The Company realized losses from the sale of trading securities of $95,000 for the year ended December 31, 2016. Realized gains and losses are the difference between the selling prices and fair value of the underlying trading securities at the date of sale.

As previously described, during 2017, the Company completed the acquisition of all assets that refer, relate or pertain to the real—time cross-platform MMO game commonly known and referred to as “Pocket Starships.” As consideration for the acquisition, the Company issued eight million shares of the Company’s restricted common stock valued at $3,200,000, options to purchase up to eight million shares of the Company’s restricted common stock valued at $2,452,000 and assumed liabilities of $210,000 for a total purchase price of $5,862,000. The assets acquired are reported as part of capitalized gaming assets and licensing rights valued at $481,000 based upon discounted cash flows. The difference between purchase price and the capitalized value was recorded as loss on write down on assets of $5,381,000.

As of December 31, 2017, the Company had deferred tax assets arising from net operating loss carry-forwards, capital loss carry overs, unrealized losses on trading securities, and deductible temporary differences of approximately $21,700,000 compared to $13,700,000 in deferred tax assets at December 31, 2016. During the year ended December 31, 2017, the Company increased its net operating loss carry-forwards by approximately $9,000,000 and used or lost approximately $1,000,000 in deductible temporary differences. Management believes it is more likely than not that forecasted income, together with future reversals of existing taxable temporary differences, will not be sufficient to fully recover the deferred tax assets and has established a 100% valuation allowance of $4,915,000 against these potential future tax benefits. The Company will continue to evaluate the realizability of deferred tax assets quarterly.

Comparison Of The Nine Months Ended September 30, 2018 To 2017

The consolidated results of continuing operations for the nine months ended September 30, 2018 and 2017 are as follows:

	Digital Media	Corporate	Consolidated

Nine Months Ended September 30, 2018
Revenues	$143,000	$80,000	$223,000
Labor and related expenses	(218,000)	(1,094,000)	(1,312,000)
Rent	(16,000)	(109,000)	(125,000)
Depreciation and amortization	(54,000)	(31,000)	(85,000)
Professional fees	(280,000)	(3,239,000)	(3,519,000)
Research and development	(590,000)	—	(590,000)
Other general and administrative	(188,000)	(193,000)	(381,000)
Operating loss	(1,203,000)	(4,586,000)	(5,789,000)

Other expense	(25,000)	(132,000)	(157,000)
Loss from continuing operations	$(1,228,000)	$(4,718,000)	$(5,946,000)

28

Nine Months Ended September 30, 2017
Revenues	$110,000	$—	$110,000
Labor and related expenses	(800,000)	(1,265,000)	(2,065,000)
Rent	(30,000)	(108,000)	(138,000)
Depreciation and amortization	(52,000)	(37,000)	(89,000)
Professional fees	(469,000)	(4,423,000)	(4,892,000)
Research and development	(1,202,000)	—	(1,202,000)
Other general and administrative	(266,000)	(160,000)	(426,000)
Operating loss	(2,709,000)	(5,993,000)	(8,702,000)

Other expense	—	(33,000)	(33,000)
Loss from continuing operations	$(2,709,000)	$(6,026,000)	(8,735,000)

Results of Operations - For the nine months ended September 30, 2018 the Company had a loss from continuing operations of $5,946,000 compared to a loss from continuing operations of approximately $8,735,000 for the nine months ended September 30, 2017. This change is due primarily to decreases in labor and related expenses of $753,000, rent of $13,000, depreciation and amortization of $4,000, professional fees of $1,373,000, research and development of $612,000 and other general and administrative costs of $45,000 during the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017.

More detailed explanation of the nine months ended September 30, 2018 and 2017 changes are included in the following discussions.

Total Revenues - For the nine months ended September 30, 2018 and 2017, the Company had total revenue of $223,000 and $110,000, respectively, for an increase of $113,000. This change is due to the launch of our new game Steven Universe: Tap Together on August 2, 2018 which contributed to game revenues of $143,000 for the nine months ended September 30, 2018 compared to game revenues $110,000 for the nine months ended September 30, 2017. Additionally, during the nine months ended September 30, 2018, the Company, received $80,000 in revenue for professional services rendered to a related Limited Liability Company whose mangers are also officers of SPYR, Inc. and whose majority owner is Berkshire Capital Management Co., Inc. Management plans to expand its mobile application and game development and monetization efforts and believes through continued promotion of and user acquisition for Steven Universe: Tap Together, anticipated updates to Pocket Starships with Star Trek IP, and the acquisition of a new games during 2019 will bring increased revenues in the coming year.

Labor and related expenses include the costs of salaries, wages, leased employees, contract labor, and the fair value of common stock and options granted to employees for services. For the nine months ended September 30, 2018 the company had total labor and related expenses of $1,312,000 with $671,000 being settled in cash and $641,000 being paid in restricted common stock and vesting of options recorded at fair value. For the nine months ended September 30, 2017 the company had total labor and related expenses of $2,065,000 with $730,000 being settled in cash and $1,335,000 being paid in restricted stock and vesting of options recorded at fair value. The cost of labor is expected to increase in conjunction with expansion of the digital media operations.

The cost of rent decreased $13,000 from $138,000 for the nine months ended September 30, 2017 to $125,000 for the nine months ended September 30, 2018. The Company leases approximately 5,169 square feet at 4643 South Ulster Street, Denver, Colorado pursuant to an amended lease dated May 21, 2015 and expiring on December 31, 2020. Under the lease, the Company pays annual base rent on an escalating scale ranging from $142,000 to $152,000. From July 2017 through March 31, 2018 we leased office space in Berlin, Germany for EUR 3,570 per month. The Berlin office was used by leased employees hired by the Company for the operation of our Pocket Starships game. Beginning October 17, 2016, we began leasing shared office for one employee in Redmond, Washington on a month to month basis at a cost of $275 - $325 per month per desk.

Depreciation and amortization expenses decreased by approximately $4,000 for the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017. Depreciation and amortization expenses are attributable to depreciation of the $249,0000 of property and equipment acquired during 2015 and 2016, amortization of the $481,000 of gaming assets acquired during fourth quarter 2017 and $25,000 of capitalized licensing rights placed in service during third quarter 2018.

29

Professional fees decreased $1,373,000 from $4,892,000 for the nine months ended September 30, 2017 to $3,519,000 for the nine months ended September 30, 2018. Professional fees during 2018 included the grant of 6,608,781 shares of restricted common stock, 420,000 options and 2,900,000 warrants to purchase restricted common stock issued to third parties for consulting services, public relations, and other professional fees with a total fair value of $3,076,000. The remaining $443,000 is due to $362,000 in legal, accounting and other professional service needs, $65,000 for public relations, and $16,000 in consulting services related to our digital media operations. Professional fees during the nine months ended September 30, 2017 included the grant of 11,854,833 shares of restricted common stock and 870,000 option issued to third parties for consulting services, public relations and vesting of shares of restricted common stock recorded at fair value of $3,876,000. The remaining $1,016,000 is due to $209,000 in legal, accounting and other professional service needs, $598,000 for public relations, and $209,000 in consulting services related to our digital media operations.

Research and development costs. During the nine months ended September 30, 2018, the Company incurred research and development costs of $590,000 in connection with fees paid to game developers for the development of its current and soon to be released games, compared to research and development costs of $1,202,000 during the nine months ended September 30, 2017.

Other general and administrative expenses decreased $45,000 for the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017. The decrease can be attributed primarily to marketing costs that decreased by $115,000, travel costs that decreased by $20,000 and $8,000 in various other general and administrative cost decreases, offset by increased game operating costs of $98,000.

The Company had interest expense on a related party line of credit, convertible notes payable and accrued expenses of $239,000 for the nine months ended September 30, 2018. The company did not have interest expense for the nine months ended September 30, 2017.

The Company cancelled an aggregate of 642,500 shares of restricted common stock with a total fair value on the date of cancellation of $212,000. The Company recorded a gain on cancellation of $118,000 during the nine months ended September 30, 2018. The company did not have a gain on cancellation of shares for the nine months ended September 30, 2017.

The Company had unrealized losses on trading securities of $36,000 for the nine months ended September 30, 2018 compared to unrealized losses of $37,000 for the nine months ended September 30, 2017. Unrealized gains and losses are the result of fluctuations in the quoted market price of the underlying securities at the respective reporting dates.

Comparison Of The Three Months Ended September 30, 2018 To 2017

The consolidated results of continuing operations for the three months ended September 30, 2018 and 2017 are as follows:

	Digital Media	Corporate	Consolidated

Three Months Ended September 30, 2018
Revenues	$116,000	$80,000	$196,000
Labor and related expenses	(69,000)	(122,000)	(191,000)
Rent	(1,000)	(36,000)	(37,000)
Depreciation and amortization	(18,000)	(10,000)	(28,000)
Professional fees	(113,000)	(332,000)	(445,000)
Research and development	(137,000)	—	(137,000)
Other general and administrative	(93,000)	(61,000)	(154,000)
Operating loss	(315,000)	(481,000)	(796,000)

Other expense	(10,000)	(127,000)	(137,000)
Loss from continuing operations	$(325,000)	$(608,000)	$(933,000)

30

Three Months Ended September 30, 2017
Revenues	$26,000	$—	$26,000
Labor and related expenses	(249,000)	(138,000)	(387,000)
Rent	(15,000)	(36,000)	(51,000)
Depreciation and amortization	(30,000)	(14,000)	(44,000)
Professional fees	(164,000)	(1,836,000)	(2,000,000)
Research and development	(542,000)	—	(542,000)
Other general and administrative	(74,000)	(44,000)	(118,000)
Operating loss	(1,048,000)	(2,068,000)	(3,116,000)

Other expense	—	(10,000)	(10,000)
Loss from continuing operations	$(1,048,000)	$(2,078,000)	$(3,126,000)

Results of Operations - For the three months ended September 30, 2018 the Company had a loss from continuing operations of $933,000 compared to a loss from continuing operations of approximately $3,126,000 for the three months ended September 30, 2017. This change is due primarily to decreases in labor and related expenses of $196,000, rent of $14,000, depreciation and amortization of $16,000, professional fees of $1,555,000, research and development of $405,000 and increases in other general and administrative costs $36,000 during the three months ended September 30, 2018 compared to the three months ended September 30, 2017.

More detailed explanation of the three months ended September 30, 2018 and 2017 changes are included in the following discussions.

Total Revenues - For the three months ended September 30, 2018 and 2017, the Company had total revenue of $196,000 and $26,000, respectively, for an increase of $170,000. This change is due to the launch of our new game Steven Universe: Tap Together on August 2, 2018 which contributed to game revenues of $116,000 for the three months ended September 30, 2018 compared to game revenues $26,000 for the three months ended September 30, 2017. Additionally, during the three months ended September 30, 2018, the Company, received $80,000 in revenue for professional services rendered to a related Limited Liability Company whose mangers are also officers of SPYR, Inc. and whose majority owner is Berkshire Capital Management Co., Inc. Management plans to expand its mobile application and game development and monetization efforts and believes through continued promotion and user acquisition of Steven Universe: Tap Together, anticipated updates to Pocket Starships with Star Trek IP, and the acquisition of a new games during 2019 will bring increased revenues in the coming year.

Labor and related expenses include the costs of salaries, wages, leased employees, contract labor, and the fair value of common stock and options granted to employees for services. For the three months ended September 30, 2018 the company had total labor and related expenses of $191,000 with $186,000 being settled in cash and $5,000 being paid in vesting of options recorded at fair value. For the three months ended September 30, 2017 the company had total labor and related expenses of $387,000 with $220,000 being settled in cash and $167,000 being paid in restricted stock recorded at fair value. The cost of labor is expected to increase in conjunction with expansion of the digital media operations.

The cost of rent decreased $14,000 from $51,000 for the three months ended September 30, 2017 to $37,000 for the three months ended September 30, 2018. The Company leases approximately 5,169 square feet at 4643 South Ulster Street, Denver, Colorado pursuant to an amended lease dated May 21, 2015 and expiring on December 31, 2020. Under the lease, the Company pays annual base rent on an escalating scale ranging from $142,000 to $152,000. From July 2017 through March 31, 2018 we leased office space in Berlin, Germany for EUR 3,570 per month. The Berlin office was used by leased employees hired by the Company for the operation of our Pocket Starships game. Beginning October 17, 2016, we began leasing shared office for one employee in Redmond, Washington on a month to month basis at a cost of $275 - $325per month per desk.

Depreciation and amortization expenses decreased by approximately $16,000 for the three months ended September 30, 2018 compared to the three months ended September 30, 2017. Depreciation and amortization expenses are attributable to depreciation of the $249,0000 of property and equipment acquired during 2015 and 2016, amortization of the $481,000 of gaming assets acquired during fourth quarter 2017 and $25,000 of capitalized licensing rights placed in service during third quarter 2018.

Professional fees decreased $1,555,000 from $2,000,000 for the three months ended September 30, 2017 to $445,000 for the three months ended September 30, 2018. This decrease is Professional fees during 2018 included the grant of 904,999 shares of restricted common stock and vesting of 105,000 options to purchase restricted common stock issued to third parties for consulting services, public relations, and other professional fees with a total fair value of $265,000. The remaining $180,000 is due to $155,000 in legal, accounting and other professional service needs, $19,000 for public relations, and $6,000 in consulting services related to our digital media operations. Professional fees during the three months ended September 30, 2017 included the grant of 9,139,833 shares of restricted common stock and 450,000 option issued to third parties for consulting services, public relations and vesting of shares of restricted common stock recorded at fair value of $1,705,000. The remaining $295,000 is due to $43,000 in legal, accounting and other professional service needs, $181,000 for public relations, and $71,000 in consulting services related to our digital media operations.

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Research and development costs. During the three months ended September 30, 2018, the Company incurred research and development costs of $137,000 in connection with fees paid to game developers for the development of its current and soon to be released games, compared to research and development costs of $542,000 during the three months ended September 30, 2017.

Other general and administrative expenses increased $36,000 for the three months ended September 30, 2018 compared to the three months ended September 30, 2017. The increase can be attributed primarily to game operating which increased $44,000 and insurance costs which increased $13,000 offset by marketing costs which decreased by $6,000 and various other general and administrative cost decreases.

The Company had interest expense on a related party line of credit, convertible notes payable and accrued expenses of $135,000 for the three months ended September 30, 2018. The company did not have interest expense for the three months ended September 30, 2017.

The Company cancelled an aggregate of 17,500 shares of restricted common stock with a total fair value on the date of cancellation of $5,000. The Company recorded a gain on cancellation of $5,000 during the three months ended September 30, 2018. The company did not have a gain on cancellation of shares for the three months ended September 30, 2017.

The Company had unrealized losses on trading securities of $7,000 for the three months ended September 30, 2018 compared to unrealized losses of $10,000 for the three months ended September 30, 2017. Unrealized gains and losses are the result of fluctuations in the quoted market price of the underlying securities at the respective reporting dates.

DISCONTINUED OPERATIONS

Through our other wholly owned subsidiary, E.A.J.: PHL Airport, Inc., we owned and operated the restaurant “Eat at Joe’s®,” which was located in the Philadelphia International Airport since 1997. Our lease in the Philadelphia Airport expired in April 2017. Concurrent with expiration of the lease the restaurant closed. Pursuant to current accounting guidelines, the assets and liabilities of EAJ as well as the results of its operations were presented in the accompanying financial statements as discontinued operations.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company generated a net loss from continuing operations for the year ended December 31, 2017 of $15,643,000 and utilized cash in operations of $4,118,000. As of December 31, 2017, the Company had current assets of $173,000, which included cash and cash equivalents of $86,000, and trading securities of $48,000. During the year ended December 31, 2017, the Company met its capital requirements through a combination of collection of receivables, the sale restricted common stock of $300,000, borrowing from a related party line of credit of $800,000, and through the use of existing cash reserves.

The Company has generated a net loss from continuing operations for the nine months ended September 30, 2018 of approximately $5,946,000. As of September 30, 2018, the Company had current assets of $163,000, which included cash and cash equivalents of $42,000, accounts receivable of $83,000 and trading securities of approximately $12,000.

During the nine months ended September 30, 2018, the Company has met its capital requirements through a combination of collection of receivables, the sale of restricted common stock of $905,000, related party short-term advances of $178,000, borrowing from a related party line of credit of $200,000, convertible debt borrowing from third-party lenders of $400,000, and through the use of existing cash reserves.

On April 20, 2018. the Company signed a convertible promissory note with a third-party lender for up to $475,000 (net of original issue discount of $25,000). The note is for 12 months with interest at 8% per annum on the unpaid principal amount. The note holder has the right, at any time on or after 181 calendar days after the date of the note, to convert all or any portion of the outstanding principal and interest into the Company’s restricted common stock at $0.20 per share. On April 26, 2018 the Company borrowed $150,000 on this note.

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On May 22, 2018, the Company signed a convertible promissory note with a third-party lender for up to $250,000 (net of original issue discount of $25,000). The note is for 8 months with a one-time interest charge of 8% on the issuance date outstanding balance. The note holder has the right, at any time on or after the issuance date, to convert all or any portion of the outstanding principal and interest into the Company’s restricted common stock at $0.25 per share. On May 22, 2018 the Company borrowed $250,000 on this note.

As previously described, during the past two years we have invested in the Company’s future by working closely with the development team at Spectacle Games to optimize game play and expand the availability of our game Pocket Starships to more users through new and existing game portals, social networking sites and app stores throughout the world. During 2017, we signed an agreement with CBS Consumer Products that will allow the incorporation of intellectual property (IP) from various Star Trek television series into future Pocket Starships updates and expansions. Our Pocket Starships development team is already working on expansions of Pocket Starships to include the Star Trek IP, which we expect will be released during the second half of 2018. In Pocket Starships, players can build and pilot several ships and forge alliances on their quest for galactic domination. Players can perform or initiate various activities ranging from fighting pirates to participating in Faction Alerts. With the release of the expansion, those playing Pocket Starships will be able to explore new sectors and engage in exciting battles with the Borg and will be able to staff their ships with their favorite Star Trek characters from the Star Trek TV series franchise – including Star Trek: The Next Generation, Star Trek: Deep Space Nine, and Star Trek: Voyager, through a trading card expansion.

In addition, working together with the development team at Reset Studios LLC, we have developed of a new tapper game, Steven Universe: Tap Together, featuring characters and storylines from Steven Universe, a popular animated television series on Cartoon Network. Steven Universe: Tap Together was launched globally on the Google Play Store on August 2, 2018 and on the IOS App Store on August 9, 2018.

The Company will continue to seek additional capital through the sale of its common stock, debt financing and through expansion of its existing and new products. If these goals do not materialize as planned, we believe that the Company can reduce its operating and product development costs and that would allow us to maintain sufficient cash levels to continue operations. However, if we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

Comparison of 2017 to 2016

Operating Activities - For the year ended December 31, 2017 and 2016, the Company used cash for operating activities of $4,118,000 and $3,929,000, respectively. Operating activities consist of corporate overhead and development of our digital media publishing, advertising and gaming operations. Increases are due primarily to increases in rent, professional fees, and game development costs, partially mitigated by decreases in labor and other general and administrative expenses. See the above results of operations discussion for more details.

Investing Activities - During the year ended December 31, 2017, the Company paid $100,000 and is obligated to pay another $75,000 during 2018 for licensing rights to CBS Consumer Products that will allow the incorporation of intellectual property (IP) from various Star Trek television series into future Pocket Starships updates and expansions. During the year ended December 31, 2016, the Company received $783,000 in cash proceeds from sales of trading securities and used cash of $569,000 for the purchase of trading securities, property plant and equipment, and licensing rights.

Financing Activities - During the year ended December 31, 2017, the Company sold 750,000 shares of restricted common stock to an existing shareholder and former officer/employee for cash of $300,000. The common shares had a fair value of $510,000 at the date of sale, and as a result, the Company reflected an additional expense of $210,000 to account the difference between the sale price and the fair market value of common shares sold. The Company also obtained a revolving line of credit from Berkshire Capital Management Co., Inc. The line of credit allows the Company to borrow up to $1,000,000 with interest at 6% per annum. Repayment on the loan is due February 28, 2019. During 2017 we borrowed $800,000 on this line of credit. During the year ended December 31, 2016, the Company sold 100,000 shares of restricted common stock to a service provider for $15,000.

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During 2016 and 2017 we have invested in the Company’s future by working closely with the development team at Spectacle Games to optimize game play and expand the availability of Pocket Starships to more users through new and existing game portals, social networking sites and app stores throughout the world. In addition, working together with the development team at Reset Studios LLC, we have developed a new tapper game, Steven Universe: Tap Together, featuring characters and storylines from Steven Universe, a popular television series on Cartoon Network. Management’s plan for the next 12 months is to build upon this foundation and focus our efforts on marketing and optimizing user acquisition and retention. We will also continue to provide the monthly advances to Spectacle and Reset for further development, enhancement and maintenance of the existing games as needed to meet the needs of the users and maximize revenue into the future. In addition to our plans for Pocket Starships and Steven Universe: Tap Together, we will continue to seek additional games and apps to publish as we strive to broaden our range of products and increase revenues and operating cash flows. We expect these marketing, development and expansion plans will be financed through existing cash, operating cash flows from game revenues and other forms of financing such as the sale of additional equity and debt securities, capital leases and other credit facilities.

Comparison of The Nine Months Ended September 30, 2018 to 2017

Operating Activities - For the nine months ended September 30, 2018, the Company used cash in operating activities from continuing operations of $1,700,000. For the nine months ended September 30, 2017, the Company used cash in operating activities of $3,253,000. Operating activities consist of corporate overhead and development of our digital media publishing, advertising and gaming operations. Decreases are due to increased revenues combined with decreases in cash settled labor and related expenses, rent, professional fees, game development costs, and other general and administrative expenses. See the above results of operations discussion for more details.

Investing Activities – During the nine months ended September 30, 2018, the Company used cash of $25,000 for the purchase of software licensing rights. During the nine months ended September 30, 2017, the Company used cash of $100,000 for the purchase of software licensing rights.

Financing Activities - During the nine months ended September 30, 2018, the Company sold 6,700,000 shares of restricted common stock to third parties and one related party for $905,000, borrowed $55,000 from a related party short-term advance, borrowed $200,000 from a related party line of credit, and borrowed $400,000 from convertible debt from third-party lenders. During the nine months ended September 30, 2017, the Company sold 750,000 shares of restricted common stock to a former officer/employee for $300,000.

The Company expects future development and expansion will be financed through cash flows from operations and other forms of financing such as the sale of additional equity and debt securities, capital leases and other credit facilities. There are no assurances that such financing will be available on terms acceptable or favorable to the Company.

The Company currently does not have sufficient cash and liquidity to meet its anticipated working capital for the next twelve months. Historically, we have financed our operations primarily through private sales of our trading securities or through sales of our common stock. If our sales goals for our products do not materialize as planned, we believe that the Company can reduce its operating and product development costs that would allow us to maintain sufficient cash levels to continue operations. However, if we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

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GOVERNMENT REGULATIONS

The Company is subject to all pertinent Federal, State, and Local laws governing its business. Each subsidiary is subject to licensing and regulation by a number of authorities in its State or municipality. These may include health, safety, and fire regulations. The Company's operations are also subject to Federal and State minimum wage laws governing such matters as working conditions, overtime and tip credits.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Note 1 to the Consolidated Financial Statements describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. Estimates are used for, but not limited to, contingencies and taxes. Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the Consolidated Financial Statements.

REVENUE RECOGNITION

We determine revenue recognition by: (1) identifying the contract, or contracts, with our customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to performance obligations in the contract; and (5) recognizing revenue when, or as, we satisfy performance obligations by transferring the promised goods or services.

Through our wholly owned subsidiary SPYR APPS®, LLC, d/b/a SPYR GAMES, we develop, publish and co-publish mobile games, and then generate revenue through those games by way of advertising and in-app purchases. The Company’s dedicated mobile gaming applications can be downloaded through the app stores maintained by Apple and Google. The Company’s cross platform gaming application, which can be played on personal computers, Facebook and mobile devices, can be downloaded from the internet and Facebook as well as through the app stores maintained by Apple, Google and Amazon.

We operate our games as live services that allow players to play for free. Within these games players can purchase virtual items to enhance their game-playing experience. Our identified performance obligation is to display the virtual items within the game. Payment is required at time of purchase and the purchase price is a fixed amount.

Players can purchase our virtual items through various widely accepted payment methods offered in the games, including Apple iTunes accounts, Google Play accounts, Facebook local currency payments, PayPal and credit cards. Payments from players for virtual items are non-refundable and relate to non-cancellable contracts that specify our obligations.

For revenue earned through app stores, players utilize the app store’s local currency-based payments program to purchase virtual items in our games. For all payment transactions on these app store platforms, the app store remits to us 70% of the price we request to be charged to the player for each transaction, which represents the transaction price. We recognize revenue net of the amounts retained by the app stores for platform and payment processing fees.

STOCK-BASED COMPENSATION

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board (FASB) whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges

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generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company's stock option and warrant grants is estimated using the Black-Scholes Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes Option Pricing model and based on actual experience. The assumptions used in the Black-Scholes Option Pricing model could materially affect compensation expense recorded in future periods.

The Company also issues restricted shares of its common stock for share-based compensation programs to employees and non-employees. The Company measures the compensation cost with respect to restricted shares to employees based upon the estimated fair value at the date of the grant and is recognized as expense over the period which an employee is required to provide services in exchange for the award. For non-employees, the Company measures the compensation cost with respect to restricted shares based upon the estimated fair value at measurement date which is either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete.

LOSS CONTINGENCIES

The Company is subject to various loss contingencies arising in the ordinary course of business. The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss contingency is accrued when management concludes that it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. The Company regularly evaluates current information available to us to determine whether such accruals should be adjusted.

RECENT ACCOUNTING PRONOUNCEMENTS

See Note 1 of the consolidated financial statements for discussion of recent accounting pronouncements.

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DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following table sets forth the name, age, and position of each executive officer and director of the Company:

Director's Name	Age	Office	Term Expires
James R. Thompson, Esq	57	President, Chief Executive Officer & General Counsel	January 31, 2020

Joseph Fiore	57	Former Chairman of the Board of Directors	Resigned 8/1/18

Jennifer Duettra, Esq	40	Executive Vice President, Assistant General Counsel & Secretary	January 31, 2020

Barry D. Loveless, CPA	52	Chief Financial Officer	October 15, 2020

James Mylock, Jr.	52	Director	Next annual meeting

Tim Matula	57	Director	Next annual meeting

James R. Thompson - Effective February 1, 2015, James R. Thompson, Esq., was appointed the Company’s President and Chief Executive Officer for a term of five years. There was no arrangement or understanding between Mr. Thompson and any other person pursuant to which he was selected as an officer. There exists no family relationship between any director, executive officer, and Mr. Thompson. Since graduating law school in 1986, Mr. Thompson has been engaged in the private practice of law with an emphasis in the areas of business, real estate and construction law, representing clients in both transactional and litigation matters. Prior to completing his legal studies, Mr. Thompson was awarded a Bachelor of Science Degree in Business Administration from the University of Denver in 1983. Since the beginning of the Company’s last fiscal year, Mr. Thompson was not involved in any transaction with any related person, promoter or control person of the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

Joseph Fiore - Joseph Fiore was the Company’s Chairman until his resignation on August 1, 2018. In 1982, Mr. Fiore formed East Coast Equipment and Supply Co., Inc., a restaurant supply company that he still owns. Between 1982 and 1993, Mr. Fiore established 9 restaurants (2 owned and 7 franchised) which featured a 1950's theme restaurant concept offering a traditional American menu. Since the beginning of the Company’s last fiscal year, Mr. Fiore was not involved in any transaction with any related person, promoter or control person of the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

Jennifer Duettra - Effective February 9, 2015, Jennifer Duettra was appointed the Company’s Vice President and Assistant General Counsel for a term of five years. Effective April 1, 2015, Jennifer Duettra was appointed the Company’s Secretary. There was no arrangement or understanding between Ms. Duettra and any other person pursuant to which she was selected as an officer. There exists no family relationship between any director, executive officer, and Ms. Duettra. Since graduating from Harvard Law School in 2004, Ms. Duettra has been actively engaged in the practice of law. Prior to completing her law studies, Ms. Duettra attended Colorado State University where in 2001 she was awarded a Bachelor of Arts Degree in Speech Communication and Political Science. Since the beginning of the Company’s last fiscal year, Ms. Duettra was not involved in any transaction with any related person, promoter or control person of the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

Barry D. Loveless - Effective October 16, 2015, Barry D. Loveless was appointed the Company’s Chief Financial Officer for a term of five years. There was no arrangement or understanding between Mr. Loveless and any other

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person pursuant to which he was selected as an officer. There exists no family relationship between any director, executive officer, and Mr. Loveless. Mr. Loveless is a licensed Certified Public Accountant, graduating with a Bachelor of Arts degree in Accounting from the University of Utah in 1992. Mr. Loveless completed his Masters of Professional Accountancy degree from the University of Utah in 1993. Mr. Loveless has practiced as a licensed Certified Public Accountant since 1995. Since 1998, Mr. Loveless served as an officer and shareholder of Robison, Hill & Co. While at Robison, Hill & Co. Mr. Loveless focused on providing professional accounting services for various public company clients including financial statement audits and registration statements along with the annual, interim and information filings required by the Securities Exchange Commission. He is a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants. Since the beginning of the Company’s last fiscal year, Mr. Loveless was not involved in any transaction with any related person, promoter or control person of the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

James Mylock, Jr. has worked with Joseph Fiore in marketing and business development since graduating from the State University of New York at Buffalo in 1990. Since the beginning of the Company’s last fiscal year, Mr. Mylock was not involved in any transaction with any related person, promoter or control person of the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

Tim Matula joined Shearson Lehman Brothers as a financial consultant in 1992. In 1994 he joined Prudential Securities and when he left Prudential in 1997, he was Associate Vice President, Investments, Quantum Portfolio Manager. Since the beginning of the Company’s last fiscal year, Mr. Matula was not involved in any transaction with any related person, promoter or control person of the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

The Company's Certificate of Incorporation provides that the board of directors shall consist of from one to nine members as elected by the shareholders. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

Board Meetings and Committees

The Directors and Officers will not receive remuneration from the Company for attendance at Board Meetings or participation on Committees until a subsequent offering has been successfully completed, or cash flow from operations permits, all in the discretion of the Board of Directors. Directors may be paid their expenses, if any, of attendance at such meetings of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. No compensation has been paid to the Directors. The Board of Directors may designate from among its members an executive committee and one or more other committees. No such committees have been appointed.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of forms 3, 4, and 5 and amendments thereto, furnished to the Company during or respecting its last fiscal year, no director, officer, beneficial owner of more than 10% of any class of equity securities of the Company or any other person known to be subject to Section 16 of the Exchange Act of 1934, as amended, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act for the last fiscal year.

Audit Committee Financial Expert

The Company's board of directors does not have an "audit committee financial expert," within the meaning of such phrase under applicable regulations of the Securities and Exchange Commission, serving on its audit committee. The board of directors believes that all members of its audit committee are financially literate and experienced in business matters, and that one or more members of the audit committee are capable of: (i) understanding generally accepted accounting principles ("GAAP") and financial statements; (ii) assessing the general application of GAAP principles in connection with our accounting for estimates, accruals and reserves; (iii) analyzing and evaluating our financial statements; (iv) understanding our internal controls and procedures for financial reporting; and (v) understanding audit committee functions, all of which are attributes of an audit committee financial expert. However, the board of directors believes that there is not any audit committee member who has obtained these attributes through the experience

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specified in the SEC's definition of "audit committee financial expert." Further, like many small companies, it is difficult for the Company to attract and retain board members who qualify as "audit committee financial experts," and competition for these individuals is significant. The board believes that its current audit committee is able to fulfill its role under SEC regulations despite not having a designated "audit committee financial expert."

EXECUTIVE COMPENSATION

Our primary objective for of our senior officer compensation is to attract, motivate and retain qualified officers to lead the Company in the pursuit of its business goals and combine strategic thinking, creative talent, and strict corporate governance in order to position the Company to capitalize on a wide variety of business opportunities without being limited by any single industry or platform.

Compensation for executive officers is based upon their individual employment contracts with such base salary and annual bonuses as may be determined by the Chairman of the Board from time to time, payable in accordance with the regular practices of the Company.

The following table set forth the compensation of the Company’s executive officers for the year ended 2018 and 2017 .

	Summary Compensation Table
	Name & Principal Position	Year	Salary $		Stock Awards $		All Others $	Total $
	James R. Thompson	2018	$ 249,000	(1)	$ 500,000	(2)	$ -	$ 694,000
	Chief Executive Officer &	2017	$ 231,000	(3)	$ 678,000	(4)	$ -	$ 872,000
	General Counsel

	Barry D. Loveless	2018	$ 159,000	(5)	$ 48,000	(6)	$ -	$ 207,000
	Chief Financial Office	2017	$ 159,000		$ 110,000	(7)	$ -	$ 269,000

	Jennifer D Duettra	2018	$ 125,000	(8)	$ 125,000	(9)	$ -	$ 252,000
	Executive Vice President,	2017	$ 127,000		$ 169,000	(10)	$ -	$ 296,000
	Assistant General Counsel &
	Secretary

(1)	2018 Salary includes $138,000 unpaid accrued salaries for the year ended December 31, 2018.
(2)	2018 Stock Award includes 1,000,000 shares of restricted common stock valued at fair value on grant date February 1, 2018.
(3)	2017 Salary includes $37,000 unpaid accrued salaries for the year ended December 31, 2017.
(4)	2017 Stock Award includes 1,000,000 shares of restricted common stock valued at fair value on grant date February 1, 2017.
(5)	2018 Salary includes $26,000 unpaid accrued salaries for the year ended December 31, 2018.
(6)	2018 Stock Award includes 300,000 shares of restricted common stock valued at fair value on grant date October 16, 2018.
(7)	2017 Stock Award includes 300,000 shares of restricted common stock valued at fair value on grant date October 16, 2017.
(8)	2018 Salary includes $21,000 unpaid accrued salaries for the year ended December 31, 2018.
(9)	2018 Stock Award includes 250,000 shares of restricted common stock valued at fair value on grant date February 1, 2018.
(10)	2017 Stock Award includes 250,000 shares of restricted common stock valued at fair value on grant date February 1, 2017.

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Employment Agreements

Effective January 1, 1997, the Company entered into an employment Agreement with Joseph Fiore (the “Fiore Employment Agreement”) under which Joseph Fiore served as chairman of the board of the Company until his resignation on August 1, 2018. Pursuant to the Fiore Employment Agreement, Mr. Fiore was to be paid $50,000 in 1997 and $75,000 in 1998. In addition, Mr. Fiore was to receive family health insurance coverage until age 70 and life insurance coverage until age 70 with a death benefit of $1,000,000 and the use of an automobile, with all expenses associated with the maintenance and operation of the automobile paid by the Corporation. Mr. Fiore deferred all salaries and benefits under this agreement until the Company reaches profitability.

Effective February 1, 2015 the Company entered into an employment Agreement with James R. Thompson in which Mr. Thompson agreed to render services and assume fiduciary duties to protect and advance the best interests of the Company as Chief Executive Officer of the Company for a period of five years. Mr. Thompson’s duties include, but are not limited to: employing and terminating key employees, signing agreements and otherwise committing the Company consistent with policies and budgets established by the Company. The Company agreed to compensate Mr. Thompson with a base salary of $180,000 with annual predetermined increases paid in accordance with the regular payroll practices of the Company for executives, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations. In addition, at the beginning of each employment year, the Company agreed to issue to Mr. Thompson One Million (1,000,000) shares of the Company’s common stock. All common stock issued to Mr. Thompson was agreed to be restricted pursuant to Rule 144 and contained additional restrictions on Mr. Thompson’s re-sale limiting his sales to no more than 10,000 shares per day, plus an additional 10,000 shares per day for every 250,000 shares of daily trading volume. The Company also agreed to pay Mr. Thompson a signing bonus in the amount of $360,000.00 and to issue to Mr. Thompson 5,000,000 shares of the Company’s restricted common stock.

Effective February 1, 2015 the Company entered into an employment Agreement with Jennifer Duettra in which Ms. Duettra agreed to render services as Vice President and Assistant General Counsel to the Company for a period of five years. Ms. Duettra’s duties include, but are not limited to: providing such services and fiduciary duties as are necessary and desirable to protect and advance the best interests of the Company, signing agreements, and otherwise committing the Company consistent with policies and budgets established by the Company. The Company agreed to compensate Ms. Duettra with an annual base salary of $120,000, increased to $125,000 on February 1, 2016, paid in accordance with the regular payroll practices of the Company for executives, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations. In addition, at the beginning of each employment year, the Company agreed to issue to Ms. Duettra 250,000 shares of the Company’s common stock. All common stock issued to Ms. Duettra was agreed to be restricted pursuant to Rule 144, and contained additional restrictions limiting Ms. Duettra’s sales to no more than 5,000 shares per day for every 250,000 shares of daily trading volume. The Company also agreed to pay Ms. Duettra a signing bonus in the amount of $25,000, and issue to her 500,000 shares of the Company’s restricted common stock.

Effective October 16, 2015 the Company entered into an employment Agreement with Barry D. Loveless in which Mr. Loveless agreed to render services as Chief Financial Officer to the Company for a period of five years. Mr. Loveless’s duties include but are not limited to: providing such services and fiduciary duties as are provided by a Chief Financial Officer of a publicly traded fully reporting company in compliance with the 1934 Securities and Exchange Act, the 2002 Sarbanes-Oxley Act, and the Rules and Regulations promulgated by the Securities and Exchange Commission. The Company agreed to compensate Mr. Loveless with an annual base salary of $150,000, increased to $155,000 on October 16, 2016, paid in accordance with the regular payroll practices of the Company for executives, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations. In addition, at the beginning of each employment year, the Company agreed to issue to Mr. Loveless 300,000 shares of the Company’s common stock. All common stock issued to Mr. Loveless was agreed to be restricted pursuant to Rule 144, and contained additional restrictions limiting Mr. Loveless’s sales to no more than 5,000 shares per day for every 250,000 shares of daily trading volume. The Company also agreed to pay Mr. Loveless a signing bonus in the amount of 300,000 shares of the Company’s restricted common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

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Principal Shareholders

The table below sets forth information as to each person owning of record or who was known by the Company to own beneficially more than 5% of the 199,555,131 shares of issued and outstanding Common Stock of the Company as of February 27 , 2019, and information as to the ownership of the Company’s Stock by each of its directors and executive officers and by the directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them.

Name and Address of Beneficial Owners & Directors	Nature of Ownership	# of Shares Owned		Percent
Joseph Fiore	Common Stock	100,931,819	*	51%
Tim Matula	Common Stock	11,000,000		6%
James R. Thompson	Common Stock	10,000,000		5%
James Mylock, Jr.	Common Stock	4,760,184		2%
Jennifer Duettra	Common Stock	1,750,000		1%
Barry D. Loveless	Common Stock	1,500,000		1%
All Executive Officers and Directors as a Group (5 persons)	Common Stock	29,010,184		15%

*       Included 72,802,684 shares of common stock, 107,636 shares of Series A preferred stock (convertible to 26,909,028 common shares), and 20,000 shares of Series E preferred stock (convertible to 1,220,107 common shares).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 3, 2016, the Company sold trading securities with a cost basis of $510,000 and a fair value of $340,000 to Berkshire Capital Management Co., Inc. (“Berkshire”) for $500,000. Berkshire is controlled by Joseph Fiore, majority shareholder and former chairman of the board of directors of the Company. The Company reported the $160,000 difference between the value of the trading securities and cash sale price as contributed capital.

During May 2017, the Company sold 750,000 restricted common shares to a former officer/employee of the company for cash of $300,000. These shares were recorded at fair value of $510,000 with $210,000 being recorded in the statement of operations and comprehensive income as part of professional fees for the three months ended June 30, 2017.

On September 5, 2017, the Company obtained a revolving line of credit from Berkshire Capital Management Co., Inc. Berkshire is controlled by Joseph Fiore, majority shareholder and former chairman of the board of directors of the Company. The line of credit allows the Company to borrow up to $1,000,000 with interest at 6% per annum. The loan is secured by a first lien on all the assets of the Company and its wholly owned subsidiary SPYR APPS®, LLC. Repayment on the loan is due July 1, 2019 . As of February 27, 2019, the Company has borrowed $1,000,000 and accrued interest of $57,000. During 2018 and 2019 , the Company has received an additional $ 448 ,000 in the form of short-term advances from Berkshire Capital Management Co., Inc. The $ 448 ,000 short-term advances are due upon demand.

During January 2018, the Company issued 500,000 shares of restricted common stock to the father of an executive officer of the Company for cash of $50,000.

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Where You Can Find More Information

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this Prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

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The information in this Prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SPYR®, Inc.

Shares of Common Stock

Prospectus

February 27, 2019

Part II

Information Not Required in Prospectus

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholder will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling stockholder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$214

Accounting fees and expenses	$10,000

Legal fees and expenses	$10,000

Miscellaneous fees and expenses	$-

Total	$20,214

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Nevada law

Section 78.751 of the Nevada General Corporation Laws provides as follows: “78.751 Indemnification of officers, directors, employees and agents; advance of expenses. 1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the

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fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was lawful.”

“A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.”

“Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.”

“To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.”

“Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.”

“The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, the Company has sold the following unregistered securities:

Year Ended December 31, 2016

During the year ended December 31, 2016, the Company issued an aggregate of 1,843,987 restricted common shares to employees with a total fair value of $413,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date of the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2016, the Company issued an aggregate of 4,509,912 restricted common shares to consultants with a total fair value of $1,951,000. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date of the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2016, the Company issued an aggregate of 100,000 restricted common shares to consultants for cash of $15,000. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

Year Ended December 31, 2017

During the year ended December 31, 2017, the Company issued an aggregate of 750,000 restricted common shares to an existing shareholder and former officer/employee for cash of $300,000. The shares had a fair value of $510,000 at the date of sale, and as a result, the Company reflected an additional expense of $210,000 to account the difference between the sale price and the fair market value of common shares sold. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2017, the Company issued an aggregate of 2,050,000 restricted common shares to employees with a total fair value of $1,109,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date earned under the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2017, the Company issued an aggregate of 12,691,924 restricted common shares to consultants with a total fair value of $3,758,000. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date earned under the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

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During the year ended December 31, 2017, the Company issued an aggregate of 8,000,000 restricted common shares to third parties with a total fair value of $3,320,000. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date earned under the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

Year Ended December 31, 2018

During the year ended December 31, 2018, the Company issued 500,000 restricted common shares pursuant to stock purchase agreements with a related party for cash of $50,000. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2018 , the Company issued 6,200,000 restricted common shares pursuant to stock purchase agreements with third party investors for cash of $ 855,000 . The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2018 , the Company issued 1,550,000 restricted common shares to employees with a total fair value of $ 673,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date earned under the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2018 , the Company issued 6,068,681 restricted common shares pursuant to third party service agreements. These shares were recorded at fair value of $ 2,152,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date earned under the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2018, the Company issued 3,500,000 common shares pursuant to a court approved litigation settlement agreement. These shares were recorded at fair value of $1,983,000. The Company relied upon the Section 3(a)(10) exemption from the registration requirements of the 1933 Securities and Exchange Act; 15 U.S.C. §77a et seq.

Subsequent to December 31 , 2018

During February 2019, the Company issued 1,250,000 restricted common shares to employees with a total fair value of $131,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date earned under the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

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EXHIBITS

Exhibit No.	Description

3.1	Articles of Incorporation of SPYR®, Inc. (1)

3.2	Amended Articles of Incorporation of SPYR®, Inc. (1)

3.3	Bylaws of SPYR®, Inc. (1)

5.1	Opinion of Mailander Law Office, Inc.

10.1	Warrant Agreements First Fire (1)

10.2	Warrant Agreement Collier Investments, LLC (1)

10.3	Warrant Agreement William D. Moreland (1)

10.4	Convertible Note Collier Investments, LLC (1)

10.5	Stock Purchase Agreement Collier Investments, LLC (1)

10.6	Stock Purchase Agreement with Underlying Warrant Richard Goldfarb (1)

10.7	Consulting Agreement Callan Investments, LLC dba Kreloff Capital Partners (1)

10.8	Settlement Agreement with Zakeni Limited (1)

10.9	Warrant Agreements Zakeni Limited (1)

14.1	Code of Business Conduct and Ethics. (1)

23.1	Consent of Haynie & Company

23.2	Consent of Counsel (included in Exhibit 5.1 filed as Exhibit 5.1).

(1)                Incorporated by reference.

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Undertakings

(A) The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

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(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on February 27, 2019.

SPYR®, INC

By:	/s/ James R. Thompson
James R. Thompson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James R. Thompson	Chief Executive Officer	February 27, 2019
James R. Thompson	(Principal Executive Officer)

/s/ Barry Loveless	Chief Financial Officer	February 27, 2019
Barry Loveless	(Principal Financial Officer)

/s/ Timothy Matula
Timothy Matula	Director	February 27, 2019

/s/ James Mylock, Jr.
James Mylock, Jr.	Director	February 27, 2019

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